UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ARROW ELECTRONICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

OUR 2023 ANNUAL MEETING AND PROXY STATEMENT	Wednesday, May 17, 2023 at 8:00 a.m. MT Hilton Denver Inverness 200 Inverness Drive West Englewood, Colorado 80112

April 5, 2023

Dear Shareholder:

You are invited to Arrow Electronics, Inc.’s (“Arrow” or the “Company”) Annual Meeting of Shareholders (“Annual Meeting”) on Wednesday, May 17, 2023. The formal notice of the Annual Meeting and the Proxy Statement soliciting your vote at the Annual Meeting appear on the following pages.

The matters scheduled to be considered at the Annual Meeting are:		Arrow’s Board suggests following its recommended vote on each proposal as being in the best interests of Arrow and urges you to read the Proxy Statement carefully before you vote.
>	the election of the directors named in the Proxy Statement to serve as members of Arrow’s Board of Directors (“Board”) until Arrow’s 2024 annual meeting of shareholders;
>	the ratification of the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
>	the holding of an advisory vote to approve named executive officer compensation; and
>	the holding of an advisory vote to determine how often to hold the advisory vote to approve named executive officer compensation.
These matters are discussed more fully in the Proxy Statement.

Under the rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders online rather than mailing printed copies to each shareholder. Accordingly, you will not receive a printed copy of the proxy materials unless you request one. The Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting (“Notice”) includes instructions on how to access and review the proxy materials, and how to access your proxy card and vote online. If you would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice.

Please make sure you vote whether or not you plan to attend the Annual Meeting. You can cast your vote in person at the Annual Meeting, online by following the instructions on either the proxy card or the Notice, by telephone, or, if you received paper copies of the proxy materials, by mailing your proxy card in the postage-paid return envelope.

WHEN:

Wednesday, May 17, 2023
8:00 a.m. MT

WHERE:

Hilton Denver Inverness
200 Inverness Drive West

Englewood, Colorado 80112

AGENDA:

1. Elect the directors named in the Proxy Statement to serve as members of Arrow’s Board of Directors until Arrow’s 2024 annual meeting of shareholders.

2. Ratify the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

3. Hold an advisory vote to approve named executive officer compensation.

4. Hold an advisory vote to determine how often to hold the advisory vote to approve named executive officer compensation.

5. Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 5, 2023

You are invited to Arrow’s Annual Meeting on Wednesday, May 17, 2023. Only shareholders of record at the close of business on March 22, 2023, are entitled to notice of and to vote at the Annual Meeting.

Shareholders can vote online, by telephone, by completing and returning the proxy card, or by attending the Annual Meeting. The Notice and the proxy card have detailed instructions for voting, including voting deadlines.

Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free number on your proxy card to vote by telephone.	Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.	In Person Cast your vote in person at the Annual Meeting.

Shareholders may revoke a proxy (change or withdraw their votes) at any time prior to the Annual Meeting by following the instructions in the Proxy Statement.

You may request a printed copy of the proxy materials and Arrow’s 2022 Annual Report on Form 10-K by calling 1-800-579-1639 or sending an e-mail to investor@arrow.com.

The proxy materials and Arrow’s 2022 Annual Report (which is not a part of the proxy soliciting material) will be available through www.proxyvote.com on or about April 5, 2023, or at investor.arrow.com/financials/financial-results.

By Order of the Board of Directors,

Carine L. Jean-Claude Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on May 17, 2023

LETTER FROM THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

At Arrow, we guide innovation forward by driving demand and expanding addressable markets for our suppliers and customers via our technology-centric focus, go-to-market expertise, and supply chain services capabilities. We enable our suppliers to distribute their technologies and help our customers to source, build upon, and leverage these technologies to grow their businesses and enhance their overall competitiveness. We are a trusted partner in a complex value chain and are uniquely positioned through our electronics components and IT content portfolios to increase value for stakeholders.

With innovation and impact as our guides, we look to our long-term stock performance as a reflection of the effectiveness of our Arrow strategy over time. Further, through our Five Years Out mindset, we consistently inspire and deliver on our purpose: We enable technology solutions that make a positive difference in people’s lives; we guide the power of innovation to make the world better.

At Arrow, we understand the vital role we each play for the good of our business and stakeholders. Our team of over 22,000 employees across the world is the key to our competitive differentiation. This talented global and multicultural workforce powers our performance and value to our stakeholders.

In 2022, we delivered the strongest financial results of any year in the history of the Company, as detailed below under the subheading “2022 Business Strategy and Performance Highlights.” These results were made possible by our relentless focus on delivering excellence for our customers and suppliers, as well as our unwavering commitment to demonstrating our core Arrow values: ethical in how we conduct business; open-minded and courageous as we engage stakeholders; results-oriented and accountable for the quality and outcome of our work; innovative to grow value for stakeholders; and customer centricity that earns trust, loyalty, and repeat business.

While I am proud of what we accomplished in 2022, I know that market conditions continue to evolve. In 2023, we’ll be faced with new challenges and opportunities through which Arrow will continue to differentiate itself in the markets we serve, reflecting the strengths of our global team and business portfolio. I invite you to read more about Arrow’s corporate governance and executive compensation practices in the following pages. As always, we welcome your input and value your support.

Sincerely,

Sean J. Kerins
President and Chief Executive Officer

ARROW ELECTRONICS, INC.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2023

2023 ANNUAL
PROXY STATEMENT

PROXY STATEMENT

Annual Meeting Information

THE PURPOSE OF THIS PROXY STATEMENT

The Board of Arrow, a New York corporation, is furnishing this Proxy Statement to shareholders of record to solicit proxies to be voted at the Annual Meeting. By returning a completed proxy card, or voting by telephone or internet, you are giving instructions on how your shares are to be voted at the Annual Meeting.

VOTING INSTRUCTIONS

Invitation to the
Annual Meeting

Shareholders of record at the close of business on March 22, 2023, are invited to attend the Annual Meeting on Wednesday, May 17, 2023, beginning at 8:00 a.m. MT.

The Annual Meeting will be held at:

Hilton Denver Inverness 200 Inverness Drive West
Englewood, Colorado 80112

Please vote your shares by telephone or online, or if you received printed copies of the proxy materials, complete, sign, and date your proxy card and return it promptly in the postage-paid return envelope provided. You are urged to vote at your earliest convenience whether or not you plan to attend the Annual Meeting.

If your shares are held in “street name” (that is, in the name of a bank, broker, or other holder of record), you should receive instructions from the record shareholder that must be followed in order for such shares to be voted (including in person at the Annual Meeting). Internet and/or telephone voting will also be offered to shareholders owning shares in “street name” through most banks and brokers.

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares represented in a properly executed proxy card “FOR” all of the nominees for director named in this Proxy Statement, “FOR” the ratification of the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm, “FOR” approval of the named executive officer compensation as described in the Compensation Discussion and Analysis (“CD&A”) section contained herein, and for “ONE YEAR” as the frequency of future votes to approve named executive officer compensation.

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2023 ANNUAL
PROXY STATEMENT

SHAREHOLDERS ENTITLED TO VOTE

Only shareholders of record of Arrow’s common stock at the close of business on March 22, 2023 (“Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 57,573,947 shares of Arrow common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. The presence in person or by proxy of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum.

For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder during ordinary business hours at Arrow’s principal executive offices located at 9201 East Dry Creek Road, Centennial, Colorado 80112. In addition, a complete list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder during the meeting.

REVOCATION OF PROXIES

The person giving a proxy may revoke it at any time prior to the time it is voted at the Annual Meeting by giving written notice to Arrow’s Corporate Secretary, Carine L. Jean-Claude, at Arrow Electronics, Inc., 9201 East Dry Creek Road, Centennial, Colorado 80112. If the proxy was given by telephone or internet, it may be revoked by voting again via telephone or internet. You may also withdraw your proxy by attending the Annual Meeting and voting in person. If your shares are held in “street name,” you must contact the record holder of the shares regarding how to revoke your proxy.

COST OF PROXY SOLICITATION

Arrow pays the cost of soliciting proxies. Arrow has retained D.F. King & Co., Inc. to assist in soliciting proxies at an anticipated cost of approximately $21,000, plus expenses. Arrow will supply soliciting materials to the brokers, fiduciaries, and custodians holding Arrow common stock in a timely manner so that the brokers, fiduciaries, and custodians may send the materials to each beneficial owner. Arrow will reimburse the brokers, fiduciaries, and custodians for their expenses in so doing. In addition to this solicitation by mail, the Board, employees, and agents of the Company may solicit proxies in person, by electronic transmission, or by telephone.

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2023 ANNUAL
PROXY STATEMENT

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL		BOARD’S VOTING RECOMMENDATION
1	Election of the directors named in this Proxy Statement to serve as members of Arrow’s Board of Directors until Arrow’s 2024 annual meeting of shareholders	FOR Each Nominee

2	Ratification of the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR

3	Advisory vote to approve named executive officer compensation	FOR

4	Advisory vote on the frequency of future votes to approve named executive officer compensation	ONE YEAR

VOTING YOUR SHARES

Shareholders can vote online, by telephone, by completing and returning the proxy card, or by attending the Annual Meeting. The Notice and the proxy card have detailed instructions for voting, including voting deadlines.

Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free number on your proxy card to vote by telephone.	Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.	In Person Cast your vote in person at the Annual Meeting.

Arrow’s Board suggests following its recommended vote on each proposal as being in the best interests of Arrow and urges you to read this Proxy Statement carefully before you vote. Your vote is important regardless of the number of shares you own.

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2023 ANNUAL
PROXY STATEMENT

CERTAIN SHAREHOLDERS

HOLDERS OF MORE THAN 5% OF COMMON STOCK

The following table sets forth certain information with respect to the only shareholders known to the Company to own beneficially more than 5% of the outstanding common stock of Arrow as of March 22, 2023, unless otherwise noted.

Name and Address	Shares of Common Stock	% of Outstanding
	Beneficially Owned	Common Stock
BlackRock, Inc. (1)
55 East 52nd Street
New York, New York 10055	7,765,175	13.49%
The Vanguard Group (2)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355	6,834,048	11.87%
Cooke & Bieler LP (3)
2001 Market Street
Suite 4000
Philadelphia, Pennsylvania 19103	3,506,480	6.09%

(1)	Based upon a Schedule 13G/A filed with the SEC on January 26, 2023, reporting that as of December 31, 2022, BlackRock, Inc., a parent holding company, has sole voting power with respect to 7,154,558 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to all shares, and shared dispositive power with respect to 0 shares.

(2)	Based upon a Schedule 13G/A filed with the SEC on February 9, 2023, reporting that as of December 30, 2022, The Vanguard Group, a registered investment adviser, has sole voting power with respect to 0 shares, shared voting power with respect to 56,568 shares, shared dispositive power with respect to 147,706 shares, and sole dispositive power with respect to 6,686,342 shares.

(3)	Based upon a Schedule 13F Information Table filed with the SEC on February 8, 2023, reporting that as of December 31, 2022, Cooke & Bieler LP, an independent investment management firm, has sole voting power with respect to 2,101,703 shares, shared voting power with respect to 0 shares, shared dispositive power with respect to 480,100 shares and sole dispositive power with respect to 3,026,380 shares.

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2023 ANNUAL
PROXY STATEMENT

SHAREHOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the beneficial ownership of the Company’s common stock, as of March 22, 2023,  for each director and director nominee, each of the “Named Executive Officers” (each person who served as President and Chief Executive Officer (“CEO”) or Chief Financial Officer (“CFO”) during 2022, and each of the other three most highly compensated executive officers of the Company, referred to as “NEOs”), and all directors and executive officers as a group.

Shares of Common Stock Beneficially Owned
	Currently	Common	Acquirable	Total	% of Outstanding
Name	Owned (1)	Stock Units (2)	within 60 Days	Ownership	Common Stock
Michael J. Long	173,461	—	—	173,461	*
Barry W. Perry	—	72,854	1,663	74,517	*
William F. Austen	1,550	—	1,419	2,969	*
Fabian T. Garcia	—	1,301	1,419	2,720	*
Steven H. Gunby	—	14,041	1,419	15,460	*
Gail E. Hamilton	101	20,651	1,419	22,171	*
Andrew C. Kerin	—	23,562	1,419	24,981	*
Sean J. Kerins	128,107	—	—	128,107	*
Laurel J. Krzeminski	5,445	3,047	1,419	9,911	*
Carol P. Lowe	—	2,054	1,419	3,473	*
Mary T. McDowell	—	—	—	—	*
Stephen C. Patrick	1,550	55,705	1,419	58,674	*
Gerry P. Smith	—	1,008	1,419	2,427	*
Rajesh K. Agrawal	—	—	—	—	*
Kirk D. Schell	—	—	6,760	6,760	*
Gretchen K. Zech	57,329	—	—	57,329	*
Vincent P. Melvin	18,815	—	—	18,815	*
Richard A. Seidlitz	10,259	—	—	10,259	*
Christopher D. Stansbury	—	—	—	—	*
Total Directors’ and Executive Officers’ Beneficial Ownership as a Group (21 individuals)	414,711	194,223	21,194	630,128	1.1%

*	Represents holdings of less than 1%.
(1)	Includes shares directly owned and stock options granted under the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, as amended (“Omnibus Incentive Plan”) as well as shares owned independently.
(2)	Includes common stock units deferred by non-management directors and restricted stock units granted under the Omnibus Incentive Plan.

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2023 ANNUAL
PROXY STATEMENT

PROXY STATEMENT HIGHLIGHTS

COMPANY OVERVIEW

Arrow is a global technology distributor, driving demand and expanding addressable markets for suppliers and customers via our technology-centric focus, go-to-market expertise, and supply chain services capabilities. Arrow has one of the world’s broadest portfolios of product offerings available from leading electronic components and enterprise computing solutions suppliers. These product offerings, coupled with a range of services, solutions, and software, help industrial and commercial customers introduce innovative products, reduce time to market, and enhance overall competitiveness.

Arrow believes that economic success comes from more than just financial growth. As technology’s benefits reach more people, so expands Arrow’s addressable market, promoting a healthy economy.

Leadership Transitions

In 2022, Mr. Long transitioned from Chairman, President, and CEO to a newly created role of Executive Chairman of the Board (“Executive Chair”), and Mr. Kerins’ assumed the position of CEO and became a member of the Board.

In connection with this transition, the Board reviewed its leadership structure and determined to separate the roles of CEO and Board Chair. The Company’s Corporate Governance Guidelines (available under “Governance Documents” at the “Leadership and Governance” sub-link of the Investor Relations drop-down menu on investor.arrow.com) provide that when the role of Board Chair is filled by the CEO or there is an Executive Chair, the Board may appoint a lead director from among its independent members (“Lead Independent Director”). In connection with Mr. Long’s appointment as Executive Chair, the independent directors appointed Mr. Perry as Lead Independent Director.

The Board has determined that neither Mr. Long nor Mr. Perry will be nominated for re-election at the Annual Meeting. Mr. Long’s tenure as the Board’s Executive Chair and Mr. Perry’s tenure as Lead Independent Director will each thus end upon the conclusion of the Annual Meeting. In anticipation of the end of Mr. Long’s service as Executive Chair, the Board has appointed Mr. Gunby to serve as independent non-executive Board Chair, effective as of the conclusion of, and subject to his re-election at, the Annual Meeting. The Board believes that Mr. Gunby’s independence, deep understanding of Arrow’s business, valuable contributions to the Board during his tenure as a director, and relevant background and experience make him an ideal choice to provide leadership to the Board as its Chair.

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2023 ANNUAL
PROXY STATEMENT

EXECUTIVE COMPENSATION HIGHLIGHTS

Components of 2022 Compensation Program

	CEO	Other NEOs	Description

Annual Base Salary
> Base salary is set at market-competitive levels relative to comparable jobs at similar companies and also reflects the experience, potential, and performance of executives
CASH
Annual Cash Incentive Compensation

>
Annual cash incentives are performance-based rewards for the attainment of pre-established financial and strategic targets
>
Based on financial and quantitative strategic metrics – Absolute EPS (70%) and Strategic ESG Goals (30%)

Long-Term Incentive Compensation

>
Long-term incentives promote a balanced focus on driving performance, retaining talent, and aligning the interests of the Company’s executives with those of its shareholders
>
50% Performance Stock Units and 50% Restricted Stock Units

EQUITY

CHANGED FOR 2022

Beginning in 2022, incorporated quantitative performance objectives related to carbon emission reduction and diversity and equality-related measures into our executive annual cash incentive plan and disclosures.

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2023 ANNUAL
PROXY STATEMENT

CORPORATE GOVERNANCE HIGHLIGHTs

Arrow believes that good corporate governance is critical to achieving long-term shareholder value. The following table highlights some of Arrow’s corporate governance practices and policies:

● ● ● ● ● ● ● ● ●	● ● ● ● ● ● ●
●
Annual election of directors
●
Recommendation for annual advisory say-on-pay vote (see Proposal 4)
●
All director nominees other than our CEO are independent
●
Independent non-executive Board Chair
●
Lead Independent Director in event Board Chair is not independent
●
Independent committees
●
Rigorous stock ownership guidelines for directors and certain key executives
●
Anti-hedging and anti-pledging policy
●
Ongoing succession planning for executive leadership team and directors
●
25% new directors since 2021
●
Board committee oversight of ESG matters

●
Proxy access rights for shareholders
●
Amended and restated the Company’s by-laws (the “By-laws”) to provide for universal proxy card for management and shareholder Board nominees
●
Annual Board and committee self-assessments and individual director peer evaluations
●
Resignation policy for directors not receiving a majority vote (see description below under subheading “Director Resignation Policy”)
●
Active shareholder engagement (see description below under subheading “Shareholder Feedback and 2022 Say-on-Pay”)
●
Clawback policy
●
Worldwide Code of Business Conduct and Ethics, applicable to all directors, officers, and employees
●
No shareholder rights plan (“poison pill”)

COmmitment to board diversity

The Arrow Board prioritizes diversity in its recruitment of directors and has retained a recruitment firm to assist the Board in actively identifying and evaluating potential diverse Board candidates with the expectation that candidate slates should include women and candidates of underrepresented race/ethnicity in addition to other diverse characteristics, which both supplement and complement the existing Board. Arrow is committed to building a Board that consists of the optimal mix of skills, experience, expertise, and diversity. Arrow’s Board consists of highly engaged, independent, and diverse directors that are actively involved in, among other things, strategic, risk, and management oversight.

Board Refreshment

The Board believes the fresh perspectives brought by newer directors are critical to a forward-looking and strategic-minded Board when appropriately balanced with the deep understanding of Arrow’s business provided by longer-serving directors. Accordingly, Arrow has maintained a deliberate mix of new and longer-tenured directors on the Board, and the Corporate Governance Committee is focused on ensuring the optimal mix of tenures, backgrounds, skills, and perspectives for Arrow. Since 2019, Arrow has added five new directors -  Messrs. Austen, Smith, Garcia, and Kerins, and Ms. Lowe – each of whom have different backgrounds and experiences to further enhance the oversight of Arrow’s strategic goals and initiatives and contribute to the development and expansion of the Board’s knowledge and capabilities. The Board has also nominated a new director, Mary McDowell, for election to the Board at the Annual Meeting.

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2023 ANNUAL
PROXY STATEMENT

Snapshot of Director Nominees

Below is a snapshot of the expected composition of Arrow’s Board immediately following the Annual Meeting, assuming the election of the ten nominees named in this Proxy Statement. The slate of ten director nominees includes three female nominees and one ethnically diverse nominee.

Skill/Experience	Nominees
Leadership Experience	10
Risk Management Experience	7
Global Business and Operations Experience	10
Financial Experience	8
Legal and Regulatory Oversight Experience	1
Technology Experience	6
Privacy and Information Security Experience	1
Cybersecurity Experience	2
Supply Chain Management Experience	3
Crisis Management Experience	6
Strategy and M&A Experience	10
Brand and Marketing Experience	5
Corporate Governance Experience	8
Human Capital Experience	7
Environmental and Climate Strategy Experience	5

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2023 ANNUAL
PROXY STATEMENT

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE OVERVIEW

At Arrow, doing good is good for business and our global community. We monitor and manage our environmental, social, and governance (“ESG”) opportunities and impacts and engage with shareholders and other stakeholders to help create a better tomorrow and to assure the long-term viability of our Company.

Arrow reduces environmental impact through responsible operations that include a focus on energy conservation, waste reduction, and minimizing emissions.

Arrow is powered by our people and talent growth is our mindset. We embrace inclusion and diversity as catalysts for innovation and provide equal opportunities for all. We believe our investment in our global team contributes to long-term value for our shareholders and creates a work environment that benefits every employee.

Arrow believes that our collaborative philanthropic endeavors engage customers and employees and contribute to the Company’s long-term value.

Arrow is committed to responsible corporate governance that we believe promotes the long-term interests of our shareholders and strengthens Board and management accountability.

Arrow continues to focus on expanding and elevating our oversight and management of ESG matters. The Board’s Corporate Governance Committee (the “Corporate Governance Committee”) has direct oversight of, and is committed to advancing, our ESG policies and practices, as outlined in its committee charter. Gretchen Zech provides executive-level leadership on ESG matters as Arrow’s Senior Vice President, Chief Governance, Sustainability, and Human Resources Officer.

Arrow intends to continue to evolve and integrate ESG in strategy and operations and related disclosures. To demonstrate Arrow’s commitment to the importance of these efforts, quantitative performance objectives related to carbon emission reduction and diversity and equality-related measures are components of our executive annual cash incentive plan for 2022 and 2023.

The 2022 ESG Report is available on our website at www.arrow.com/ESG. The 2022 ESG Report provides detail on Arrow’s ESG-related annual goals, progress updates, metrics, and initiatives, as well as Arrow’s current ESG-related certifications, ratings, and scores. This report also provides ESG data under the Sustainability and Accounting Standards Board and the Task Force on Climate-Related Financial Disclosures reporting formats. We invite you to review this report and share your thoughts with us at ESG@arrow.com.

Information on the Company’s website, including our ESG Reports, is not incorporated by reference into, and does not form part of, this Proxy Statement or any other report or document Arrow files with the SEC.

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2023 ANNUAL
PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW.

If elected by our shareholders at the Annual Meeting, each nominee will serve for a one-year term expiring at our 2024 annual meeting of shareholders. Each director will hold office until their successor has been elected and qualified or until the director’s earlier resignation or removal.

All nominees identified below, except Mary McDowell, are current members of the Board. They have been recommended for re-election to the Board by the Corporate Governance Committee and approved and nominated for re-election by the Board. In accordance with the By-laws, the ten nominees receiving a plurality of votes cast at the Annual Meeting will be elected directors, subject to the Director Resignation Policy described below.

An uncontested election of directors is not considered “routine” under the New York Stock Exchange (“NYSE”) rules. As a result, if a shareholder holds shares in “street name” through a broker, fiduciary, or custodian, the broker, fiduciary, or custodian is not permitted to exercise voting discretion with respect to this proposal. For this reason, if a “street name” holder does not give the broker, fiduciary, or custodian specific instructions, the shares will not be voted on this proposal, which is referred to as a “broker non-vote.” Broker non-votes and withholding authority to vote for a director nominee will have no effect on the outcome of this proposal (though a director nominee that receives a greater number of “WITHHELD” votes than “FOR” votes in an uncontested election is required by the Board’s Director Resignation Policy to tender their resignation from the Board, as discussed in greater detail below under the heading “Director Resignation Policy”).

BOARD MEMBERSHIP REQUIREMENTS

In accordance with the Company’s Corporate Governance Guidelines, members of the Board should have the following skills and abilities:

>	the education, business experience, and current insight necessary to understand the Company’s business;
>	the ability to evaluate and oversee direction, performance, and guidance for the success of the Company;
>	the ability to primarily represent the interests of the Company’s shareholders while being attuned to the needs of the Company’s employees, the community in which it operates, and other stakeholders, as such conditions can also impact long-term shareholder value;
>	independence and strength of conviction coupled with the ability to leave behind personal prejudice so as to be open to different points of view;
>	the willingness and ability to appraise the performance of executive management objectively and constructively and, when necessary, recommend appropriate changes;
>	the ability to devote the necessary interest and time to fulfill all director responsibilities over a period of years, including committing to prepare for, attend, and meaningfully participate in substantially all scheduled Board and Board committee meetings; and
>	all other criteria established by the Board from time to time, including functional skills, strategic leadership, international experience, or other attributes which will contribute to the development and expansion of the Board’s knowledge and capabilities.

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2023 ANNUAL
PROXY STATEMENT

BOARD NOMINATIONS AND SUCCESSION

During the course of the year, the Corporate Governance Committee discusses Board succession and evaluates potential Board candidates. The Corporate Governance Committee has retained a third-party recruitment firm to assist in identifying potential nominees.

The Company’s annual director nomination process involves assessments of qualifications, skills, and attributes necessary for successful contributions at the Board, Board committees, and individual director levels. This process assists the Board in determining who it should nominate to stand for election. In addition, the Corporate Governance Committee continually evaluates potential new candidates for Board membership which is taken into account when it recommends nominees for election.

The Corporate Governance Committee considers a number of different factors in evaluating potential candidates for Board membership, including:

>	diversity – age, gender, geographical, and ethnic/racial backgrounds;
>	core attributes – independence, high integrity and ethical standards, public company service, understanding or experience with complex public companies or like organizations, and ability to work collegially and collaboratively with other directors and management; and
>	skills – the skills set forth in Arrow’s Corporate Governance Guidelines and summarized under subheading “Board Membership Requirements” above, including, without limitation, financial literacy, industry experience, operational management experience, and senior executive experience.

The Corporate Governance Committee considers shareholder recommendations of Board nominees as well as those recommended by current directors, officers, employees, and others. Such recommendations may be submitted to Arrow’s Chief Governance, Sustainability, and Human Resources Officer, Gretchen Zech, at Arrow Electronics, Inc., 9201 East Dry Creek Road, Centennial, Colorado 80112, who will forward them to the Corporate Governance Committee. Possible candidates suggested by shareholders are evaluated by the Corporate Governance Committee in the same manner as other candidates.

The Corporate Governance Committee has retained the services of a third-party recruitment firm to assist its members in the identification and evaluation of potential nominees for the Board. The Corporate Governance Committee’s initial review of a potential candidate is typically based on the written materials provided to determine whether to interview the nominee. If warranted, the Corporate Governance Committee, the Board Chair or the Executive Board Chair (as applicable), the CEO, the Lead Independent Director (if applicable), and others, as appropriate, interview the potential nominees.

In 2022, the Company welcomed one new director to the Board, Mr. Kerins, in connection with his appointment as CEO of the Company. In February 2023, the Corporate Governance Committee also nominated Mary McDowell for election to the Board at the Annual Meeting. Ms. McDowell was identified by the Company’s third-party executive recruitment firm and, if elected to the Board at the Annual Meeting, will bring deep public-company experience to the Company’s Board, as further described below under the heading “Biographies of Director Nominees.”

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2023 ANNUAL
PROXY STATEMENT

DIVERSITY

Whenever the Corporate Governance Committee evaluates a potential candidate for Board membership, it considers that individual in the context of the composition of the Board as a whole. While the Company does not have a formal diversity policy, the Board believes that its membership should reflect diversity in its broadest sense to include, among other factors, gender and race/ethnicity. Consistent with that philosophy, the Board has taken measures to diversify its makeup:

>	All but one of the Company’s director nominees (i.e., Mr. Kerins) are independent and have a broad range of experience in varying fields, including software development and sales, business strategy consulting, hospitality services, consumer products, electronics and computer hardware manufacturing and distribution, business services, and telecommunication products and cloud services.
>	30% of the director nominees are women, and 10% are racially/ethnically diverse.
>	A majority of the Company’s director nominees hold or have held directorships at other U.S. public companies.
>	Seven of the director nominees, including the Company’s CEO, have served as chief executive officers, and all have demonstrated superb leadership, intellectual, and analytical skills gained from deep experience in management, finance, and corporate governance.
>	The Board has retained a recruitment firm to assist the Corporate Governance Committee in actively identifying and evaluating potential diverse Board candidates and sets clear expectations that candidate slates should include women and candidates of underrepresented race/ethnicity in addition to other diverse characteristics, which both supplement and complement the existing Board.

The Corporate Governance Committee is focused on continued diversity on the Board as it believes that the varied perspectives and experiences resulting from having a diverse Board enhance the quality of decision making. In particular, the Board is committed to identifying and evaluating highly qualified women and under-represented race/ethnicity candidates as well as candidates with other diverse backgrounds, industry experience, and other unique characteristics. For example, two recent additions to the Board, Carol P. Lowe and Fabian T. Garcia, have added valuable gender and ethnic diversity, respectively. Additionally, the Corporate Governance Committee has also nominated Mary McDowell, a woman, for election to the Board at the Annual Meeting.

The Corporate Governance Committee recognizes the evolving support for boards to achieve a target of 30% women representation, with some calling for that achievement by 2023. If all of the Company’s director nominees for the Annual Meeting are elected, the 30% gender diversity target would be achieved. The Corporate Governance Committee aims to maintain the 30% gender diversity goal going forward. Over the course of 2023, the Board expects to continue to work closely with the Corporate Governance Committee to identify potential additions to the Board and expects to give consideration to gender and/or racial/ethnic diversity in potential candidates, in addition to other diversity characteristics that may supplement and complement the existing Board. None of the Company’s director candidates are discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law.

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2023 ANNUAL
PROXY STATEMENT

Director Nominee Diversity and Experience Matrix*

Z
10 Director Nominees:	William Austen	Fabian Garcia	Steve Gunby	Gail Hamilton	Andrew Kerin	Sean Kerins	Carol Lowe	Mary McDowell	Stephen Patrick	Gerry Smith
Experience and Skills
Leadership	Leadership experience facilitates effective oversight of management, informs development of Company strategy, and enhances the Board’s succession planning process.

Risk Management	Experience assessing and managing risk enables directors to effectively oversee and mitigate the most significant risks facing Arrow.

Global Business and Operations

Background and experience managing global relationships and engaging with international stakeholders supports the Board’s oversight of key risks involving our global customer and supplier bases and of strategic decision-making relating to our complex worldwide business.

Financial

Demonstrated financial experience enables in-depth analysis of our financial statements and informed decision-making regarding our capital structure, financial transactions, and financial reporting processes.

Legal and Regulatory Oversight

Experience with legal and regulatory oversight enables directors to effectively oversee compliance with legal and regulatory requirements and the related policies, procedures, and controls for ensuring such compliance.

Technology

Experience navigating the ever-changing technology landscape enables sharpened oversight of the innovative products, services, and systems central to our business and supports the Company’s long-term strategic planning.

Privacy and Information Security

Experience with privacy and information security allows directors to assist the Company in maintaining an effective data privacy program focused on protecting employee and other third-party data in compliance with applicable regulations.

Cybersecurity	Cybersecurity experience is critical to helping Arrow manage and plan to defend against significant cybersecurity risks.

Supply Chain Management

Substantial knowledge of supply chain management enables enhanced oversight of our product and service offerings and sharpens focus on our business strategy to be the premier, technology-centric, go-to-market, and supply chain services company on the planet.

Crisis Management

In conjunction with the Board’s oversight of Arrow’s overall enterprise risk management, crisis management experience allows the Board to assist the Company in mapping out a crisis response plan and navigating a crisis in the rare event one should occur.

Strategy and M&A	Experience in strategic planning and mergers and acquisitions is critical in formulating and implementing Arrow’s continued growth strategy.

Brand and Marketing	Brand and marketing experience enables the Board to provide valuable insight into the alignment of brand definition with Arrow’s long-term strategy as a driver of value.

Corporate Governance

Directors with experience in corporate governance assist the Company in implementing effective and compliant corporate governance practices for the benefit of our various stakeholders in the continually evolving corporate governance landscape.

Human Capital

Human capital management experience supports the Board’s oversight of the development, implementation, and effectiveness of practices, policies, and strategies relating to Arrow’s workforce, including talent attraction and development, corporate culture, and diversity and inclusion.

Environmental and Climate Strategy

Experience in climate change risk management strategies and other climate-related issues enables enhanced Board oversight of environmental and climate related policies, strategies, compliance, and priorities.

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2023 ANNUAL
PROXY STATEMENT

10 Director Nominees:	William Austen	Fabian Garcia	Steve Gunby	Gail Hamilton	Andrew Kerin	Sean Kerins	Carol Lowe	Mary McDowell	Stephen Patrick	Gerry Smith
Background
Gender Identity
Male
Female
Non-binary
Race
American Indian or Alaska Native
Asian
Black or African American
Hispanic or Latino
Native Hawaiian or other Pacific Islander
White
Two or more races or ethnicities
Age/Tenure
Age	64	63	65	73	59	61	57	58	73	59
Years on the Board	3	2	6	15	13	1	2	0	20	3

*   This matrix illustrates the experience, skills, qualifications, and characteristics of the individuals nominated for election at the Annual Meeting, based on information self-reported to the Company by each applicable individual.

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2023 ANNUAL
PROXY STATEMENT

BIOGRAPHIES OF DIRECTOR NOMINEES

Based on each nominee’s experience, attributes, and skills, which exemplify the sought-after characteristics described above, the Corporate Governance Committee has concluded that each nominee possesses the appropriate qualifications to serve as a director of the Company.

Independent Director Committees: Corporate Governance	William F. Austen	Age: 64 Director Since: 2020
CAREER HIGHLIGHTS

Bemis Company, Inc., a global manufacturer of flexible packaging products and pressure-sensitive materials

●
President, Chief Executive Officer, and director from 2014 until Bemis was acquired by Amcor Limited in 2019.
●
Executive Vice President and Chief Operating Officer from 2013 to 2014.
●
Group President of Global Operations from 2012 to 2013.
●
Vice President of Operations from 2004 to 2012.

Morgan Adhesives Company

●
President and Chief Executive Officer from 2000 to 2004.

General Electric Company

●
Various positions from 1980 to 2000.

Tennant Company

●
A director (a public company) from 2007 to 2022.

Arconic Corporation

●
A director (a public company) since 2020.

REASONS FOR NOMINATION

As President and CEO of Bemis, Mr. Austen gained expertise in global manufacturing and operations, together with experience in international mergers and acquisitions and business integration. The Board believes that Mr. Austen’s experience with building high-performance, cross-functional teams coupled with his engineering background make him particularly valuable in guiding strategy for the Company’s engineering services.

CURRENT PUBLIC COMPANY DIRECTORSHIPS (OTHER THAN ARROW)

●Arconic Corporation

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2023 ANNUAL
PROXY STATEMENT

Independent Director Committees: Compensation	Fabian T. Garcia	Age: 63 Director Since: 2021
CAREER HIGHLIGHTS

Unilever PLC., a British multinational consumer goods company

●
President, Personal Care, and member of the Unilever Leadership Executive since 2022.
●
President, Unilever North America, and member of the Unilever Leadership Executive since 2020.

The Boston Consulting Group, an American global management consulting firm

●
Senior Advisor for consumer-packaged goods from 2018 to 2019.

Revlon, Inc.

●
President, Chief Executive Officer, and director from 2016 to 2018.

Colgate-Palmolive Company

●
Various positions from 2003 to 2016, beginning as President, Asia Pacific & Greater Asia Division, continuing as President, Latin America & Global Sustainability, and culminating as Chief Operating Officer, Global Innovation and Growth.

The Timberland Company

●
Senior Vice President, International Relations, from 2002 to 2003.

Chanel Ltd.

●
President, APAC and Member of the Executive Committee from 1996 to 2001.

Procter & Gamble Company

●
Various positions in the U.S., Japan, Taiwan, Venezuela, and Colombia, from 1980 to 1994.

Kimberly-Clark Corporation

●
A director (a public company) from 2011 to 2019.

REASONS FOR NOMINATION

Mr. Garcia is a global business leader with a strong track record and deep experience, including tenure as a public company CEO, with a keen understanding of global business strategy, international innovation and growth, geopolitical sensitivities, and financial, operational, and strategic leadership skills.  The Board believes that Mr. Garcia’s multicultural  and global experience are especially valuable in guiding the Company’s international strategy and fostering sustainable business practices and an inclusive corporate culture.

CURRENT PUBLIC COMPANY DIRECTORSHIPS (OTHER THAN ARROW)

●None

Independent Director Committees: Compensation	Steven H. Gunby	Age: 65 Director Since: 2017
CAREER HIGHLIGHTS

FTI Consulting, Inc. (“FTI”), a business advisory firm

●
President, Chief Executive Officer, and a director (a public company) since 2014.

The Boston Consulting Group (“BCG”)

●
Senior Partner and Global Leader of Transformation from 2010 to 2014.
●
Senior Partner and Chairman, North and South America from 2003 to 2009.
●
Held other major managerial roles in his capacity as a Senior Partner and Managing Director, such as serving as a member of BCG’s Executive Committee.
Breakthru Beverage Group LLC ● A director (a private company) from 2016 to 2018.

REASONS FOR NOMINATION

At FTI, Mr. Gunby’s focus has been turning FTI into a vibrant, profitable growth engine, through operational changes, changes in strategy, and significant changes in culture and leadership. At BCG, Mr. Gunby also focused on transformative growth, helping move the Americas operation from a period of flat headcount growth and diminished profitability to double-digit headcount and revenue growth, and substantially higher profit growth. The Board believes that Mr. Gunby’s experience as a President and CEO of an international consulting firm, which includes extensive human capital management experience, and his proven record of accomplishments make him a valuable member of the Board.

CURRENT PUBLIC COMPANY DIRECTORSHIPS (OTHER THAN ARROW)

●FTI Consulting, Inc.

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2023 ANNUAL
PROXY STATEMENT

Independent Director Committees: Audit & Corporate Governance	Gail E. Hamilton	Age: 73 Director Since: 2008
CAREER HIGHLIGHTS

Symantec Corporation

●
Executive Vice President from 2000 until her retirement in 2005.

Compaq Computer Corporation

●
Vice President and General Manager of the Communications Division from 1997 to 2000.

Hewlett-Packard Company

●
General Manager of the Telecom Platform Division from 1996 to 1997.

OpenText Corporation

●
A director (a public company) since 2006.

Ixia (acquired by Keysight Technologies in 2017)

●
A director (a public company) from 2005 to 2017.

Westmoreland Coal Company

●
A director (a public company) from 2011 to 2019.

REASONS FOR NOMINATION

Ms. Hamilton was responsible for designing, manufacturing, and selling electronic systems for more than 20 years. While at Symantec, a leading software company, Ms. Hamilton oversaw the profit and loss and operations of the enterprise and consumer business. In that role, she was responsible for business planning and helped steer the company through an aggressive acquisition strategy. She also oversaw Symantec’s cybersecurity function and services. The Board believes that Ms. Hamilton’s experience at Symantec makes her valuable in helping to guide the direction and strategy of Arrow’s Enterprise Computing Solutions business as well as brings to the Board insight into oversight of cybersecurity matters.

CURRENT PUBLIC COMPANY DIRECTORSHIPS (OTHER THAN ARROW)

●Open Text Corporation

Independent Director Committees: Corporate Governance	Andrew C. Kerin	Age: 59 Director Since: 2010
CAREER HIGHLIGHTS
Towne Park, a hospitality and healthcare parking solutions provider ● Chief Executive Officer since 2017. The Brickman Group, Ltd. ● Chief Executive Officer and a director from 2012 until 2016.

Aramark Corporation

●
Executive Vice President and Group President, Global Food, Hospitality and Facility Services from 2009 to 2012.
●
Executive Vice President and Group President, North America Food from 2006 to 2009.
●
Elected as an executive officer as Senior Vice President in 2004.
●
President, Aramark Healthcare and Education from 1995 to 2004.
●
A number of other management roles within Aramark Corporation. Under his leadership were all of Aramark’s food, hospitality, and facilities businesses, including the management of professional services in healthcare institutions, universities, schools, business locations, entertainment, and sports venues, correctional facilities, and hospitality venues.

REASONS FOR NOMINATION

Mr. Kerin brings over 30 years of experience leading business service companies and building service teams across the globe. The Board believes that Mr. Kerin’s deep operational and strategic expertise in the service industry as the CEO of Towne Park and formerly at the Brickman Group, along with his more than 17-year career with Aramark, makes him a valuable asset to the Board, particularly as the Company continues to build its services businesses.

CURRENT PUBLIC COMPANY DIRECTORSHIPS (OTHER THAN ARROW)

●None

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2023 ANNUAL
PROXY STATEMENT

President and Chief Executive Officer	Sean J. Kerins	Age: 61 Director Since: 2022
CAREER HIGHLIGHTS

Arrow Electronics, Inc.

●
President, Chief Executive Officer, and director since 2022.
●
Chief Operating Officer from 2020 to 2022.
●
President, Global Enterprise Computing Solutions from 2014 to 2020.
●
President, North American Enterprise Computing Solutions from 2010 to 2014.
●
Vice President, Storage and Networking from 2007 to 2010.

EMC Corporation ● Several sales, marketing, and professional services roles around the world from 1997 to 2007. Other Experience ● Various roles with Coopers & Brand Consulting and General Motors.

REASONS FOR NOMINATION

Mr. Kerins has served for 16 years at the Company in progressively more senior leadership and executive roles. The Board believes Mr. Kerins brings value to the Board from his understanding of the Company’s business and deep institutional knowledge of the Company. The Board believes that in Mr. Kerins’ role as CEO of the Company, Mr. Kerins can effectively communicate Board priorities to Company management and provide insight and feedback to the Board on behalf of Company management.

CURRENT PUBLIC COMPANY DIRECTORSHIPS (OTHER THAN ARROW)

●None

Independent Director Committees: Audit	Carol P. Lowe	Age: 57 Director Since: 2021
CAREER HIGHLIGHTS

FLIR Systems, Inc., a thermal imaging company

●
Executive Vice President and Chief Financial Officer from 2017 to 2021.

Sealed Air Corporation

●
Senior Vice President and Chief Financial Officer from 2011 to 2017.

Carlisle Companies Incorporated

●
President, Carlisle Food Service Products from 2011 to 2012.
●
President, Trail King Industries from 2008 to 2011.
●
Vice President and Chief Financial Officer from 2004 to 2008.

TCW Special Purpose Acquisition Corp.

●
A director (a public company) from 2021 to 2022.

EMCOR Group, Inc.

●
A director (a public company) since 2017.

Other Experience

●
A director of Novolex (a private company) since 2021.
●
Member of the Board of Visitors and Finance Committee, Fuqua School of Business since 2017.

REASONS FOR NOMINATION

Ms. Lowe has valuable experience and a depth of knowledge in many aspects of finance, as well as business services, strategic planning, business development, and information technology. The Board believes that her record of instilling knowledge-based, performance-driven cultures throughout her career enables her to provide insightful contributions to the Company. Ms. Lowe is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S-K.

CURRENT PUBLIC COMPANY DIRECTORSHIPS (OTHER THAN ARROW)

●EMCOR Group, Inc.

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2023 ANNUAL
PROXY STATEMENT

Mary T. McDowell	Age: 58 Director Since: --
CAREER HIGHLIGHTS

Mitel Networks Corporation, a global provider of telecommunication products and cloud services

●
President and Chief Executive Officer from 2019 to 2021.
●
A director (private company) from 2019 to 2022, and Board Chair from 2021 to 2022.

Polycom, Inc., an audio and video technology developer

●
Chief Executive Officer and a director (private company) from 2016 to 2018.

The Informa Group plc.

●
A director (UK public company) since 2018.
●
Senior Independent Director since 2021.

Bazaarvoice, Inc.

●
A director (public company) from 2014 to 2016, and Board Chair from 2015 to 2016.

UBM plc.

●
A director (UK public company) from 2014 to 2018.

Autodesk, Inc.

●
A director (public company) since 2010.
●
Compensation Committee Chair since 2012.

Other Experience:

●
Served as Executive Vice President at Nokia from 2004 to 2012.
●
Served in various executive, managerial, and other positions with Compaq Computer Corporation and Hewlett-Packard Company.

REASONS FOR NOMINATION

Ms. McDowell has strong strategic and operational leadership experience developed over an extensive career in the technology industry and owing to her previous roles as chief executive officer of two global technology-focused organizations and the chair of a corporate board of directors. The Board believes that this background will allow Ms. McDowell to effectively contribute to the Board’s overall leadership structure and provide valuable insights into the Company’s core businesses and the markets in which they operate. Ms. McDowell also has a proven track record leading strategic transformations and implementing cutting-edge innovation in the fast-moving technology space, including for global businesses with diverse product lines and extensive distribution networks, which the Board believes will help the Company develop, refine, and implement the Company’s growth strategy.

CURRENT PUBLIC COMPANY DIRECTORSHIPS (OTHER THAN ARROW)

●Autodesk, Inc.
●The Informa Group plc (London Stock Exchange)

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2023 ANNUAL
PROXY STATEMENT

Independent Director Committees: Audit	Stephen C. Patrick	Age: 73 Director Since: 2003
CAREER HIGHLIGHTS

Colgate-Palmolive Company

●
Vice Chairman in 2011 until his retirement that year.
●
Chief Financial Officer from 1996 to 2010.
●
In his more than 25 years at Colgate-Palmolive, he held positions as Vice President, Corporate Controller, and Vice President of Finance for Colgate Latin America.
Alternative Packaging Solutions ● A director (a private company) since 2016. ABC Company ● A director (a private company) since 2015.

REASONS FOR NOMINATION

The Board believes that Mr. Patrick’s experience and education make him an expert in financial matters. As the CFO of a successful public company, Mr. Patrick was responsible for assuring that all day-to-day financial transactions were accurately recorded, processed, and reported in all public filings. All of this requires a thorough understanding of finance, treasury, and risk management functions. In addition to his extensive financial expertise, Mr. Patrick brings to the Board executive leadership experience as a CFO of a large multinational company. Mr. Patrick is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S-K.

CURRENT PUBLIC COMPANY DIRECTORSHIPS (OTHER THAN ARROW)

●None

Independent Director Committees: Compensation & Corporate Governance	Gerry P. Smith	Age: 59 Director Since: 2020
CAREER HIGHLIGHTS

ODP Corporation, an American office supply holding company

●
Chief Executive Officer and director (a public company) since 2017.

Lenovo Group Limited

●
Executive Vice President and Chief Operating Officer from 2016 to 2017.
●
Executive Vice President and President of Data Center Group in 2016.
●
Chief Operating Officer of the Personal Computing Group and Enterprise Business Group from 2015 to 2016.
●
President of the Americas from 2013 to 2015.

Lenovo Group Limited (continued)

●
President, North America and Senior Vice President, Global Operations from 2012 to 2013.
●
Senior Vice President of Global Supply Chain from 2006 to 2012.

Dell Inc.

●
Served in a number of roles from 1994 to 2006.

REASONS FOR NOMINATION

Mr. Smith has technology industry-specific strategic, operational, and managerial expertise gained through a more than 25-year career with Lenovo and Dell. Additionally, the Board believes that Mr. Smith’s expertise in positioning companies for future growth and success, global business management experience, and strong track record in increasing operating profit and managing complex integrations for corporations are valuable qualifications on the Board.

CURRENT PUBLIC COMPANY DIRECTORSHIPS (OTHER THAN ARROW)

●ODP Corporation

21

2023 ANNUAL
PROXY STATEMENT

DIRECTOR RESIGNATION POLICY

The Board has adopted a Director Resignation Policy, which provides that in an uncontested election any director nominee that receives a greater number of votes “WITHHELD” from their election than votes “FOR” their election must tender a letter of resignation to the Board within 5 days of the certification of the shareholder vote for consideration by the Corporate Governance Committee. The Corporate Governance Committee must then consider whether to accept or reject the director’s resignation and promptly make a recommendation to the Board. The Board must then consider the resignation within 90 days following the date of the shareholders’ meeting at which the election occurred and then publicly disclose its decision. A director whose resignation is under consideration may not participate in the deliberations of the Corporate Governance Committee or Board regarding their resignation. The Director Resignation Policy can be found under “Governance Documents” at the “Leadership and Governance” sub-link of the Investor Relations drop-down menu on investor.arrow.com.

22

2023 ANNUAL
PROXY STATEMENT

THE BOARD AND ITS COMMITTEES

In 2022, the Board met in general sessions with the Executive Chair presiding, in meetings limited to non- management directors (which were presided over by the Lead Independent Director), and in various committees. Committee meetings are open to all members of the Board other than management directors during the sessions of the non-management directors of such committee meetings.

Committee memberships and chair assignments are reviewed no less than annually by the Corporate Governance Committee, which makes appointment and chair recommendations to the Board.

The table below reflects current committee memberships as of the date of this Proxy Statement.

Committee
Name	Independent	Audit	Compensation	Corporate Governance
Barry W. Perry (1)	X		M
William F. Austen	X			C
Fabian T. Garcia	X		M
Steven H. Gunby	X		C
Gail E. Hamilton	X	M		M
Andrew C. Kerin	X			M
Sean J. Kerins
Laurel J. Krzeminski (2)	X
Michael J. Long (3)
Carol P. Lowe	X	M
Stephen C. Patrick	X	C
Gerry P. Smith	X		M	M

C= Chair M= Member

(1)	Mr. Perry is not standing for re-election to the Board at the Annual Meeting.
(2)	Ms. Krzeminski is not standing for re-election to the Board at the Annual Meeting.
(3)	Mr. Long is not standing for re-election to the Board at the Annual Meeting.

BOARD LEADERSHIP STRUCTURE

The Board annually elects a Chair after taking into account the recommendation of the Corporate Governance Committee made following its annual review of the Board’s leadership structure, which typically takes place immediately after the annual shareholder meeting.

The Company does not require the separation of its Chair and CEO positions, but they are currently separate. The Board believes it is in the best interests of the Company to determine the separation of its Chair and CEO position based upon the circumstances at the time. As described under “Proxy Statement Highlights – Leadership Transitions” above, in 2022 Mr. Long transitioned from Board Chair and CEO to Executive Chair, Mr. Kerins was appointed as CEO and a member of the Board, and Mr. Perry was appointed as Lead

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2023 ANNUAL
PROXY STATEMENT

Independent Director. The duties of the Lead Independent Director have included: serving as a liaison between the Executive Chair and the independent directors; presiding at all meetings of the Board at which the Executive Chair is not present (including executive sessions of independent directors); approving Board agendas, materials, and meeting schedules; and having the authority to call meetings of independent directors. The Lead Independent Director was available for consultation and direct communication if requested by major shareholders.

In his role as Executive Chair, Mr. Long provided additional leadership to enhance the effectiveness and performance of the Board and support to the CEO and senior management of the Company, particularly on strategic matters.

2023 Board Leadership Following the Annual Meeting

As described above under “Proxy Statement Highlights – Leadership Transitions,” after the Annual Meeting, Mr. Long will no longer serve as Executive Chair or a director, Mr. Perry will no longer serve as Lead Independent Director or a director, and Mr. Gunby will serve as independent non-executive Board Chair (subject to his re-election at the Annual Meeting).

As discussed above, we currently have (and after the Annual Meeting will continue to have) a separate Board Chair and CEO structure. The Board concluded that having a non-CEO Board Chair is the most effective leadership structure for the Company at the present time because it allows our CEO to focus on the operations of our business while the Board Chair can focus on leading the Board in its responsibilities. Among other duties, the CEO is responsible for setting the Company’s performance and strategic direction and for day-to-day leadership, while the Board Chair, among other things, provides guidance to the CEO and management; reviews and approves the agenda for Board meetings; has the opportunity to review, revise and approve all Board meeting materials; acts as the key liaison between the Board and management; and presides over meetings of the full Board and of the independent directors.

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2023 ANNUAL
PROXY STATEMENT

COMMITTEES

Each of the committees of the Board operates under a charter, copies of which are available under “Governance Documents” at the “Leadership and Governance” sub-link of the Investor Relations drop-down menu on investor.arrow.com.

Audit Committee

Current Members	Key Responsibilities
Stephen C. Patrick, Chair[1] Gail E. Hamilton Carol P. Lowe
>
reviews with management and the Company’s independent auditor the Company’s annual and quarterly financial statements and recommends to the Board whether such financial statements should be included in the Company’s periodic reports filed with the SEC
>
reviews and evaluates Arrow’s financial reporting process and other matters, including its accounting policies, reporting practices, and internal accounting controls
>
reviews Arrow’s sustainability disclosures, including relevant environmental, social, and governance metrics
>
oversees Arrow’s data privacy and cybersecurity programs
>
monitors the scope and reviews the results of the audit conducted by Arrow’s independent registered public accounting firm
>
exercises oversight of related-person transactions
>
oversees Arrow’s ethics and compliance program and reporting
>
reviews ongoing assessments of the Company’s risk management processes and reviews material risks and contingent liabilities
>
reviews the following with the Corporate Audit Department (which reports to the Audit Committee) and management:
>
the scope of the annual corporate audit plan;
>
the results of the audits carried out by the Corporate Audit Department, including its assessments of the adequacy and effectiveness of disclosure controls and procedures, and internal control over financial reporting; and
>
the sufficiency of the Corporate Audit Department’s resources

25

2023 ANNUAL
PROXY STATEMENT

Key Activities in 2022
●
Supervised the Company’s ethics and compliance program, including regular review of whistleblower hotline complaints
●
Received regular cybersecurity updates from management and discussed cybersecurity risk
●
Reviewed and recommended to the Board approval of amendments to the Company’s asset securitization programs
●
Reviewed and recommended to the Board approval of expansion of the Company’s share repurchase program
●
Reviewed and discussed with management the Company’s top risks and other risk exposures and the steps taken to monitor and control those exposures

(1)	For committee leadership continuity, subject to his re-election at the Annual Meeting and the recommendation of the Corporate Governance Committee, the Board expects to appoint Mr. Patrick as Chair of the Audit Committee at the Board meeting immediately following the Annual Meeting.

The Board has determined that Ms. Lowe and Mr. Patrick are qualified as “audit committee financial experts,” as the term is defined in Item 407(d) of Regulation S-K. Ms. Laurel J. Krzeminski served on the Audit Committee for a portion of 2022, until departing the Committee on September 14, 2022.

Compensation Committee

Current Members	Key Responsibilities
Steven H. Gunby, Chair[1] Fabian T. Garcia Barry W. Perry Gerry P. Smith
>
develops and reviews Arrow’s executive compensation philosophy
>
implements compensation philosophy through compensation programs and plans to further Arrow’s strategy, drive long-term profit growth, and increase shareholder value
>
reviews and approves the corporate goals and objectives relevant to executive compensation
>
subject to review and ratification by all non-management Board members, reviews and approves the base salary, annual cash incentives, performance and stock-based awards, retirement, and other benefits for the Company’s  executives
>
reviews the performance of each of the NEOs and the Company as a whole
>
oversees the development, implementation, effectiveness, and disclosure of Arrow’s practices and strategies relating to human capital management

26

2023 ANNUAL
PROXY STATEMENT

Key Activities in 2022
●
Managed compensation-related decisions to facilitate several successful leadership transitions
●
Compensation Committee Chair participated in shareholder engagement meetings to gather feedback on the Company’s executive compensation programs, including compensation decisions related to leadership transitions that occurred in 2022
●
Added quantitative strategic ESG metrics to the annual incentive program based on shareholder feedback and the importance of these matters to Arrow’s long-term success
●
Oversaw the development of the human capital-related disclosures in Arrow’s inaugural ESG report

(1)	Upon recommendation of the Corporate Governance Committee, the Board has appointed Mr. Smith to be the Chair of the Compensation Committee, effective as of the conclusion of, and subject to his re-election at, the Annual Meeting. The Corporate Governance Committee and Board determined to appoint Mr. Smith as the Compensation Committee Chair as a replacement for Mr. Gunby, who the Board has appointed as Board Chair effective as of the conclusion of, and subject to his re-election at, the Annual Meeting.

The Compensation Committee may delegate authority from time to time to a subcommittee of one or more members of the Compensation Committee or to the CEO, if and when the Committee deems appropriate and in accordance with applicable rules and regulations. In 2022, the Compensation Committee directly engaged Pearl Meyer & Partners (“Pearl Meyer”) as a consultant to examine and report to the Compensation Committee on best practices in the alignment of compensation programs for the CEO and other members of senior management by providing competitive benchmarking data, analyses, and recommendations with regard to plan design and target compensation. In addition, Pearl Meyer provides guidance to the Corporate Governance Committee regarding non-management director compensation. Pearl Meyer does not provide any other services to the Company. These services have not and do not raise any conflicts of interest.

Corporate Governance Committee

Current Members	Key Responsibilities
William F. Austen, Chair[1] Gail E. Hamilton Andrew C. Kerin Gerry P. Smith
>
develops the corporate governance guidelines for Arrow
>
makes recommendations with respect to committee assignments, Company officer appointments, and other governance issues
>
evaluates each director nominee before recommending nominees for election to the Board
>
reviews and makes recommendations to the Board regarding the compensation of non-management directors
>
identifies and recommends new candidates for nomination to fill existing or expected director vacancies
>
engages in succession planning for the Company’s CEO
>
reviews and assesses the adequacy of Arrow’s code of business conduct and ethics
>
oversees significant shareholder engagement matters
>
oversees Arrow’s policies and practices relating to environmental, social, and governance matters to the extent not specifically delegated to other committees

27

2023 ANNUAL
PROXY STATEMENT

Key Activities in 2022
●
Reviewed the Company’s ESG developments and oversaw the preparation and publication of the Company’s inaugural ESG report
●
In connection with Mr. Long’s resignation as the Company’s CEO, recommended to the Board the appointment of Mr. Kerins as the Company’s new CEO and recommended changes to the Board’s leadership structure to create a new role for Mr. Long as Executive Chair, appoint Mr. Perry as Lead Independent Director, and separate the CEO and Board Chair roles
●
Helped facilitate several executive leadership changes during 2022, including by reviewing and recommending to the Board, among others, the appointment of a new CEO and CFO
●
Reviewed and recommended to the Board approval of updates to the Company’s Worldwide Code of Business Conduct and Ethics
●
Recommended to the Board modifications to the compensation of the Company’s non-employee directors (to be effective in 2023) to ensure non-employee director compensation remains competitive
●
Reviewed and recommended to the Board approval of an amendment and restatement of the Company’s By-laws

(1)	For committee leadership continuity, subject to his re-election at the Annual Meeting and the recommendation of the Corporate Governance Committee, the Board expects to appoint Mr. Austen as Chair of the Corporate Governance Committee at the Board meeting immediately following the Annual Meeting.

SUCCESSION PLANNING

The Board takes a proactive approach toward succession planning and talent management. In conjunction with the Corporate Governance Committee, the independent directors meet multiple times a year in executive sessions to evaluate succession planning for the CEO. The Board also reviews the annual performance of each member of the senior management team as well as succession planning for these executive roles with the CEO. Additionally, the CEO provides meaningful in- person opportunities for the Board to interact with key members of management beyond the Company’s executive officers on no less than a quarterly basis. The Board has a confidential plan to address any unexpected short-term absence of the CEO and other executives.

The Board considers diversity as an important factor in the Company’s succession plans and supports management’s efforts to enhance all aspects of diversity throughout the Company. As of January 1, 2023, 55% of the Company’s executive committee members were diverse based on gender or race/ethnicity.

The Board, in conjunction with the Corporate Governance Committee, also performs ongoing succession planning for directors. The Corporate Governance Committee meets routinely to discuss board composition, including Board recruitment efforts, and identifies and evaluates potential director nominees. If the Board’s director nominees included in this Proxy Statement are elected at the Annual Meeting, 40% of the Company’s directors will be new since 2021. The Corporate Governance Committee also actively considers rotation of independent directors through the Board’s committees to introduce fresh perspectives and broaden and diversify the views and experiences represented on the Board’s committees.

ENTERPRISE RISK MANAGEMENT

Under the Company’s Corporate Governance Guidelines, the entire Board is responsible for reviewing and assessing risks facing the Company and management’s approach to addressing such risks. The role of the Board and its committees is to promote the best interests of the Company and its shareholders by overseeing the management of Arrow’s business, assets, and affairs, which includes oversight of risks the Company faces, including through an enterprise risk management (“ERM”) framework.

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Management is responsible for the design and execution of the ERM framework, implementing the risk management strategy, and developing policies, controls, processes, and procedures to identify and manage risks. The Company’s internal auditors also support risk identification and risk monitoring within the Company. Arrow’s CEO has the ultimate management authority for ERM, including responsibility for capability development, risk identification and assessment, and policies and governance, as well as strategies and actions to address enterprise risk.

Our Board exercises oversight of the ERM framework, both as a full Board and through its standing committees. An important element of our Board’s oversight involves regular interaction among our Board and senior management regarding the Company’s risk exposures and mitigation efforts as they relate to the Company’s business strategy, operations, and values. Our CEO communicates regularly with the Board on such matters. In addition, our internal audit department periodically reports to the Audit Committee on their evaluation of management’s effectiveness in addressing risks by providing a comprehensive review of certain business and related risks. Our Chief Compliance Officer, who reports to our Chief Legal Officer, also regularly updates the Audit Committee on legal and compliance matters and risks. Additionally, the Board conducts an annual review of strategic and enterprise risks.

Risk oversight in certain areas is the responsibility of a Board committee, such as the Audit Committee’s oversight of issues related to internal control over financial reporting and regulatory compliance as well as the Company’s data privacy and cybersecurity; the Corporate Governance Committee’s oversight of the Board’s succession planning and governance; and the Compensation Committee’s oversight of risks related to compensation programs and strategies relating to human capital management. Additionally, under the committees’ charters, they have resources and access to outside advisors to assist in oversight of relevant risks. For example, each year the Compensation Committee engages Pearl Meyer to conduct a risk assessment on the Company’s executive compensation programs.

More information about specific risks facing the Company are set forth in the Company’s other SEC filings, including under the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K.

COMPENSATION RISK ANALYSIS

The Company believes that its executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. The following features of the Company’s executive incentive compensation program illustrate this point:

>	performance goals and objectives reflect a balanced mix of performance measures to avoid excessive weight on any specific goal or performance measure;
>	annual and long-term incentives provide a defined range of payout opportunities (ranging from 0% to 170% of target for annual cash incentives for the NEOs and 0% to 185% for long-term incentives);
>	total direct compensation levels are heavily weighted on long-term, equity-based incentive awards that vest over a number of years;
>	equity incentive awards that vest over a number of years are granted annually so executives always have unvested awards that could decrease significantly in value if the business is not managed for the long-term;
>	the Company has executive stock ownership guidelines so that the component of an executive’s personal wealth that is derived from compensation from the Company is tied to the long-term success of the Company; and
>	the Compensation Committee retains negative discretion to adjust compensation based on the quality of Company and individual performance and adherence to the Company’s ethics and compliance programs, among other things.

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Based on the above combination of program features, the Company believes that: (i) its executives are encouraged to manage the Company prudently and (ii) its incentive programs are not designed in a manner that encourages executives to take risks that are inconsistent with the Company’s or shareholders’ best interests.

Further, at the Compensation Committee’s request, Pearl Meyer annually assesses the risks associated with the Company’s short-term and long-term incentives, the results of which are discussed by the Compensation Committee. In 2022, Pearl Meyer did not recommend any plan design changes to mitigate risk exposure further. The Compensation Committee concluded that the overall design of the Company’s compensation programs maintained an appropriate level of risk.

It is the Company’s opinion that its compensation policies and practices for all employees do not create risks that could have a material adverse effect on the Company. The Company delivers to its entire employee base in the aggregate most of its compensation in the form of base salary with smaller portions delivered in the form of cash incentives and long-term incentives. The Company’s cash incentive compensation plans, which represent the primary variable component of compensation, have been designed to drive the performance of employees working in management, sales, and sales-related roles. These plans are typically tied to the achievement of sales/financial and ESG goals that include maximums designed to prevent “windfall” payouts.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE OVERSIGHT

The Corporate Governance Committee is tasked with responsibility for overseeing the Company’s policies and practices relating to ESG matters to the extent not specifically delegated to other committees. The Compensation Committee is tasked with responsibility for overseeing the development, implementation, and effectiveness of the Company’s practices, policies, and strategies relating to human capital management as they relate to the Company’s workforce generally, including but not limited to policies and strategies regarding recruiting, selection, talent development and progression, corporate culture, and diversity and inclusion. The Compensation Committee is also tasked with responsibility for reviewing the Company’s disclosures with respect to human capital management. The Audit Committee is tasked with reviewing the Company’s sustainability disclosures, including relevant ESG metrics. The Company is committed to executive-level leadership on ESG matters and Gretchen Zech oversees ESG matters as Senior Vice President, Chief Governance, Sustainability, and Human Resources Officer.

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Our ESG Governance Structure

INFORMATION SECURITY, PRIVACY, AND COMPLIANCE OVERSIGHT

The Audit Committee oversees Arrow’s management of privacy, security, and cyber security risks. The Audit Committee receives and reviews reports from Corporate Audit, Legal and Compliance, Information Technology, and Enterprise Security. These reports include updates on cybersecurity risks, technical developments in addressing cyber security risks, regulatory updates, and the results of recent audits and reviews.

BOARD AND COMMITTEE ASSESSMENTS

In accordance with the Company’s Corporate Governance Guidelines, the Board assesses its processes and performance at least annually. During this assessment, the directors evaluate the Board’s contribution and review areas where the Board and/or management believe a better contribution could be made. If desired by any director, the independent directors will meet in executive session to discuss Board processes and performance without the Executive Chair, CEO, or any other management directors in attendance. The Corporate Governance Committee oversees the Board’s self-assessment process. Pursuant to the Company’s Corporate Governance Guidelines and the committee charters, the Audit Committee, Corporate Governance Committee, and Compensation Committee each conduct an annual performance evaluation of their respective committees.

INDEPENDENCE

The Company’s Corporate Governance Guidelines state that the Board should consist primarily of independent, non-management directors. For a director to be considered independent under the guidelines, the Board must determine that the director does not have any direct or indirect material relationships with the Company. Further, the Board determines whether any director is involved in any activity or interest that conflicts with or might appear to conflict with their fiduciary duties. A non-management director must also meet the independence standards in the NYSE listing rules, which the Board has adopted as its standard, as set forth in Arrow’s Corporate Governance Guidelines.

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The Board evaluated the independence of each current director, each person who served as a director at any time during 2022, and each director nominee, and has determined that all such persons, other than Messrs. Long and Kerins, satisfy both the NYSE’s independence requirements and the Company’s guidelines. Messrs. Long and Kerins were determined not to be independent by virtue of their employment with the Company. All director nominees are independent except for Mr. Kerins.

As required by the Company’s Corporate Governance Guidelines and the NYSE’s listing rules, all members of the Audit, Compensation, and Corporate Governance Committees are independent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is a present or former employee of the Company. Additionally, no member of the Compensation Committee has a relationship that requires disclosure of a Compensation Committee interlock.

MEETINGS AND ATTENDANCE

Consistent with the Company’s Corporate Governance Guidelines, it is the general practice of the Board for all its non- management directors to meet separately (without Company management present) either prior to or after regularly scheduled Board meetings, with the Lead Independent Director presiding (if applicable). In 2022, these non-management director meetings totaled five in number.

During 2022, there were five meetings of the Board, eight meetings of the Audit Committee, four meetings of the Compensation Committee, and five meetings of the Corporate Governance Committee. All the directors attended 75% or more of all of the meetings of the Board and the committees on which they served. The Company encourages its directors to be present at the Annual Meeting. In 2022, all directors except for one attended the annual meeting of shareholders telephonically or in person.

DIRECTOR COMPENSATION

For 2022, the non-management members of the Board (that is, all members except Messrs. Long and Kerins, who did not receive any compensation for their Board service) received the following fees in cash, which did not change as compared to the 2021 non-management director compensation program:

Annual fee	$100,000
Annual fee for service as Corporate Governance Committee Chair	$10,000
Annual fee for service as Compensation Committee Chair	$20,000
Annual fee for service as Audit Committee Chair	$25,000

In addition to the cash fees for 2022 and consistent with the 2021 non-management director compensation program, each non-management director received an annual grant of restricted stock units (“RSUs”) valued at $175,000, based on the fair market value of Arrow common stock on the date of grant. Further, the Lead Independent Director received another annual award of RSUs valued at $30,000 in recognition of the additional responsibilities associated with such position. As of the grant date, the RSUs are unvested and forfeitable. The RSU awards will become 100% vested and non-forfeitable on the day before the annual meeting of shareholders the year following grant. The awards will be distributed based on an annual election made by each non-management director that is either (i) the first anniversary of the grant date, or (ii) following the grantee’s separation from service provided that they continuously served on the Board from the grant date through the vesting date. If the grantee’s service with the Board is terminated for any or no reason prior to the vesting date, the RSUs will be immediately and irrevocably canceled. Each non-management director makes

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an annual election the year preceding the annual grant as to the distribution between the two options as outlined above.

The following table shows the total dollar value of compensation granted or earned by all non-management directors in or in respect to 2022.

2022 Non-Management Director Compensation
Name	Fees Earned ($)(4)	Stock Awards ($)(5)	Total ($)
Barry W. Perry	100,000	205,000	305,000
William F. Austen	105,000	175,000	280,000
Fabian T. Garcia (1)	100,000	335,400	435,400
Steven H. Gunby	120,000	175,000	295,000
Gail E. Hamilton	100,000	175,000	275,000
Richard S. Hill (2)	50,000	—	50,000
Andrew C. Kerin	105,000	175,000	280,000
Laurel J. Krzeminski	100,000	175,000	275,000
Carol P. Lowe (3)	100,000	291,700	391,700
Stephen C. Patrick	124,750	175,000	299,750
Gerry P. Smith	100,000	175,000	275,000

(1)	Due to his commencement of Board service in 2021 and in lieu of receiving a 2021 RSU grant, Fabian T. Garcia received an additional annual award in 2022 prorated for the period June 1, 2021 to May 10, 2022.
(2)	Richard S. Hill served as a non-management director in 2022 from January 1 to May 11, 2022.
(3)	Due to her commencement of Board service in 2021 and in lieu of receiving a 2021 RSU grant, Carol P. Lowe received an additional annual award in 2022 prorated for the period September 15, 2021 to May 10, 2022.
(4)	Messrs. Perry, Gunby, and Kerin and Ms. Lowe deferred 100% of their retainers in deferred stock units; and Mr. Patrick deferred 25% of his retainer in deferred stock units.
(5)	The balances of each non-management director’s equity-based awards as of December 31, 2022 (including vested and deferred RSUs) are set forth in the table below:

2022 Non-Management Directors
	Unvested Restricted Shares
Name	or Restricted Stock Units	Deferred Restricted Stock Units	Unexercised Stock Options
Barry W. Perry	1,663	72,654	—
William F. Austen	1,419	—	—
Fabian T. Garcia	1,419	1,301	—
Steven H. Gunby	1,419	13,799	—
Gail E. Hamilton	1,419	20,651	—
Richard S. Hill	—	—	—
Andrew C. Kerin	1,419	23,361	—
Laurel J. Krzeminski	1,419	3,047	—
Carol P. Lowe	1,419	1,853	—
Stephen C. Patrick	1,419	55,642	—
Gerry P. Smith	1,419	1,008	—

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Under the terms of the Non-Employee Director Deferred Compensation Plan, non-management directors may defer the payment of all or a portion of their annual retainers until the end of their service on the Board. Unless the director chooses a different amount, 50% of the director’s annual retainer fee is automatically deferred and converted to units of Arrow common stock. The units held by each director are included under the heading “Common Stock Units” in the table labeled “Shares of Common Stock Beneficially Owned.” The amounts deferred by each director for 2022, to the extent there are any, are included under the column “Fees Earned” in the table labeled “2022 Non- Management Director Compensation” above. All deferrals under the plan will be paid upon separation of service from the Board.

For stock awards outlined in the table labeled “2022 Non-Management Director Compensation,” each director is given the option to have their RSUs converted to shares (i) on the first anniversary of the grant date or (ii) following the grantee’s separation from service provided that they continuously served on the Board from the grant date through the vesting date. Messrs. Austen, Hill, Kerin, and Patrick and Mses. Hamilton and Krzeminski elected to have their 2022 RSU awards converted to shares one year after the grant.

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board believes that stock ownership by its directors strengthens their commitment to the Company’s long-term future and further aligns their interests with those of the shareholders generally. As a result, the Corporate Governance Guidelines specifically state that directors are expected, over time, to own beneficially shares of the Company’s common stock having a value of at least three times their annual retainer fee (including shares owned outright, vested shares of restricted stock or RSUs, and common stock units in a deferred compensation account). All directors either own the required number of shares or, in the case of recently appointed directors, are accumulating and retaining shares at a pace sufficient to meet the requirement.

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AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board by overseeing: (i) the Company’s financial statements and internal controls; (ii) the independent registered public accounting firm’s qualifications and independence; and (iii) the performance of the Company’s corporate audit function and of its independent registered public accounting firm.

On the date of the adoption of this Report, the Audit Committee consisted of three directors, all considered independent in accordance with NYSE listing standards and other applicable regulations. The Board has determined that committee members Ms. Lowe and Mr. Patrick are “audit committee financial experts” as defined by the SEC.

Company management has the primary responsibility for the preparation of the financial statements and for the reporting process, including the establishment and maintenance of Arrow’s system of internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles (“GAAP”), and auditing the Company’s internal controls over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q, and the 2022 Annual Report on Form 10-K. Such reviews included a discussion of critical or significant accounting policies, the reasonableness of significant judgments, the quality (not just the acceptability) of the accounting principles, the reasonableness and clarity of the financial statement disclosures, and such other matters as the independent registered public accounting firm is required to review with the Audit Committee under the standards promulgated by the Public Company Accounting Oversight Board. The Audit Committee also discussed with both management and the Company’s independent registered public accounting firm the design and efficacy of the Company’s internal control over financial reporting.

In addition, the Audit Committee received from and discussed with representatives of the Company’s independent registered public accounting firm the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence) and considered the compatibility of non-audit services rendered to Arrow with the independence of the Company’s independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee also discussed with the independent registered public accounting firm and Arrow’s corporate audit group the overall scope and plans for their respective audits. The Audit Committee periodically met with the independent registered public accounting firm, with and without management present, to discuss the results of their work, their evaluations of Arrow’s internal controls, and the overall quality of Arrow’s financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

Stephen C. Patrick, Chair
Gail E. Hamilton
Carol P. Lowe

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PRINCIPAL ACCOUNTING FIRM FEES

The aggregate fees billed by Arrow’s principal accounting firm, Ernst & Young LLP, for auditing the annual financial statements and the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and related regulations included in the Annual Report on Form 10-K, the reviews of the quarterly financial statements included in the Quarterly Reports on Form 10-Q, statutory audits, assistance with and review of documents filed with the SEC, and consultations on certain accounting and reporting matters for each of the last two fiscal years are set forth as “Audit Fees” in the table below.

Also set forth for the last two fiscal years are “Audit-Related Fees.” Such fees are for services rendered in connection with employee benefit plan audits and other accounting consultations. “Tax Fees” relate to assistance with tax return preparation, tax audits, and compliance in various tax jurisdictions around the world. “All Other Fees” refer to advice, planning, and services other than as set forth above. During 2022 and 2021, all other fees primarily included accounting publication and online accounting research subscriptions. Ernst & Young LLP did not provide any services to the Company related to financial information systems design or implementation, nor did it provide any personal tax work or other services for any of the Company’s executive officers or members of the Board.

	2022	2021
Audit Fees	$11,396,015	$10,682,535
Audit-Related Fees	456,799	403,493
Tax Fees	292,490	761,761
All Other Fees	8,473	4,693
Total	$12,153,777	$11,852,482

The amounts in the table above do not include fees charged by Ernst & Young LLP to Marubun/Arrow, a joint venture between the Company and the Marubun Corporation. Audit fees for Marubun/Arrow totaled $510,935 in 2022, and $483,393 in 2021.

The Audit Committee’s policy is to pre-approve all audit, audit-related, and permissible non-audit services to be performed by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. In accordance with the Audit Committee charter, audit, audit-related, tax, and other services performed by Ernst & Young LLP during 2022 and 2021 were approved by the Audit Committee, or by a designated member thereof. The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining Ernst & Young LLP’s independence.

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

Shareholders are asked to ratify the appointment of Ernst & Young LLP (“EY”) as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection to our shareholders for ratification. If the shareholders do not ratify EY, the Audit Committee will reconsider the appointment. Arrow expects that representatives of EY will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and that they will be available to answer appropriate inquiries raised at the Annual Meeting.

Receipt of a majority of votes cast is required to approve this proposal. For purposes of determining the number of votes cast with respect to Proposal 2, only those votes cast “FOR” or “AGAINST” are included. Abstentions are counted only for purposes of determining whether a quorum is present at the Annual Meeting. Because Proposal 2 is considered a “routine” proposal under NYSE rules, no broker non-votes are expected on this proposal.

As required by its charter, the Audit Committee annually reviews the qualifications, performance, and independence of EY in determining whether to retain EY or engage another independent registered public accounting firm as our Company’s independent auditor. As part of that review, the Audit Committee considers, among other things:

>	The quality and efficiency of the current and historical services provided by EY;
>	EY’s capability and expertise in handling the breadth and complexity of our Company’s global operations;
>	The quality and candor of EY’s communications with the Audit Committee;
>	EY’s reputation for integrity and competence in the fields of accounting and auditing;
>	EY’s independence from our Company, including EY’s rigorous process for monitoring and maintaining independence and partner rotations, and Arrow’s own evaluation of EY’s independence and our pre-approval policies and controls;
>	The appropriateness of EY’s fees; and
>	EY’s tenure as our Company’s independent accountants, including the benefits of having a long-tenured auditor.

Benefits of Long-tenured Auditor

>	Higher audit quality – Through more than 47 years of experience with our Company, EY has gained deep institutional knowledge of and expertise regarding Arrow’s global operations and businesses, accounting policies and practices, and internal control over financial reporting.

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>	Competitive fee structure – EY’s aggregate fees are competitive with peer companies because of EY’s efficiencies and familiarity with our Company.
>	Avoids costs associated with a new independent accountant – Onboarding a new independent accountant is costly and requires a significant time commitment that could distract from management’s focus on financial reporting and controls.

Based on this evaluation, the Audit Committee believes that EY is independent and well-qualified to serve as our Company’s independent accountants. Further, the Audit Committee and the Board believe it is in the best interests of Arrow and our Company’s shareholders to retain EY as our Company’s independent accountants for fiscal 2023.

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PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), the Board is asking shareholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the CD&A, the Summary Compensation Table and the related tables, notes, and narrative in the Proxy Statement for the Company’s Annual Meeting.”

Although the vote is not binding, the Compensation Committee values the opinions expressed by the Company’s shareholders and will carefully consider the outcome of the vote when making future compensation decisions for the Company’s NEOs.

Receipt of a majority of the votes cast is required to approve this proposal. For purposes of determining the number of votes cast with respect to Proposal 3, only those votes cast “FOR” or “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

The Company asks that you review in detail the disclosure contained in this Proxy Statement regarding compensation of the Company’s NEOs (including the Company’s CD&A), the compensation tables, and the narrative disclosures that accompany such tables) and indicate your support for the compensation of the Company’s NEOs that is described in this Proxy Statement.

It is expected that the next say-on-pay vote following the Annual Meeting will occur at the 2024 annual meeting of shareholders.

In accordance with the advisory vote cast by shareholders at the annual meeting of shareholders held in 2017, the Board determined that we will hold this advisory vote to approve the compensation paid to the Company’s NEOs every year until the next required frequency vote is held at the Annual Meeting (see Proposal 4).

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PROPOSAL 4: ADVISORY VOTE TO DETERMINE HOW OFTEN TO HOLD THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

THE BOARD RECOMMENDS “ONE YEAR” AS THE FREQUENCY OF FUTURE VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

In accordance with the requirements of Section 14A of the Exchange Act, the Board is asking shareholders to cast an advisory vote on whether future advisory votes to approve the compensation paid to the Company’s NEOs should be held every one, two, or three years. The current frequency of advisory votes to approve NEO compensation is every one year.

The Board believes that the Company’s shareholders should have the opportunity to vote on the compensation of its NEOs annually. The Company’s executive compensation program is designed to support long-term value creation. While the Company believes that many of its shareholders think that the effectiveness of such programs cannot be adequately evaluated on an annual basis, the Board believes that at present it should receive advisory input from the Company’s shareholders each year. The Board believes that allowing shareholders to provide their input on the Company’s executive compensation philosophy, policies, and practices as disclosed in the Company’s proxy statement every year is a good corporate governance practice.

Shareholders may vote on their preferred voting frequency or abstain by selecting from the options of “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” on the proxy card when voting on this Proposal 4. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

The frequency that receives the highest number of votes cast by shareholders will be the shareholder-approved frequency selection for future votes to approve NEO compensation.  However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the highest number of votes cast by shareholders.

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A LETTER FROM THE COMPENSATION COMMITTEE

Dear Fellow Shareholders,

Arrow maintains open communications with the shareholder community. Seeking feedback from our shareholders on a regular basis is a critical part of our approach to managing our executive compensation program. During 2022, we oversaw several key executive leadership transitions and leveraged our standard processes to design appropriate compensation for each unique situation. We discussed the context for these decisions with our shareholders as part of our ongoing engagement efforts and received support for the decisions as well as helpful feedback to inform the detailed disclosures we have included in the CD&A section.

Through ongoing engagement with our shareholders, we learned that you continue to broadly support the philosophy, objectives, and design of our executive compensation program, as well as the changes made to the program over the past few years. We were pleased that you expressed solid support for our executive compensation program with a 90% say-on-pay vote at our 2022 annual meeting of shareholders.

You also provided us with important perspectives on the continuing critical impact of sustainability, diversity, and inclusion. Following those discussions, beginning in 2022, we incorporated quantitative performance objectives related to carbon emission reduction and diversity and equality-related measures into our executive annual cash incentive plan and disclosures. Further detail about these objectives is included in the CD&A section.

We are proud of Arrow’s continued commitment to our guiding principles while faced with ever-evolving business dynamics. We are appreciative of the critical insights and ongoing support we receive from our investor community. We thank you for continuing to include Arrow in your investment portfolio and look forward to what’s ahead.

Steven H. Gunby, Chair

Fabian T. Garcia

Barry W. Perry

Gerry P. Smith

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION

This Compensation Discussion and Analysis (“CD&A”) explains the executive compensation program for the Company’s Named Executive Officers (“NEOs”) listed below. The CD&A also describes how the Compensation Committee determined 2022 executive compensation, the elements of our executive compensation program, and the compensation of each of our NEOs.

Name	Title
Michael J. Long (1)	Executive Chairman of the Board
Sean J. Kerins (2)	President and Chief Executive Officer
Rajesh K. Agrawal (3)	Senior Vice President, Chief Financial Officer
Kirk D. Schell (4)	President, Global Components
Gretchen K. Zech (5)	Senior Vice President, Chief Governance, Sustainability, and Human Resources Officer
Vincent P. Melvin (6)	Senior Vice President, Chief Information Officer
Richard A. Seidlitz (7)	Vice President, Corporate Controller, and Principal Accounting Officer
Christopher D. Stansbury (8)	Former Senior Vice President, Chief Financial Officer

(1)	Mr. Long retired from his role as Chairman and Chief Executive Officer and assumed the role of Executive Chairman of the Board effective June 1, 2022.
(2)	Mr. Kerins was promoted to President and Chief Executive Officer effective June 1, 2022.
(3)	Mr. Agrawal joined the Company as Senior Vice President, Chief Financial Officer effective September 6, 2022.
(4)	Mr. Schell joined the Company as President, Global Components on May 12, 2022.
(5)	Ms. Zech was promoted to Senior Vice President, Chief Governance, Sustainability, and Human Resources Officer on February 1, 2022.
(6)	Mr. Melvin transitioned to Senior Vice President, Digital Platforms on January 1, 2023.
(7)	Mr. Seidlitz temporarily assumed the responsibilities of the Interim Principal Financial Officer from April 1, 2022 through September 5, 2022. Under SEC rules, any individual serving in the role of Principal Financial Officer at any time during the relevant year must be included as a NEO. However, due to the temporary nature of the position, Mr. Seidlitz did not participate in the Company’s annual executive compensation program for NEOs during 2022. Please see “Richard A. Seidlitz: Interim Principal Financial Officer Arrangements” section later in this CD&A for a discussion of Mr. Seidlitz’s 2022 compensation arrangements.
(8)	Mr. Stansbury left the Company effective April 1, 2022.

Leadership Changes in 2022

CHANGED FOR 2022	During 2022, the Company successfully executed its CEO succession plan, separated the CEO and the Board Chair roles, and completed several additional leadership changes.

As described in more detail below the Compensation Committee assesses the appropriateness of compensation as it relates to each role’s responsibilities and its importance to the success of the Company, related position experience, relevant benchmarking data (including Peer Group (as defined below) and third-

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party general industry survey data), the input of the Compensation Committee’s independent compensation consultant, and expected performance. In its decision-making process, the Compensation Committee carefully considers the granting of any one-time equity awards, utilizing them when circumstances warrant for strategic placements and hires and not as standard practice.

CEO Succession Plan

On June 1, 2022, Sean J. Kerins succeeded Michael J. Long as the CEO. Mr. Kerins’ promotion was the result of a robust management succession strategy of the Board. Mr. Long has continued to serve as the Executive Chair, though the Board has determined that Mr. Long will not be nominated for re-election at the Annual Meeting and thus his tenure as the Board’s Executive Chair will end upon the conclusion of the Annual Meeting (see description above under “Proxy Statement Highlights – Leadership Transitions”). We believe the separation of our Board Chair and CEO positions demonstrates our ongoing commitment to good corporate governance and aligns with the best interests of our shareholders.

Sean J. Kerins: President and Chief Executive Officer (CEO). As announced by the Company in May 2022, effective June 1, 2022, Sean J. Kerins was named CEO of Arrow, succeeding Mr. Long.

As CEO, Mr. Kerins has fully assumed the day-to-day leadership and management of the Company. He is also responsible for the planning and execution of Arrow’s strategic direction and financial objectives, along with oversight of Arrow’s management team, who reports directly to him. Mr. Kerins joined Arrow in 2007 and has served in several leadership roles, including most recently as Chief Operating Officer.

In connection with his promotion to CEO:

>	Mr. Kerins’ annual base salary increased to $1,000,000 from $750,000.
>	His target award opportunity under the annual cash incentive plan increased to $2,000,000 from $750,000.
>	In addition to his 2022 annual long-term incentive award of $2,300,000, Mr. Kerins received a one-time award of RSUs with a grant-date value of $600,000 and a one-time award of PSUs with a grant-date value of $600,000.
>	Mr. Kerins’ employment letter was amended to reflect that the definition of his normal retirement age for purposes of the Company’s Supplemental Executive Retirement Plan (“SERP”) will be the later of (1) age 60 and (2) his actual termination date, in order to allow him to continue to accrue benefits after age 60.

In addition, Mr. Kerins joined the Board as of May 11, 2022.

Michael J. Long: Executive Board Chair. As Executive Chair, Mr. Long is an executive officer of the Company and a member of the Board. In this role, he provides additional leadership to the Board and supports Arrow’s management, particularly on strategic matters.

In connection with his role as Executive Chair:

>	Mr. Long’s annual base salary was decreased to $1,000,000 from $1,320,000.
>	His target award opportunity under the annual cash incentive plan was reduced to $2,000,000 from $3,180,000.
>	He continues to participate in the Company’s Long-Term Incentive Program (“LTIP”).

For 2023 the LTIP award for Mr. Long was reduced based on his role as Executive Chair while the award for Mr. Kerins was increased to reflect his role as CEO. As a result, Mr. Kerins’ 2023 award was greater than that of Mr. Long, reflecting the long-term strategic importance of Mr. Kerins’ role.

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Messrs. Kerins and Long do not receive compensation for their respective service as non-independent directors.

Other Leadership Changes

Rajesh (Raj) K. Agrawal: Senior Vice President and Chief Financial Officer (CFO). On August 16, 2022, Arrow announced the appointment of Rajesh (Raj) K. Agrawal as Senior Vice President and CFO, effective September 6, 2022.

Prior to joining the Company, Mr. Agrawal served as Executive Vice President and Chief Financial Officer of The Western Union Company, a Fortune 500 company, since 2014. During his tenure as the CFO of The Western Union Company, Mr. Agrawal also intermittently held the senior positions of head of merger and acquisition strategy and global operations. In addition to serving in various finance and business leadership roles at The Western Union Company, Mr. Agrawal held progressively senior positions with Deluxe Corp., General Mills, Inc., Chrysler Corp., and General Motors Corp. Currently, Mr. Agrawal serves on the Board of Beazley PLC as a non-executive director and a member of the audit committee and the remuneration committee.

The Compensation Committee determined that in connection with his appointment, Mr. Agrawal would receive the following compensation arrangements as set forth in his offer letter:

>	an initial annual base salary of $700,000;
>	an annual cash incentive target opportunity of $700,000 – 100% of his annual base salary; and
>	a one-time, sign-on equity award of time-based RSUs with a grant-date value of $4,000,000.
o	The Compensation Committee determined this equity award was necessary as an employment inducement since Mr. Agrawal was forfeiting a cash retention bonus and equity in excess of $4,000,000 upon his departure from his previous employer.
o	This award was granted in lieu of participating in the 2022 LTIP and will vest in four equal installments, subject to Mr. Agrawal’s continued service. Time-based awards were viewed by the Compensation Committee to be the most appropriate vehicle given the circumstances and that Mr. Agrawal would still be receiving less than what he forfeited upon his departure from his previous employer.
o	The unvested portion of the award will be forfeited if Mr. Agrawal terminates for any reason other than death, disability, or change-in-control.

Further, Mr. Agrawal is required to comply with the Company’s executive stock ownership guidelines, and the Compensation Committee determined that he is entitled to receive the same change-in-control, severance, and other benefits afforded to the Company’s other executive officers, as described in this Proxy Statement.

Kirk D. Schell: President, Global Components. Kirk Schell was named President of the Company’s Global Components business effective May 12, 2022. Prior to joining Arrow, Mr. Schell spent nearly 25 years at Dell Technologies, where he was most recently responsible for global online business-to-business sales. Previously, Mr. Schell led sales for Dell’s client solutions portfolio in the Asia-Pacific region and was the general manager of Dell’s displays group.

The Compensation Committee determined that in connection with his appointment, Mr. Schell would receive the following compensation arrangements as set forth in his offer letter:

>	an annual base salary of $500,000;
>	an annual cash incentive target opportunity of $500,000 – 100% of his annual base salary; and
>	a one-time, sign-on equity award of time-based RSUs with a grant-date value of $2,500,000.

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o	The Compensation Committee determined this equity award was necessary as an employment inducement since Mr. Schell was forfeiting equity in excess of $2,500,000 upon his departure from his previous employer.
o	This award was granted in lieu of participating in the 2022 LTIP and will vest in three equal installments subject to Mr. Schell’s continued service. Time-based awards were viewed by the Compensation Committee to be the most appropriate vehicle given the circumstances and that Mr. Schell would still be receiving less than what he forfeited upon his departure from his previous employer.
o	The unvested portion of the award will be forfeited if Mr. Schell terminates for any reason other than death, disability, or change-in-control.

Mr. Schell is required to comply with the Company’s executive stock ownership guidelines, and the Compensation Committee determined that he is entitled to receive the same change-in-control, severance, and other benefits afforded to the Company’s other executive officers, as described in this Proxy Statement.

Richard A. Seidlitz: Interim Principal Financial Officer.

Due to the interim nature of his role, Mr. Seidlitz did not participate in the Company’s executive compensation program and did not receive any compensation adjustments to his annual compensation amounts when he assumed the role of Interim Principal Financial Officer. Mr. Seidlitz received an annual base salary of $362,000, an annual cash incentive target of $194,500, and a long-term incentive target of $140,000, which was allocated 50% in the form of PSUs and 50% in the form of RSUs, the same mix as the NEOs. Mr. Seidlitz also received a one-time retention equity award of time-based RSUs with a grant-date value of $250,000, and a cash bonus in the amount of $50,000. Unless otherwise noted below, the remainder of this CD&A excludes discussion of Mr. Seidlitz’s pay.

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EXECUTIVE SUMMARY

2022 Business Strategy and Performance Highlights

Arrow guides innovation forward by driving demand and expanding addressable markets for our suppliers and customers via our technology-centric focus, go-to-market expertise, and supply chain services capabilities. We enable our suppliers to distribute their technologies and help our customers to source, build upon, and leverage these technologies to grow their businesses and enhance their overall competitiveness. We are a trusted partner in a complex value chain and are uniquely positioned through our electronics components and IT content portfolios to increase value for stakeholders.

Financial Performance Achievements

In 2022, Arrow experienced healthy market demand for electronic components and associated design, engineering, and supply chain services, which led to the best financial results in the history of the Company. Arrow helped customers navigate shortages and supply chain challenges so they could maintain production, bring new electronic products to market, and securely manage their applications and data. In doing so, Arrow deepened customer and supplier relationships and solidified its position as a trusted partner. 2022 financial highlights include:

$37.1b Record sales totaled $37.1 billion for the year, up 8% from 2021	$1.0B Returned approximately $1 billion in cash to shareholders by repurchasing approximately 9.3 million shares of common stock

$4.8 b Record gross profit of $4.8 billion, up 15% from 2021	$2.1 b Record operating income of $2.1 billion, up 33% from 2021

$21.80 Earnings per share (“EPS”) on a diluted basis of $21.80, up 44% from 2021

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Strategic Performance Achievements

We believe that our investments in key strategic growth areas point to a bright future for the Company and are helping customers produce and manage their products while generating strong returns for our shareholders in the process. Key strategic performance highlights in 2022 include:

>	served over 210,000 customers worldwide, and no customer accounted for more than 2% of sales;
>	continued to expand distribution agreements and services provided to suppliers intended to help the Company maintain its leadership position in the electronic component and information technology solutions markets;
>	design, engineering, and supply chain capabilities remained a key part of our strategy and our ongoing investments contributed to our success in the global components business;
>	the enterprise computing solutions business continued to see strength in cloud, software, and enterprise IT content and is well positioned for the transition to IT-as-a-Service; and
>	our investments in people and software tools enabled us to quickly adjust to industry and economic conditions while remaining laser-focused on the opportunities that will enhance long-term value for our shareholders.

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Shareholder Feedback and 2022 Say-On-Pay

We regularly engage with our shareholders to listen to their views on our executive compensation program and consider their input, along with emerging best practices each year as we evaluate our executive compensation program. The Compensation Committee was pleased that our say-on-pay proposal at the 2022 annual meeting of shareholders received approximately 90% support, reflecting shareholder confidence in the overall philosophy and design of our executive compensation program.

In the fall of 2022, we conducted broad shareholder outreach, requesting meetings with 31 shareholders representing approximately 69% of our then shareholder base, and engaging in meetings with 14 shareholders representing approximately 29% of our then shareholder base. Our Compensation Committee Chair, Steve Gunby, also engaged with shareholders representing 16% of shares then outstanding.

During these engagements, we discussed the recent equity awards made to Mr. Kerins, Mr. Agrawal, and Mr. Schell as well as Mr. Long’s continued service as part of our executive leadership transition. We conveyed to shareholders that the Compensation Committee carefully considers the granting of any one-time equity awards, utilizing them for strategic placements and hires. We also shared that, in the case of new hires, the Compensation Committee completed a thorough analysis of prior employee equity forfeited upon their departure from their previous companies to inform their decision to make these grants. Shareholders broadly expressed their support for the current executive compensation program and the overall design and magnitude of the equity awards made to support the leadership transition. Our shareholders also provided feedback related to disclosure they would seek in the CD&A to provide context for their analysis of the grants, and we have included that disclosure in the “Leadership Changes in 2022” section above in this CD&A.

In addition, shareholders provided feedback on other aspects of our executive compensation program which informed the following changes:

>	Added Strategic ESG goals to account for 30% of 2022 annual cash incentive targets
>	Enhanced proxy disclosure on the PSU incentive payout to include a summary of the interpolation between the two PSU metrics: Relative EPS Growth and ROIC minus WACC (see chart “Performance Payout for 2020 PSU Grants” under subheading “Long-Term Incentive Awards” section later in this CD&A)

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2022 Executive Compensation Program At-A-Glance

Our executive compensation program emphasizes performance-based compensation and is designed to tie directly to the drivers of value creation for the Company’s shareholders, as summarized below.

Key Elements
Pay Element	Form	Performance Metric
Base Salary	Cash	> Base salary is set at market-competitive levels
Annual Cash Incentives	Cash	> 70% Absolute EPS(1) > 30% Strategic ESG Goals (new for 2022)
LTIP	50% - PSUs	> 60% three-year Relative EPS Growth(1) > 40% three-year average ROIC minus WACC(1)
	50% - RSUs	> Stock price performance

(1)	Represents a Non-GAAP measure; for further detail and reconciliation to the closest GAAP measure, refer to the Appendix to this Proxy Statement.

Incentive Plans: A Closer Look at the Performance Metrics

The Compensation Committee discusses metric selection regularly. The focus of our annual and long-term incentives is achieving profitable growth and driving long-term shareholder value creation by supporting the following key objectives:

>	To generate EPS growth in excess of our competitors’ EPS growth and market expectations;
>	To grow EPS at a rate that provides the capital necessary to support the Company’s business strategy;
>	To reduce our environmental impact and promote our commitment to diversity, equity, and inclusion across all levels of the organization; and
>	To allocate and deploy capital effectively so that ROIC exceeds the Company’s cost of capital.

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As such, we use a carefully balanced mix of quantifiable absolute and relative financial, strategic, and operational metrics across our incentive plans ─ with a heavier emphasis on EPS because of its strong alignment with shareholder value. Recognizing that EPS is used as a metric in both the annual and long-term incentives, the Compensation Committee balances EPS with other metrics designed to support the Company’s business strategy and align with shareholder interests. In addition, the way EPS is measured and balanced with other performance metrics to support our goals works differently under each of the incentive plans, as outlined below:

Annual Cash Incentives	Long Term Incentives

Absolute EPS

Weighted 70%

>
Defined as a pre-determined range of Company performance targets for the fiscal year
>
Driven by specific Company initiatives designed to improve financial performance results
>
Easily understood by stakeholders

Strategic Environmental, Social, and Governance (“ESG”) Goals

Weighted 30%

>
Underscores our commitment to managing our environmental and social impacts in operations For 2022, measured against:
o
Environmental Strategy: reduction of Scope 2 emissions across our Phase 1 controlled footprint
o
Human Capital Strategy – diversity and equality measures: growth in representation of women leaders globally and leaders of underrepresented race/ethnicity in the U.S.
>
Are dynamic and expected to change on an annual basis depending on the relevant business and ESG priorities for the performance year
o
The Compensation Committee determines specific, measurable targets that are aligned with the ESG strategy
>
Provides balance to Absolute EPS

Three-Year Relative EPS Growth

Weighted 60%

>
Defined as Arrow’s three-year EPS growth as compared to the EPS growth of Arrow’s Peer Group
>
Holds management accountable to outperform peers over the performance period
>
Supports the creation of long-term shareholder value

Operational Metrics: Focus on Efficiency

Weighted 40%

>
Measures performance based on Arrow’s three-year average ROIC in excess of its three-year WACC
>
Helps mitigate variance from economic cycles, which market-based metrics would introduce
>
Incentivizes prudent use of capital and rewards value creation

Threshold Trigger: Net Income

Vesting contingent upon a net income threshold

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WHAT GUIDES OUR PROGRAM

As a large global provider of technology solutions operating in a highly competitive market, we view our people as critical assets and key drivers of our success. The executive compensation program is designed to attract, retain, and motivate talented executives capable of successfully leading the Company’s complex global operations and creating shareholder value.

The program is structured to support Arrow’s strategic goals and reinforce high performance with a clear emphasis on accountability and performance-based pay for achieving established targets. As such, a significant portion of total direct compensation (“TDC”) is directly linked to the Company’s short- and long-term performance in the form of cash and equity-based incentive awards. This allows executives an opportunity to earn above-median compensation if the Company delivers results in excess of performance targets and below-median compensation when performance targets are not achieved. The portion of pay tied to performance is consistent with Arrow’s executive compensation philosophy and market practices.

The Principal Elements of Pay

The following principal elements of pay support the Company’s compensation philosophy:

Pay Element	Form	What It Does
Base Salary	Cash (Fixed)	Provides a competitive rate relative to comparable jobs at similar companies and enables the Company to attract and retain critical executive talent.
Annual Cash Incentive Award	Cash (Variable)	Rewards individuals for performance if they attain pre-established financial and strategic targets set by the Compensation Committee at the beginning of the year.
Long-Term Incentive Award	Equity (Variable)	Promotes a balanced focus on driving performance, retaining talent, and aligning the interests of the Company’s executives with those of its shareholders.

Target Total Direct Compensation Pay Mix

The charts below show the target TDC of the CEO and other NEOs for fiscal 2022. Annual and long-term incentives play a significant role in the executives’ overall compensation at Arrow. We believe that they are essential to linking pay to performance, aligning compensation with organizational strategies and financial goals, and rewarding executives for the creation of shareholder value.

For fiscal 2022, in the aggregate, 81% of the NEOs’ target TDC was at risk and tied to corporate performance, measured by EPS, ROIC, WACC, and strategic ESG goals (85% for the Company’s CEO and an average of 76% for the other NEOs).

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The following charts reflect the distribution of the elements of the CEO’s and remaining NEOs’ target TDC based on grant date values.

Target Total Direct Compensation

Note: The CEO chart includes Mr. Kerins’ Target TDC and excludes Mr. Long’s Target TDC. The “Other NEOs” chart includes Ms. Zech’s and Mr. Melvin’s Target TDC. This chart excludes Messrs. Agrawal and Schell due to their mid-year commencements of employment and further excludes Messrs. Seidlitz and Stansbury as they were not executive officers of the Company at year-end.

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Best Compensation Practices and Policies

What We Do		What We Do Not Do
√	Heavy emphasis on variable compensation	×	No guaranteed salary increases or incentive guarantees
√	Balance of short-term and long-term compensation to discourage short-term risk-taking at the expense of long-term results	×	No employment contracts containing multi-year guarantees for salary increases, non-performance-based bonuses, or equity compensation
√	All long-term stock unit incentives vest based on performance	×	No discretionary incentives
√	Rigorous stock ownership guidelines	×	No “single trigger” change in control cash payments or equity vesting
√	Meaningful quantitative goals for performance-based annual and long-term compensation	×	No incentive plan payouts without justifiable performance linkage
√	Clawback policy covering cash and equity incentive compensation	×	No option backdating, repricing, or cash-out of underwater options
√	Annual say-on-pay advisory vote	×	No dividends or dividend equivalents paid on unvested PSUs or RSUs
√	Quantitative ESG goals in annual cash incentive plan	×	No golden parachute tax gross-ups
√	Annual compensation risk assessment	×	No speculative trading, hedging on derivative transactions, or pledging of Company stock
√	Limited perquisites	×	No tax reimbursements on executive perquisites
√	Annual market comparison of executive compensation against a relevant peer group	×	No stock options granted with an exercise price at less than fair market value

THE 2022 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

This part of the CD&A details the three principal elements of pay — base salary, annual cash incentive awards, and long-term incentive awards. Arrow’s pay-for-performance culture is evident in the substantially greater weight given to incentive-based compensation compared to fixed compensation.

Base Salary

Pay Element	Form	Performance Metric
Base Salary	Cash	> Base salary is set at market-competitive levels and considers individual and Company performance, among other factors

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In making base salary decisions for the NEOs other than the CEO, the Compensation Committee considers its independent compensation consultant’s guidance, the CEO’s recommendations, each NEO’s position and its importance to the success of the Company, and level of responsibility within the Company, as well as a number of other factors, including:

>	individual performance;
>	Company or business unit performance;
>	job responsibilities;
>	time in role; and
>	relevant benchmarking data, which includes Peer Group and third-party general industry survey data.

Subject to ratification by the Board, the CEO’s base salary is determined by the Compensation Committee in executive session based on its evaluation of the CEO’s individual performance, the Company’s performance, and relevant benchmarking data.

In consultation with its independent compensation consultant, the Compensation Committee met in December 2021 to conduct its annual review of base salaries and determine the 2022 base salary for each then-current NEO. As a result of its review, the Compensation Committee approved a 15% increase to Ms. Zech’s and Mr. Melvin’s base salaries, effective January 1, 2022, based on individual performance, time in the role, and relevant benchmarking data in order to align compensation with market practice.

In addition, in connection with Ms. Zech’s promotion to Senior Vice President, Chief Governance, Sustainability, and Human Resources Officer on February 1, 2022, and considering the increased responsibilities of her new position, expected performance, relevant benchmarking data, and the Executive Chair and CEO’s, and Chief Operating Officer’s recommendation, the Compensation Committee approved and further increased Ms. Zech’s base salary by an additional 17%, effective February 1, 2022.

For more information and additional details, please see “Leadership Changes in 2022” section above in this CD&A.

The table below provides an overview of the base salaries of the NEOs as of the fiscal year end:

Name	2021		2022	% Change
Michael J. Long (1)		$1,320,000	$1,000,000	(24)%
Sean J. Kerins (2)		$750,000	$1,000,000	33%
Rajesh K. Agrawal	$	n/a	$700,000	n/a
Kirk D. Schell	$	n/a	$500,000	n/a
Gretchen K. Zech (3)		$500,000	$675,000	35%
Vincent P. Melvin (4)		$500,000	$575,000	15%
Christopher D. Stansbury		$700,000	$700,000	0%

(1)	Mr. Long’s reduction in his annual base salary was in conjunction with his transition from Chairman, President, and CEO to Executive Chair, effective June 1, 2022.
(2)	Mr. Kerins’ increase in his annual base salary was in conjunction with his promotion from Chief Operating Officer to CEO, effective June 1, 2022.
(3)	Ms. Zech received a 15% increase effective January 1, 2022, as a result of the Compensation Committee's annual review in order to align compensation with market practice. Ms. Zech received an additional 17% increase effective February 1, 2022, in conjunction with her promotion to Senior Vice President, Chief Governance, Sustainability, and Human Resources Officer.
(4)	Mr. Melvin received a 15% increase effective January 1, 2022, as a result of the Compensation Committee's annual review in order to align compensation with market practice.

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Annual Cash Incentives

Pay Element	Form	Performance Metric
Annual Cash Incentives	Cash	> 70% Absolute EPS > 30% Strategic ESG Goals (new for 2022)

The Company’s annual cash incentives are designed to reward individuals for performance against pre-established metrics set by the Compensation Committee at the beginning of the year. Each NEO is assigned an annual cash incentive target based on the NEO’s level of responsibility, ability to impact overall results, and relevant benchmarking data. Actual annual cash incentive awards may be higher or lower than the market since awards are based on results against pre-established performance metrics and can range from 0% to 170% of the annual cash incentive target. For 2022, Mr. Long and Mr. Kerins’ target annual cash incentive target is 200% of base salary and all other NEOs’ targets are 100% of base salary. In considering changes to NEO base salary, as described above, the Compensation Committee considered NEO pay holistically including taking into account the impact the change in base salary would have on the magnitude of the annual cash incentive target.

For more information and additional details, please see the “Leadership Changes in 2022” section above in this CD&A.

The table below provides a summary of the annual cash incentive targets for each NEO as of the fiscal year end:

Name	2021		2022	% Change
Michael J. Long (1)		$3,180,000	$2,000,000	(37)%
Sean J. Kerins (2)		$750,000	$2,000,000	167%
Rajesh K. Agrawal (3)	$	n/a	$700,000	n/a
Kirk D. Schell (3)	$	n/a	$500,000	n/a
Gretchen K. Zech (4)		$500,000	$675,000	35%
Vincent P. Melvin (5)		$500,000	$575,000	15%
Christopher D. Stansbury (6)		$700,000	$700,000	0%

(1)	Mr. Long’s annual cash incentive target was reduced in conjunction with his transition from Chairman, President, and CEO to Executive Chair, effective June 1, 2022. His annual cash incentive target for 2022 was prorated based on changes to his annual cash incentive target throughout the year.
(2)	Mr. Kerins’ annual cash incentive target increased in conjunction with his promotion from Chief Operating Officer to CEO, effective June 1, 2022. His annual cash incentive target for 2022 was prorated based on changes to his annual cash incentive target throughout the year.
(3)	Messrs. Agrawal’s and Schell’s annual cash incentive targets were set in accordance with the terms of their offer letters.
(4)	Ms. Zech’s annual cash incentive target increased effective January 1, 2022, as a result of the Compensation Committee's annual review to align compensation with market practice and again effective February 1, 2022, in conjunction with her promotion to Senior Vice President, Chief Governance, Sustainability, and Human Resources Officer. Her annual cash incentive target for 2022 was prorated based on changes to her annual cash incentive target throughout the year.
(5)	Mr. Melvin’s annual cash incentive target increased as a result of the Compensation Committee's annual review to align compensation with market practice.
(6)	Mr. Stansbury’s annual cash incentive target was set as a result of the Compensation Committee’s annual review prior to his leaving the Company on April 1, 2022.

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2022 Annual Cash Incentive Performance Goals and Results

For fiscal 2022, the annual cash incentive for each of the NEOs was based on a combination of financial and strategic goals weighted at 70% and 30%, respectively.

The 2022 annual cash incentive metrics and results against the targets of those metrics are summarized below.

Financial Goals. Each NEO can earn between 0% and 200% of the target award for this metric based on actual performance against annual financial (Absolute EPS) targets. The Compensation Committee selected Absolute EPS to reinforce the Company’s overall profit objectives based on the rationale that Absolute EPS is a primary driver of shareholder value creation.

The Compensation Committee set target Absolute EPS for 2022 at $17.25, an 11% increase over 2021 actual results of $15.60 and a 122% increase over 2019 actual results (representing the last full pre-pandemic fiscal year). The targets are set based on the Company’s annual business plan, which represents our expectations for the year, and the business plan is regularly reviewed by management and the Board.

At the end of the 2022 performance period, the Compensation Committee evaluated the resulting pay outcomes and concluded that the financial goals had appropriately aligned incentives with the actual performance of the Company and the leadership team in a challenging market environment.

		Performance Range
		(% of Target Payout)				Payout
		Threshold	Target	Maximum	Actual	as a % of
Metric	Weighting	(25%)	(100%)	(200%)	Result	Target
Absolute EPS	70.0%	$12.94	$17.25	$21.56	$23.13	200%

Note: Payouts are linearly interpolated for performance between threshold and maximum. For performance below threshold, there is no payout earned.

Strategic ESG Goals. We believe our ESG strategy and achievements can affect positive outcomes for our stakeholders and the long-term sustainability of our Company.

To demonstrate Arrow’s commitment to the importance of these efforts, quantitative performance objectives related to carbon emission reduction and diversity and equality-related measures were components of our executive annual cash incentive plan for 2022. Our environmental strategy goal was to reduce carbon emissions by 10% across ten facilities in 2022, representing 57% of Arrow’s square footage. Our human capital strategy goals for diversity and equality measures included growing the representation of women leaders

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globally and leaders of underrepresented race/ethnicity in the U.S. by 0.5 percentage points in each category in 2022.

Each NEO can earn between 0% and 100% of the target award for these metrics based on actual performance against quantitative annual strategic ESG goals. Strategic ESG metrics and goals are intended to be dynamic and expected to change annually depending on the relevant business priorities for the performance year. Each year, the Compensation Committee determines specific, measurable targets that are designed to be rigorous.

		Performance Range
		(% of Target Payout)			Payout
		Threshold	Target/Maximum	Actual	as a % of
Metric	Weighting	(75%)	(100%)	Result	Target
Environmental Strategy:
Reduction of Metric Tons of CO2 Equivalent (1) (2)	15.0%	0.0%	(10)%	(34.1)%	100%
Human Capital Strategy - diversity and equality measures:
Leadership Global: Growth in Gender Representation (1) (3)	7.5%	0.0 points	0.5 points	1.5 points	100%
Leadership US: Growth in Underrepresented Race/Ethnicity Representation (1) (3)	7.5%	0.0 points	0.5 points	1.4 points	100%

(1)	Payouts are linearly interpolated for performance between threshold and target, with no payout for performance below the threshold and no additional award for achieving above-target performance.
(2)	Payout at the threshold is 75% of the incentive target for maintaining or reducing the prior year's carbon emissions level. Up to 100% of the incentive target is paid for achieving 100% of the targeted reduction of Scope 2 carbon emissions at specified Arrow facilities.
(3)	Payout at the threshold is 75% of the incentive target for maintaining or growing the prior year's diversity and equality percentages. Up to 100% of the incentive target is paid for growing representation by 0.5 percentage points.

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The table below sets forth the 2022 annual cash incentive awards paid to each NEO based on achieving financial (Absolute EPS) and strategic ESG goals. The performance achievements were superior, substantially exceeding the maximum performance targets, resulting in maximum payout awards of 170%, which, under its negative discretion review and determination authority, the Compensation Committee approved.

	Target		Strategic
	Annual Cash	Absolute	ESG Goals	Total
	Incentive	EPS Payout	Payout	Payout	Total
Name	(Prorated) ($) (1)	(70% Weighting)	(30% Weighting)	(as % of Target)	Payout ($)
Michael J. Long	$2,491,667	200%	100%	170%	$4,235,834
Sean J. Kerins	$1,479,167	200%	100%	170%	$2,514,584
Rajesh K. Agrawal	$700,000	200%	100%	170%	$1,190,000
Kirk D. Schell	$333,333	200%	100%	170%	$566,666
Gretchen K. Zech	$666,667	200%	100%	170%	$1,133,334
Vincent P. Melvin	$575,000	200%	100%	170%	$977,500
Christopher D. Stansbury (2)	$700,000	200%	100%	0%	$—

(1)	Annual cash incentive targets were prorated for Messrs. Long, Kerins, and Schell and Ms. Zech to reflect changes to their annual cash incentive targets throughout the year.
(2)	Mr. Stansbury did not receive a cash incentive award. Please see “Christopher D. Stansbury – Separation Benefits” under the heading “2022 Potential Payouts Upon Termination” for a discussion of Mr. Stansbury’s award.

Long-Term Incentive Awards

Long-term incentive awards are designed to promote a balanced focus on driving performance, retaining talent, and aligning the interests of the Company’s NEOs with those of its shareholders. Under the LTIP, awards are expressed in dollars and are customarily granted annually. For 2022, the annual long-term incentive awards for participating NEOs included a mix of PSUs and RSUs.

LTIP Equity Mix
Form	Performance Metric	Rationale	Detail
50% - PSUs	> 60% three-year Relative EPS Growth > 40% three-year average ROIC minus three-year WACC > Stock price performance	> Incents and rewards long-term performance > Supports retention
>
The number of PSUs earned (from 0% to 185% of target number of PSUs granted) is based on the Company’s performance over a three-year period
>
Vesting contingent on positive net income in the fiscal year of the initial grant
>
PSUs are settled in shares of Arrow stock at the end of the three-year vesting term if the performance metrics are achieved

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LTIP Equity Mix
Form	Performance Metric	Rationale	Detail
50% - RSUs	> 100% contingent on positive net income in the fiscal year of the initial grant	> Supports retention	> RSUs generally vest in four equal annual installments beginning on the first anniversary of the grant > RSUs are settled in shares of Arrow stock when vested

2022 Target LTIP Award Opportunities

The Company’s annual long-term incentives, awarded under the LTIP, are designed to reward individuals for performance against pre-established metrics set by the Compensation Committee.

The Compensation Committee evaluates the CEO’s performance and considers prior grant history, the Compensation Committee’s assessment of his contribution, potential contribution, performance during the preceding year, peer compensation benchmarking analysis, and the long-term incentive award practices of the Peer Group to determine his annual long-term incentive award.

LTIP awards for 2022 were based on the role at the time of award for Mr. Long as Chairman, CEO and Mr. Kerins as COO. For 2023, the LTIP award for Mr. Long was reduced based on his role as Executive Chair while the award for Mr. Kerins was increased to reflect his role as CEO. As a result, Mr. Kerins’ 2023 award was greater than that of Mr. Long, reflecting the long-term strategic importance of Mr. Kerins’ role. For more information and additional details, please see the “Leadership Changes in 2022” section above in this CD&A.

The Compensation Committee also makes LTIP award decisions for other executives based on the abovementioned factors and input from the CEO, and each NEO is assigned an annual long-term incentive target based on the NEO’s level of responsibility, ability to impact overall results, and relevant benchmarking data. These awards are set forth below. For more detail, including the expense to the Company associated with each grant, see the table labeled “2022 Grants of Plan-Based Awards” below.

The Compensation Committee generally makes annual equity grants at the first regularly scheduled Board meeting of the calendar year. We believe that the Company’s three-year average burn rate of 0.67% of weighted average basic common shares outstanding reflects its prudent management of equity shares used under its LTIP.

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The table below provides a summary of the grant-date values of the annual long-term incentive awards for each participating NEO. Note that this table does not include any one-time grants or awards outside of annual long-term incentive awards, please refer to the “Leadership Changes in 2022” section above in this CD&A for details on one-time, off-cycle equity awards.

Name	2021		2022		% Change
Michael J. Long (1)		$6,000,000		$6,000,000	0%
Sean J. Kerins (2)		$2,300,000		$2,300,000	0%
Rajesh K. Agrawal (3)	$	n/a	$	n/a	n/a
Kirk D. Schell (4)	$	n/a	$	n/a	n/a
Gretchen K. Zech (5)		$1,300,000		$1,500,000	15%
Vincent P. Melvin		$1,300,000		$1,300,000	0%
Christopher D. Stansbury (6)		$1,600,000		$—	n/a

(1)	Mr. Long’s target was based on his role as Chairman, President, and CEO at the time of the 2022 annual long-term incentive awards. For 2023, Mr. Long’s award was reduced based on his role as Executive Chair consistent with market and peer practice.
(2)	Mr. Kerins’ was based on his role as Chief Operating Officer at the time of the 2022 annual long-term incentive awards. For 2023, Mr. Kerins’ award was increased to reflect his promotion to President and CEO consistent with market and peer practice.
(3)	As Mr. Agrawal joined the Company on September 6, 2022, he did not receive an annual long-term incentive award in 2022.
(4)	As Mr. Schell joined the Company on May 12, 2022, he did not receive an annual long-term incentive award in 2022.
(5)	Ms. Zech’s increase in her annual long-term incentive award was in conjunction with her promotion to Senior Vice President, Chief Governance, Sustainability, and Human Resources Officer.
(6)	Mr. Stansbury did not receive an annual long-term incentive award in 2022.

The 2022 LTIP awards and one-time new hire awards were granted as follows:

Name	PSUs	RSUs
Michael J. Long	23,493	23,493
Sean J. Kerins	14,013	14,011
Rajesh K. Agrawal	—	40,356
Kirk D. Schell	—	20,278
Gretchen K. Zech	5,873	5,874
Vincent P. Melvin	5,090	5,091
Christopher D. Stansbury	—	—

For more information and additional details, please see the “Leadership Changes in 2022” section above in this CD&A.

A Closer Look at PSUs: 2022 Grants

The 2022 PSU awards are tied to Arrow’s three-year (2022-2024) EPS growth as compared to the EPS growth of Arrow’s Peer Group (see the “The Role of Peer Companies” section below in this CD&A) and Arrow’s three-year average ROIC in excess of its three-year WACC. The calculation of WACC is defined as the sum of the after-tax cost of each capital component times its weight. The Compensation Committee chose these performance metrics and the range of payouts in order to reward participants for successfully balancing profit maximization and the efficient use of capital, both key drivers in creating shareholder value.

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The Compensation Committee established the PSU performance goals to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout levels were designed to be challenging but achievable, while payouts at the maximum levels were designed to be stretch goals. See below:

The three-year Relative EPS Growth metric is weighted at 60%, and the three-year average ROIC minus three- year WACC metric is weighted at 40%. At the end of the performance period, the Compensation Committee reviews the outcome of ROIC compared to WACC within the context of the Company’s overall performance during the period, including an evaluation of any adjustments to the underlying metrics, and may implement a downward adjustment to the payout if the Committee concludes that an adjustment would be appropriate to align pay outcomes with performance.

Provided the Company achieves a non-GAAP net income of greater than zero during the grant year, participants may earn up to 185% of their targeted PSUs based on performance against pre-established performance goals, subject to the individual’s continued employment through the applicable vesting date and any rights provided under the Severance Policy (as defined below) and Participation Agreements (as defined below).

Performance Payout for 2020 PSU Grants

Three-year average ROIC in excess of three-year WACC (40%). Results are measured at the end of the three-year performance cycle against Arrow’s internal target, which was set to exceed Arrow’s three-year WACC by 1.5% (as shown in the table below) and is based upon an enduring value creation standard.

Three-year Relative EPS Growth (60%). Results are measured by the change in Arrow’s EPS during the performance cycle as compared to the companies in the Peer Group and are paid out based on the schedule below.

The performance period for the PSUs granted in 2020 was January 1, 2020 to December 31, 2022. The payout level was approved by the Compensation Committee in February 2023. The Company determined its EPS growth ranked fourth among the reporting companies (a weighted result of 51%). The Company’s average

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ROIC exceeded its WACC by 7.21% during the same period (a weighted result of 80%). As a result, in February 2023, the PSUs granted in 2020 vested at 131% of the target number of PSUs.

(1)	If ROIC minus WACC is less than zero, the payout as a percent of target is based on EPS Ranking only. For the performance periods beginning January 2021, the payout as a percent of target will be 0% if ROIC minus WACC is less than zero, except when determined otherwise by the Compensation Committee’s discretion.
(2)	During 2020, two of the companies in the 2020 PSU award Peer Group ─ Anixter International, Inc. and Tech Data Corporation ─ were acquired. As a result of these acquisitions, sufficient financial data was no longer available, and these companies were subsequently removed from the Peer Group at the end of the performance period. As a result, the five remaining companies comprising the 2020 PSU award Peer Group are Avnet, Inc., Celestica Inc., Flex Ltd., Jabil Inc., and Wesco International, Inc.

Restricted Stock Units

Grants of RSUs represent 50% of the LTIP value for the participating NEOs and vest in 25% increments on each of the first four anniversaries of the grant date, contingent upon the Company meeting specific performance criteria outlined in the grant agreement during the grant year and subject to the individual’s continued employment through the applicable vesting date. RSUs are intended to provide the NEOs with the economic equivalent of a direct ownership interest in the Company during the vesting period and provide the Company with significant retention security.

THE COMPANY’S DECISION-MAKING PROCESS

The Role of the Compensation Committee

The Compensation Committee is comprised of independent, non-employee directors. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, a copy of which is available under “Governance Documents” at the “Leadership and Governance” sub-link of the Investor Relations drop-down menu on investor.arrow.com.

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The Compensation Committee is responsible for developing and reviewing Arrow’s executive compensation philosophy. It implements that philosophy through compensation programs and plans designed to further Arrow’s strategy, drive long-term profitable growth, and increase shareholder value. The Compensation Committee reviews and approves the corporate goals and objectives relevant to executive compensation and, subject to review and ratification by the other non-employee directors, reviews and approves the compensation and benefits for the CEO and the Executive Chair. In making its decisions, the Compensation Committee reviews the performance of each of the NEOs and the Company as a whole. It considers the compensation of other Company executives, levels of responsibility, prior experience, breadth of knowledge, and job performance in reviewing target total compensation levels.

The Compensation Committee considers performance reviews prepared by the CEO for his direct reports and conducts its own performance review of the CEO and the Executive Chair. The Compensation Committee reviews the Company’s performance on the metrics relevant to the execution of its strategy and evaluates the CEO’s performance and the Executive Chair’s performance in light of that execution. The Compensation Committee evaluates the CEO’s and the Executive Chair’s compensation in an executive session without the CEO and the Executive Chair present, and then the Compensation Committee recommends the CEO’s and the Executive Chair’s compensation to the Board for ratification. For NEOs other than the CEO and the Executive Chair, the Compensation Committee’s review includes input provided by the CEO; however, all decisions regarding NEO compensation are ultimately made by the Compensation Committee (subject to ratification by the Board in the case of the CEO’s and the Executive Chair’s compensation).

The Role of Management

Compensation Committee meetings are regularly attended by the Company’s CEO, the Chief Governance, Sustainability, and Human Resources Officer, the Chief Financial Officer, and the Chief Legal Officer. Each of the management attendees provides the Compensation Committee with his or her specific expertise and the business and financial context necessary to understand and properly target financial and performance metrics. None of the members of management are present during the Compensation Committee’s deliberations regarding their own compensation, but the Company’s independent compensation consultant, Pearl Meyer, may participate in those discussions. For NEOs other than the CEO, the Compensation Committee considers, among other things, the input provided by the CEO.

The Role of the Independent Compensation Consultant

The Compensation Committee has selected and engaged Pearl Meyer as its independent compensation consultant to provide the Compensation Committee with expertise on various compensation matters, including competitive practices, market trends, and specific program design. Additionally, Pearl Meyer provides the Compensation Committee with competitive data regarding market compensation levels at the 25th, 50th, and 75th percentiles for total compensation and each major compensation element.

Pearl Meyer reports to the Compensation Committee and, other than advising the Corporate Governance Committee on non-employee director compensation, does not provide any other services to the Company or its management. The Compensation Committee annually assesses compensation advisors' independence and potential conflicts of interest in accordance with applicable law and NYSE listing standards. Based on its assessment, the Compensation Committee determined that Pearl Meyer’s services have not raised any conflicts of interest.

The Role of Peer Companies

While the Compensation Committee believes targeting TDC around the market median is appropriate, target TDC levels can range from below-to above-market based on factors such as experience and performance of the individual and the Company or applicable business unit over time. For Arrow’s annual competitive benchmarking study, Pearl Meyer reviews compensation data of the Peer Group, as well as general industry survey data published by third parties.

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The Compensation Committee evaluates the appropriateness of each NEO’s compensation based on factors such as Company and business unit performance, job scope, individual performance, time in position, and alignment with comparable positions at companies in the Peer Group. To the extent the Compensation Committee deems that the compensation level associated with a NEO’s position versus the market (one measure of which is the Peer Group) is not aligned with the relevant factors, the Compensation Committee may choose to modify one or more of the NEO’s compensation components.

With input from its independent compensation consultant, the Compensation Committee annually reviews and approves the compensation Peer Group to evaluate whether it continues to meet the Company’s objectives. The Compensation Committee, with the support of Pearl Meyer, conducted an in-depth peer group analysis to determine a new, expanded group of peer companies for 2021. We believe the expanded Peer Group reflects our labor market for executive talent and uses a balanced combination of direct and broader industry peers. No changes were made to the Peer Group for 2022.

Peer Group Selection Process

Set an initial list of companies	Screened initial list with established criteria	Performed a robust analytical review that considered:

> Other technology distributors > GICS code to determine industry relevance > Use of capital > Geographic footprint	> Industry similarity > Peer similarity > Size similarity > Business model alignment	> Market cap > Revenue > Market cap to revenue ratio > Return on invested capital > Gross margin > Dividend yield > Total shareholder return

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2022 PEER GROUP (the “Peer Group”)
> Avnet, Inc.	> Flex, Ltd.	> Jabil Inc.
> CDW Corp.	> HP Enterprise Co.	> TD SYNNEX Corp.
> Celestica Inc.	> HP Inc.	> WESCO International Inc.

2022 Peer Group Data (Millions)
Percentile	Revenue (1)	Market Cap
25th	24,394	6,237
Median	29,108	9,056
75th	36,480	17,756
Arrow	37,124	6,196
Percentile Rank	78%	22%

(1)	Trailing Twelve Months. Source: company reports and Bloomberg market data

The Compensation Committee also reviews other benchmarking data of companies outside of the Peer Group when deemed necessary and appropriate. This data can cover a variety of areas, such as equity vesting practices, the prevalence of performance metrics among peer companies, types of equity vehicles used by peer companies, severance practices, equity burn rates, and any other market data the Compensation Committee believes it needs to consider when evaluating the Company’s executive compensation program.

OTHER PRACTICES, POLICIES, AND GUIDELINES

Stock Ownership Requirements

The Compensation Committee recognizes the importance of equity ownership by delivering a majority of the NEOs’ total compensation in the form of equity. To further align the interests of the Company’s executives with those of shareholders, the Company requires its NEOs to hold specified amounts of Arrow equity as summarized below:

Position	Ownership Requirement
CEO	5x base salary
Executive Chair	5x base salary
Other NEOs*	3x base salary
*Does not apply to Mr. Seidlitz

If the ownership requirement has not been met by the fifth anniversary of the date the NEO became subject to the ownership requirement multiple, then 100% of net shares acquired annually from employee equity awards must be retained until requirements are met. Shares that count towards the ownership requirement include shares owned and vested and unvested RSUs. Non-Qualified Stock Options, whether vested or unvested, and unvested PSUs do not count towards the ownership requirement. All NEOs currently meet the stock ownership requirements.

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Clawback Policy

The Board believes that it is in the Company's and its shareholders' best interests to create and maintain a culture that emphasizes integrity and accountability and reinforces the Company’s pay-for-performance compensation philosophy. The Board has adopted a formal clawback policy that provides for the recoupment of specific executive compensation, including both annual cash incentives and long-term incentive awards, in the event of either (a) an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws or (b) such person’s involvement in any misconduct.

In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under securities laws, the Board may require an executive to reimburse the Company or to forfeit any excess incentive compensation received by an executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

In addition, in the event an executive has been involved in any misconduct (or knew or should have known about the misconduct and failed to report it to the Company), the Board may require an executive to reimburse the Company or to forfeit any and all incentive compensation if the underlying conduct occurred during any of the three fiscal years preceding the grant, payment, vesting, or settlement of the incentive compensation.

The Company continues to monitor its clawback policy to evaluate whether it is consistent with applicable laws. In response to recently adopted SEC rules directing stock exchanges to establish listing standards requiring listed companies to develop and implement policies providing for the recovery of erroneously awarded incentive-based compensation received by current or former executives, the Company will review and modify the policy as necessary to reflect the final NYSE listing standards.

Insider Trading Policy

The Company believes that it is essential to (i) prevent insider trading, (ii) prevent the appearance of insider trading, (iii) prevent the misuse of insider information, and (iv) protect the Company’s reputation for integrity and ethical conduct.

The Company’s insider trading policy prohibits directors, executive officers, and all other employees from transacting in Company securities while aware of material nonpublic information. Specific individuals who are at a greater risk of possessing material nonpublic information, including directors and executive officers, are restricted to transacting in Company securities only during open trading windows, with certain exceptions for, among other things, scheduled trades under 10b5-1 plans, vesting of stock, and surrender or withholding of shares to satisfy taxes.

The Company’s open trading windows commence on the opening of the market on the first day after the filing with the SEC of the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, until the close of the market on the fifteenth calendar day prior to the last day of the then-current quarter. The Chief Legal Officer may also impose special trading blackout periods due to the occurrence of material developments known to the Company but not yet publicly disclosed.

Under the insider-trading policy, directors and executive officers must also preclear their trades (unless done under an existing 10b5-1 plan) or the adoption or modifications of any 10b5-1 plans with the Company’s Chief Legal Officer.

Anti-Hedging and Anti-Pledging Policy

The Company’s anti-hedging and anti-pledging policy provides that directors, executive officers, and certain other employees may not directly or indirectly engage in transactions that would have the effect of reducing the economic risk of holding the Company’s securities. The Company’s policy prohibits covered individuals from

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engaging in certain derivatives transactions in the Company’s securities, such as options, puts, calls, or similar instruments; prepared variable forward contracts; equity swaps or other equity derivatives; zero cost dollars; exchange funds or “swap funds,” “spread betting” transactions (i.e., transactions speculating on share price movement) or other speculative transactions; and participation in certain pooled investment partnerships.  The policy also prohibits the pledging of Company securities or the holding of Company securities in margin accounts since securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call, and any such margin sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities. The policy is reviewed annually and, if needed, updated by the Compensation Committee. A copy of the policy is available under “Governance Documents” at the “Leadership and Governance” sub-link of the Investor Relations drop-down menu on investor.arrow.com.

Severance Policy and Change in Control Agreements

The Company has a policy for severance (“Severance Policy”) and a change in control retention agreement (“Change in Control Retention Agreement”) for its executives. In connection with his departure, Mr. Stansbury became eligible for separation benefits under the Severance Policy based on his termination without cause. The Severance Policy and Change in Control Retention Agreements, including a quantification of the benefits that Mr. Stansbury received in connection with his termination, are described in detail in the heading “Agreements and Potential Payouts upon Termination or Change in Control.”

Retirement Programs and Other Benefits

In keeping with its total compensation philosophy and in light of the need to provide a comprehensive compensation and benefits package that is competitive within the industry, the Compensation Committee believes that the retirement and other benefit programs discussed below are critical elements of the compensation package made available to the Company’s NEOs.

Qualified Plans

The NEOs participate in the 401(k) Plan, which is available to all Arrow’s U.S. employees. Company contributions to the 401(k) Plan on behalf of the NEOs are included under “All Other Compensation” in the table labeled “2022 Summary Compensation,” and specified under the column “401(k) Plan Company Contribution” in the table labeled “All Other Compensation — Detail.”

Supplemental Executive Retirement Plan (“SERP”)

The Company maintains the SERP, a non-qualified, unfunded retirement plan in which all then-current NEOs participated as of December 31, 2022, the details of which are discussed under the heading “Supplemental Executive Retirement Plan.” The Company has placed approximately $108.6 million in various investments to cover the ongoing costs of SERP payouts for both current and former executives.

Management Insurance Program

Executives, including the NEOs, participate in Arrow’s Management Insurance Program (“MIP”). The Board determines participant eligibility, and each then-current NEO as of December 31, 2022, participates in the MIP. In the event of the death of a participating executive, the Company provides an after-tax death benefit to the executive’s named beneficiary equal to four times the executive’s annual target cash compensation (after giving effect to a tax assistance benefit included in the program). The benefit generally ends upon separation from service. However, the MIP benefit is extended until the first day of the seventh month following separation from service in the event the participating executive’s actual commencement of benefit payments under the SERP is delayed pursuant to Section 409A of the Internal Revenue Code since no SERP benefit is payable if a participant dies prior to commencement of benefit payments.

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COMPENSATION COMMITTEE REPORT

The substantive discussion of the material elements of all of the Company’s executive compensation programs and the determinations by the Compensation Committee with respect to compensation and executive performance for 2022 are contained in the CD&A above. The Compensation Committee has reviewed and discussed the CD&A with the Company’s management. In reliance on these reviews and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the definitive Proxy Statement on Schedule 14A for Arrow’s 2023 Annual Meeting for filing with the SEC and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Steven H. Gunby, Chair

Fabian T. Garcia

Barry W. Perry

Gerry P. Smith

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COMPENSATION OF THE
NAMED EXECUTIVE OFFICERS

2022 SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning the compensation of the NEOs.

							Change in
							Pension
					Stock	Non-Equity	Value &
				Stock	Option	Incentive	NQDC	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Year	($)	($)	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)
Michael J. Long	2022	1,133,333	—	6,000,112	—	4,235,834	—	180,743	11,550,022
Executive Chairman of the Board	2021	1,320,000	—	6,000,028	—	5,406,000	—	154,810	12,880,838
	2020	1,320,000	—	6,000,044	—	3,180,000	979,530	224,369	11,703,943
Sean J. Kerins	2022	895,833	—	3,500,063	—	2,514,584	533,030	34,715	7,478,225
President and Chief Executive Officer	2021	750,000	—	2,300,083	—	1,275,000	1,027,429	16,654	5,369,166
	2020	650,000	—	1,125,003	375,001	650,000	1,048,363	34,895	3,883,262
Rajesh K. Agrawal	2022	226,155	—	4,000,087	—	1,190,000	—	—	5,416,242
Senior Vice President, Chief Financial Officer									—
Kirk D. Schell	2022	333,333	—	2,500,075	—	566,666	—	101,683	3,501,757
President, Global Components									—
Gretchen K. Zech	2022	658,333	—	1,500,092	—	1,133,334	—	14,400	3,306,159
Senior Vice President, Chief Governance,	2021	500,000	—	1,300,061	—	850,000	373,549	11,922	3,035,532
Sustainability, and Human Resources Officer	2020	500,000	—	974,961	325,045	500,000	918,209	14,984	3,233,199
Vincent P. Melvin (5)	2022	575,000	—	1,300,114	—	977,500	—	14,150	2,866,764
Senior Vice President, Chief Information Officer	2021	500,000	—	1,300,061	—	850,000	332,550	18,317	3,000,928
Richard A. Seidlitz	2022	355,462	50,000	390,124	—	318,492	n/a	12,200	1,126,278
Vice President, Corporate Controller, and Principal Accounting Officer									—
Christopher D. Stansbury	2022	177,692	—	—	—	—	—	14,836	192,528
Former Senior Vice President,	2021	700,000	—	1,600,100	—	1,190,000	644,363	70,797	4,205,260
Chief Financial Officer	2020	700,000	—	1,200,025	399,979	700,000	925,551	51,444	3,976,999

(1)	Amounts shown under the heading “Stock Awards” reflect the aggregate grant date fair values of such awards computed in accordance with FASB ASC Topic 718, excluding estimates of forfeitures. For stock awards subject to performance conditions, such awards are computed based upon the probable outcome of the performance conditions as of the grant date. Assuming the maximum performance is achieved for stock awards that are subject to performance conditions, amounts shown under this heading for Messrs. Long and Kerins, Ms. Zech, and Mr. Melvin would be $8,550,160, $4,987,695, $2,137,577, and $1,852,608, respectively, for 2022. Additional information on methodologies and assumptions made when calculating the grant date fair value of our stock awards is found in Note 11 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2022.
(2)	The amounts shown under “Non-Equity Incentive Compensation” are the actual amounts paid for the achievement of both the financial and strategic goals related to the NEO’s annual cash incentive award.
(3)	The amounts shown under the column “Change in Pension Value & NQDC Earnings” reflect the year-to-year change in the present value of each NEO’s accumulated pension plan benefit as discussed under the heading “Supplemental Executive Retirement Plan.” The change in the actuarial present value of the accumulated benefit under the SERP for 2022 decreased for Mr. Long, Ms. Zech and Messrs. Melvin and Stansbury and were negative $4,847,204, $588,577, $748,161, and $2,940,419, respectively.

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PROXY STATEMENT

(4)	See the All Other Compensation — Detail table below.

The amounts reported for 2021 and 2020 have been updated to include the following amounts for incremental cost of personal aircraft usage, calculated under the Company’s revised methodology described below: 2021 - Mr. Long $142,557 and Mr. Stansbury $52,382; 2020 - Mr. Long $212,910, Mr. Kerins $23,436, and Mr. Stansbury $39,985.

(5)	Mr. Melvin transitioned to Senior Vice President, Digital Platforms on January 1, 2023.

ALL OTHER COMPENSATION — DETAIL

From the table labeled “2022 Summary Compensation Table,” this table further sets forth the individual elements comprising each NEO’s 2022 “All Other Compensation.”

	Other	401(k) Plan Company	Total
Name	($)	Contribution ($)	($)
Michael J. Long (1)	168,543	12,200	180,743
Sean J. Kerins (2)	22,515	12,200	34,715
Rajesh K. Agrawal	—	—	—
Kirk D. Schell (3)	93,350	8,333	101,683
Gretchen K. Zech	2,200	12,200	14,400
Vincent P. Melvin	1,950	12,200	14,150
Richard A. Seidlitz	—	12,200	12,200
Christopher D. Stansbury	2,636	12,200	14,836

(1)	This amount represents: (i) Arrow’s contributions to Mr. Long’s account under the 401(k) plan in the amount of $12,200; (ii) personal air travel expenses in the amount of $167,865, which represent the incremental cost to Arrow for Mr. Long’s personal use of Arrow’s fractionally-owned aircraft based on hourly flight charges and other variable costs incurred by Arrow for such use, including, without limitation, variable fuel charges, departure fees, and landing fees; and (iii) a sales recognition event in the amount of $678.
(2)	This amount represents: (i) Arrow’s contributions to Mr. Kerins’ account under the 401(k) plan in the amount of $12,200; (ii) personal air travel expenses in the amount of $22,082, which represent the incremental cost to Arrow for Mr. Kerins’ personal use of Arrow’s fractionally-owned aircraft based on hourly flight charges and other variable costs incurred by Arrow for such use, including, without limitation, variable fuel charges, departure fees, and landing fees; and (iii) a sales recognition event in the amount of $433.
(3)	This amount represents (i) Arrow’s contributions to Mr. Schell’s account under the 401(k) plan in the amount of $8,333; and (ii) relocation expenses in the amount of $93,350, which were valued on the basis of the aggregate incremental cost to Arrow and represent the amount accrued for payment and paid directly to Mr. Schell or the third-party vendor, as applicable.

For perquisite disclosure purposes, we determine the aggregate incremental cost to the Company of the NEOs' personal flights on our fractionally-owned aircraft by calculating the average variable aircraft operating costs per hour for the aircraft, which includes the hourly rate, fuel, landing fees, trip-related repairs and maintenance, catering, and other miscellaneous expenses. The fractional program operator's monthly overhead and fixed cost fee are excluded from the calculation. The calculated average variable operating cost per hour is multiplied by the total number of personal flight hours for each NEO. Occasionally, a spouse or other guest may accompany NEOs on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company, and, as a result, no amount is reflected in the “2022 Summary Compensation Table.” The value of the personal use of a fractionally-owned or chartered corporate aircraft by our NEOs or their guests is included in their personal income in accordance with applicable tax regulations.

70

2023 ANNUAL
PROXY STATEMENT

2022 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding the annual cash incentives, PSUs, and RSUs awarded in 2022. No stock options were granted in 2022.

Grants of Plan-Based Awards
									All Other	All Other		Grant
									Stock	Option		Date
									Awards:	Awards:	Exercise	Fair Value
			Estimated Possible Payouts Under			Estimated Future Payouts			Number	Number of	or Base	of Stock
			Non-Equity Incentive Plan			Under Equity Incentive Plan			of Shares	Securities	Price of	and
			Awards (1)			Awards (2)			of Stock	Underlying	Option	Option
		Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)	($/Sh)	($)(4)
Michael J. Long	2022		996,667	2,491,667	4,235,834	—	—	—	—	—	—	—
	2/16/2022		—	—	—	3,524	23,493	43,462	—	—	—	3,000,056
	2/16/2022		—	—	—	—	—	—	23,493	—	—	3,000,056
Sean J. Kerins	2022		591,667	1,479,167	2,514,584	—	—	—	—	—	—	—
	2/16/2022		—	—	—	1,351	9,006	16,661	—	—	—	1,150,066
	2/16/2022		—	—	—	—	—	—	9,005	—	—	1,149,939
	6/1/2022	5/11/2022	—	—	—	751	5,007	9,263	—	—	—	600,089
	6/1/2022	5/11/2022	—	—	—	—	—	—	5,006	—	—	599,969
Rajesh K. Agrawal	2022		280,000	700,000	1,190,000	—	—	—	—	—	—	—
	9/14/2022	8/10/2022	—	—	—	—	—	—	40,356	—	—	4,000,087
Kirk D. Schell	2022		133,333	333,333	566,666	—	—	—	—	—	—	—
	5/11/2022		—	—	—	—	—	—	20,278	—	—	2,500,075
Gretchen K. Zech	2022		266,667	666,667	1,133,334	—	—	—	—	—	—	—
	2/16/2022		—	—	—	881	5,873	10,865	—	—	—	749,982
	2/16/2022		—	—	—	—	—	—	5,874	—	—	750,110
Vincent P. Melvin	2022		230,000	575,000	977,500	—	—	—	—	—	—	—
	2/16/2022		—	—	—	764	5,090	9,417	—	—	—	649,993
	2/16/2022		—	—	—	—	—	—	5,091	—	—	650,121
Richard A. Seidlitz	2022		76,534	191,334	325,268	—	—	—	—	—	—	—
	2/16/2022		—	—	—	82	548	1,014	—	—	—	69,980
	2/16/2022		—	—	—	—	—	—	549	—	—	70,107
	2/16/2022		—	—	—	—	—	—	1,958	—	—	250,037
Christopher D. Stansbury	2022		—	—	—	—	—	—	—	—	—	—
	2/16/2022		—	—	—	—	—	—	—	—	—	—

(1)	The amounts reported above assume that the performance standard achieved is at threshold, target, or maximum for the financial performance metric and each strategic ESG performance metric; see “Annual Cash Incentives” section in the CD&A for more information.
(2)	These columns indicate the potential number of units that will be earned based on each of the NEO’s PSU awards granted in 2022. Assuming a payout greater than zero units, the threshold unit payout begins at 15% of the target number of units and up to a maximum payout of 185% of the target number of units. The grant amount is equal to the target amount at achievement of 100%. PSUs vest, if at all, depending on whether vesting conditions are met after the end of the three-year performance period and after the Compensation Committee determines the attainment level. For more information, please see the “Long-Term Incentive Awards” section in the CD&A for more information.
(3)	This column reflects the number of RSUs granted in 2022. RSUs vest in 25% annual increments on the first through fourth anniversaries of the grant date. Please see the “Long-Term Incentive Awards” section in the CD&A for more information.
(4)	Grant date fair values for RSUs and PSUs are calculated in accordance with FASB ASC Topic 718, reflecting the number of shares awarded (at target for the PSUs) multiplied by the grant date closing market price of Arrow common stock.

71

2023 ANNUAL
PROXY STATEMENT

2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below titled “2022 Outstanding Equity Awards at Fiscal Year-End” shows: (i) the number of outstanding stock option awards that are vested and unvested as of December 31, 2022; (ii) the exercise price and expiration date of those options; (iii) the aggregate number and value of all unvested RSUs as of December 31, 2022; and (iv) the aggregate number and value of all PSUs as of December 31, 2022, granted under a performance plan whose performance period has not yet been completed.

The values ascribed to the awards in the table below may or may not be realized by their recipients, depending on the share prices at the time of vesting or exercise and the achievement of the metrics upon which the PSUs depend. The award values are based on the closing price of the Company’s common stock on December 30, 2022, which was $104.57. For each NEO, the fair value of stock awards and stock option awards at the date of grant, based upon the probable outcome of performance conditions, if applicable, is included in the “2022 Summary Compensation Table” above. For additional information regarding the impact of a change in control of the Company on equity awards, see under the heading below entitled “Performance Stock Unit, Restricted Stock Unit, and Non-Qualified Stock Option Award Agreements.”

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
									Equity		Equity Incentive
									Incentive		Plan Awards:
								Market	Plan Awards;		Market or
								Value of	Number of		Payout Value
		Number of	Number of				Number of	Shares or	Unearned		of Unearned
		Securities	Securities				Shares or	Units of	Shares, Units		Shares, Units
		Underlying	Underlying				Units of	Stock Held	or Other		or Other
		Unexercised	Unexercised	Option	Option	Stock	Stock Held	That Have	Rights That		Rights That
	Option	Options –	Options –	Exercise	Expiration	Award	That Have	Not Yet	Have Not		Have Not Yet
	Grant	Exercisable	Unexercisable	Price	Date	Grant	Not Vested	Vested	Yet Vested		Vested
Name	Date(1)	(#)(1)	(#)(1)	($)(1)	(1)	Date	(#)(2)	($)(2)	(#)(3)		($)(3)
Michael J. Long	02/20/2018	16,214	—	81.95	02/18/2028	02/20/2018	14,643	1,531,219	—		—
	02/19/2019	16,537	16,537	81.05	02/16/2029	02/19/2019	4,626	483,741	—		—
		—	—	—	—	02/19/2020	9,467	989,964	—		—
		—	—	—	—	02/17/2021	21,124	2,208,937	—		—
		—	—	—	—	02/16/2022	23,493	2,456,663	—		—
		—	—	—	—	02/19/2020	—	—	56,804	(4)	5,939,994
		—	—	—	—	02/17/2021	—	—	28,167	(5)	2,945,423
		—	—	—	—	02/16/2022	—	—	23,493	(6)	2,456,663
Sean J. Kerins	02/18/2014	7,043	—	56.71	02/17/2024	—	—	—	—		—
	02/17/2015	11,783	—	62.13	02/16/2025	—	—	—	—		—
	02/23/2016	14,880	—	56.43	02/22/2026	—	—	—	—		—
	02/21/2017	14,370	—	73.86	02/19/2027	—	—	—	—		—
	02/20/2018	14,054	—	81.95	02/18/2028	—	—	—	—		—
	02/19/2019	12,404	4,134	81.05	02/16/2029	02/19/2019	1,156	120,883	—		—
	02/19/2020	9,106	9,105	79.22	02/19/2030	02/19/2020	2,366	247,413	—		—
		—	—	—	—	02/17/2021	8,097	846,703	—		—
		—	—	—	—	02/16/2022	9,005	941,653	—		—
		—	—	—	—	06/01/2022	5,006	523,477	—		—
		—	—	—	—	02/19/2020	—	—	9,467	(4)	989,964
		—	—	—	—	02/17/2021	—	—	10,798	(5)	1,129,147
		—	—	—	—	02/16/2022	—	—	9,006	(6)	941,757
		—	—	—	—	06/01/2022	—	—	5,007	(7)	523,582

72

2023 ANNUAL
PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
									Equity		Equity Incentive
									Incentive		Plan Awards:
								Market	Plan Awards;		Market or
								Value of	Number of		Payout Value
		Number of	Number of				Number of	Shares or	Unearned		of Unearned
		Securities	Securities				Shares or	Units of	Shares, Units		Shares, Units
		Underlying	Underlying				Units of	Stock Held	or Other		or Other
		Unexercised	Unexercised	Option	Option	Stock	Stock Held	That Have	Rights That		Rights That
	Option	Options –	Options –	Exercise	Expiration	Award	That Have	Not Yet	Have Not		Have Not Yet
	Grant	Exercisable	Unexercisable	Price	Date	Grant	Not Vested	Vested	Yet Vested		Vested
Name	Date(1)	(#)(1)	(#)(1)	($)(1)	(1)	Date	(#)(2)	($)(2)	(#)(3)		($)(3)
Rajesh K. Agrawal		—	—	—	—	09/14/2022	40,356	4,220,027	—		—
Kirk D. Schell		—	—	—	—	05/11/2022	20,278	2,120,470	—		—
Gretchen K. Zech	02/21/2017	2,936	—	73.86	02/19/2027	—	—	—	—		—
	02/20/2018	10,810	—	81.95	02/18/2028	—	—	—	—		—
	02/19/2019	10,749	3,582	81.05	02/16/2029	02/19/2019	1,002	104,779	—		—
	02/19/2020	7,893	7,892	79.22	02/19/2030	02/19/2020	2,050	214,369	—		—
		—	—	—	—	02/17/2021	4,577	478,617	—		—
		—	—	—	—	02/16/2022	5,874	614,244	—		—
		—	—	—	—	02/19/2020	—	—	8,205	(4)	857,997
		—	—	—	—	02/17/2021	—	—	6,103	(5)	638,191
		—	—	—	—	02/16/2022	—	—	5,873	(6)	614,140
Vincent P. Melvin	02/19/2019	—	3,582	81.05	02/16/2029	02/19/2019	1,002	104,779	—		—
	02/19/2020	7,893	7,892	79.22	02/19/2030	02/19/2020	2,050	214,369	—		—
		—	—	—	—	02/17/2021	4,577	478,617	—		—
		—	—	—	—	02/16/2022	5,091	532,366	—		—
		—	—	—	—	02/19/2020	—	—	8,205	(4)	857,997
		—	—	—	—	02/17/2021	—	—	6,103	(5)	638,191
		—	—	—	—	02/16/2022	—	—	5,090	(6)	532,261
Richard A. Seidlitz	02/21/2017	1,875	—	73.86	02/19/2027	—	—	—	—		—
	02/20/2018	1,621	—	81.95	02/18/2028	—	—	—	—		—
	02/19/2019	1,241	413	81.05	02/16/2029	02/19/2019	115	12,026	—		—
	02/19/2020	912	910	79.22	02/19/2030	02/19/2020	236	24,679	—		—
		—	—	—	—	02/17/2021	493	51,553	—		—
		—	—	—	—	02/16/2022	2,507	262,157	—		—
		—	—	—	—	02/19/2020	—	—	947	(4)	99,028
		—	—	—	—	02/17/2021	—	—	657	(5)	68,702
		—	—	—	—	02/16/2022	—	—	548	(6)	57,304
Christopher D. Stansbury	02/19/2019	—	4,409	81.05	09/30/2023	02/19/2019	1,234	129,039	—		—
	02/19/2020	—	9,712	79.22	09/30/2023	02/19/2020	2,524	263,935	—		—
		—	—	—	—	02/17/2021	5,634	589,147	—		—
		—	—	—	—	02/19/2020	—	—	10,098	(4)	1,055,948
		—	—	—	—	02/17/2021	—	—	7,511	(5)	785,425

(1)	These columns reflect the grant date, number of options exercisable and unexercisable, exercise price, and expiration date for all stock options under each award. All of the awards were issued under the Company's LTIP. Accordingly, all stock options: (a) have an exercise price equal to the closing market price of the Company’s common stock on the grant date; (b) vest in four equal amounts on the first, second, third, and fourth anniversaries of the grant date; and (c) expire ten years after the grant date.
(2)	These columns reflect the number of unvested RSUs held by each NEO under each award and the associated value. The dollar value of those units is calculated using the closing market price of the Company’s common stock on December 30, 2022. RSUs vest in four equal amounts on the grant date's first, second, third, and fourth anniversaries. Mr. Long received an additional RSU award on February 20, 2018, that vests in five equal amounts on the grant date's first, second, third, fourth, and fifth anniversaries.

73

2023 ANNUAL
PROXY STATEMENT

(3)	These columns show the number of shares of Arrow common stock each NEO would receive under each grant of PSUs, assuming that the performance criteria achievement is 100%. The dollar value of those stock units is calculated using the closing market price of the Company’s common stock on December 30, 2022. PSUs vest, if at all, depending on whether vesting conditions are met after the end of the three-year performance period and after the Compensation Committee determines the attainment level.
(4)	These PSUs were awarded on February 19, 2020, and vest upon the Compensation Committee’s certification of our Company’s cumulative achievement of specific three-year EPS growth goals compared to the EPS growth of Arrow’s Peer Group and Arrow’s three-year average ROIC in excess of its three-year WACC over the 2020 to 2022 performance period. Due to the cumulative goals, the amounts reported in this column are based on target achievement of the applicable performance goals.
(5)	These PSUs were awarded on February 17, 2021, and vest upon the Compensation Committee’s certification of our Company’s cumulative achievement of specific three-year EPS growth goals compared to the EPS growth of Arrow’s Peer Group and Arrow’s three-year average ROIC in excess of its three-year WACC over the 2021 to 2023 performance period. Due to the cumulative goals, the amounts reported in this column are based on target achievement of the applicable performance goals.
(6)	These PSUs were awarded on February 16, 2022, and vest upon the Compensation Committee’s certification of our Company’s cumulative achievement of specific three-year EPS growth goals compared to the EPS growth of Arrow’s Peer Group and Arrow’s three-year average ROIC in excess of its three-year WACC over the 2022 to 2024 performance period. Due to the cumulative goals, the amounts reported in this column are based on target achievement of the applicable performance goals.
(7)	These PSUs were awarded on June 1, 2022, and vest upon the Compensation Committee’s certification of our Company’s cumulative achievement of specific three-year EPS growth goals compared to the EPS growth of Arrow’s Peer Group and Arrow’s three-year average ROIC in excess of its three-year WACC over the 2022 to 2024 performance period. Due to the cumulative goals, the amounts reported in this column are based on target achievement of the applicable performance goals.

The following table sets forth the maximum potential number of PSUs which may be awarded to each of the NEOs for PSU awards granted in 2022, 2021, and 2020. For more information, please see the “Long-Term Incentive Awards” section in the CD&A.

	Maximum Performance Stock Units
Name	2020	2021	2022
Michael J. Long	105,087	52,109	43,462
Sean J. Kerins	17,514	19,976	25,924
Rajesh K. Agrawal	—	—	—
Kirk D. Schell	—	—	—
Gretchen K. Zech	15,179	11,291	10,865
Vincent P. Melvin	15,179	11,291	9,417
Richard A. Seidlitz	1,752	1,215	1,014
Christopher D. Stansbury	18,681	13,895	—

74

2023 ANNUAL
PROXY STATEMENT

STOCK VESTED AND OPTIONS EXERCISED IN 2022

The following table provides information concerning the value realized by each NEO upon the vesting of RSUs and PSUs and the exercise of stock options during 2022.

The value realized on the vesting of RSUs and PSUs is based on the number of shares vesting and the closing market price of the Company’s common stock on the vesting date. The value realized on the exercise of stock options shown below is based on the difference between the exercise price per share paid by the executive and the closing market price of the Company’s common stock on the exercise date.

Stock Vested and Options Exercised
	Stock Awards		Option Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Vesting	on Vesting	on Exercise	on Exercise
Name	(#)	($)	(#)	($)
Michael J. Long	84,110	10,486,624	—	—
Sean J. Kerins	18,154	2,267,425	8,687	708,142
Rajesh K. Agrawal	—	—	—	—
Kirk D. Schell	—	—	—	—
Gretchen K. Zech	14,822	1,851,160	—	—
Vincent P. Melvin	14,746	1,841,755	20,477	832,647
Richard A. Seidlitz	1,725	215,407	—	—
Christopher D. Stansbury	22,699	2,812,571	46,128	1,946,053

75

2023 ANNUAL
PROXY STATEMENT

2022 NONQUALIFIED DEFERRED COMPENSATION

The Executive Deferred Compensation Plan (“EDCP”) was frozen to new contributions as of December 31, 2019. Richard A. Seidlitz, who was an NEO during the year, had an outstanding balance under the EDCP. Mr. Seidlitz is the only NEO that participated in the EDCP. The EDCP allows participants to direct their plan assets among the same investment choices as available under the Arrow Electronics, Inc. 401(k) Savings Plan. Distribution options include in-service withdrawals or lump sum payments made at the time of separation from service.

				Aggregate	Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Balance at
	Contributions	Contributions	Earnings	Distributions	December 31,
Name	in 2022	in 2022	in 2022	in 2022	2022
Michael J. Long	$—	$—	$—	$—	$—
Sean J. Kerins	$—	$—	$—	$—	$—
Rajesh K. Agrawal	$—	$—	$—	$—	$—
Kirk D. Schell	$—	$—	$—	$—	$—
Gretchen K. Zech	$—	$—	$—	$—	$—
Vincent P. Melvin	$—	$—	$—	$—	$—
Richard A. Seidlitz	$—	$—	$(16,567)	$(54,153)	$58,090
Christopher D. Stansbury	$—	$—	$—	$—	$—

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Arrow maintains a non-qualified Supplemental Executive Retirement Plan under which the Company will pay pension benefits to certain employees upon retirement or as a result of certain other termination events. Eleven current executives participate in the SERP as of December 31, 2022. The Board determines participant eligibility, and each then-current NEO as of December 31, 2022 participates in the SERP.

The typical gross SERP benefit is calculated by multiplying 2.5% of final average compensation (salary plus targeted incentive compensation) by the participant’s years of credited service (SERP participation) up to a maximum of eighteen years. Final average compensation is ordinarily the highest average of any three years during the participant’s final five years of service. Both final average compensation and service are frozen as of normal retirement date (generally age 60, unless otherwise specified in written notice to a participant from the Board). The gross benefit is reduced by the value of hypothetical defined contribution plan contributions and 50% of Social Security benefits.

The benefit described above is payable at normal retirement age for participants who remain in service until that time. In addition, participants are eligible for early retirement at age 55 or when combined years of age and service equals at least 72, if later. Benefits are reduced by 7% for each year that retirement precedes normal retirement age. Except as provided below, no benefits are payable for termination prior to retirement eligibility, and no benefits are payable if a retired participant dies before payments commence. The normal form of benefits provided is a single life annuity with sixty monthly payments guaranteed. Other monthly annuity payment forms are also available.

The years of credited service for each of the NEOs and the present value of their respective accumulated benefits as of December 31, 2022, are set out in the following table. None of the NEOs received any payments under the SERP in or with respect to 2022. As of December 31, 2022, Messrs. Long and Kerins were the only NEOs eligible for normal retirement, while Mr. Melvin was eligible for early retirement. The present value

76

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PROXY STATEMENT

calculation assumes each recipient remains employed until normal retirement age (generally at age 60) or December 31, 2022, for those beyond normal retirement age. The remainder of the assumptions underlying the calculation of the present value of the benefits are discussed in Note 12 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2022.

Pension Benefits
	Number of Years of	Present Value of	Payments During
	Credited Service	Accumulated Benefit	Last Fiscal Year
Name	(#)	($)	($)
Michael J. Long	18.00	15,422,585	—
Sean J. Kerins	8.58	4,806,826	—
Rajesh K. Agrawal	0.25	—	—
Kirk D. Schell	0.58	—	—
Gretchen K. Zech	11.08	3,008,463	—
Vincent P. Melvin	16.25	5,579,986	—
Christopher D. Stansbury	—	—	—

The SERP provides that if a participant’s employment is terminated involuntarily without “cause” or voluntarily for “good reason,” in either case within two years after a “change in control” of the Company, the participant will receive an annual benefit under the SERP upon reaching age 60. The payment amount is based on the amount accrued up to the time of the termination. No payments will be made if the participant is not yet age 50 at the time of the “change in control” related termination.

Should a participant become disabled before retiring, their accrued SERP benefits will generally commence at age 60, subject to reduction for Company-paid disability benefits received for the same payment period and termination prior to age 60.

Benefits under the SERP may terminate, with no further obligation to the recipient, if the participant becomes involved with an entity that competes with Arrow (except for limited ownership of stock in a publicly traded company).

The present values of the SERP benefit accrued through year-end by the NEOs in the event of termination, death, disability, or a change in control of the Company are set forth in the table labeled “2022 Potential Payouts Upon Termination” below.

77

2023 ANNUAL
PROXY STATEMENT

AGREEMENTS AND POTENTIAL PAYOUTS
UPON TERMINATION OR CHANGE IN CONTROL

The Company does not enter into employment agreements with senior management. The Company does, however, have a Severance Policy and an Executive Change in Control Retention Agreement for its executives.

SEVERANCE POLICY

Under the current Severance Policy, upon an involuntary termination of employment of any of the NEOs without “cause,” the Company would pay such NEO a pro-rata portion of their annual cash incentive with respect to the year of termination plus their base salary and annual cash incentive (prorated as applicable) for eighteen months (twenty-four months for the Executive Chair and the CEO) (in each case, “Severance Period”). Salary continuation payments would be made in accordance with the Company’s customary payroll practices. Annual cash incentive awards, if any, would be paid on the date they are normally paid to the Company’s then-current executives. Each NEO also would receive continuation of health care benefit coverage at the same level of coverage through the Severance Period or equivalent benefits, as determined in the sole reasonable discretion of the Compensation Committee. The Company will also reimburse the NEO for the cost of outplacement services up to a maximum of $50,000 ($75,000 for the Executive Chair and the CEO). The Severance Policy imposes an affirmative duty on each NEO to seek substitute employment that is reasonably comparable to such NEO’s employment with the Company to mitigate the severance payments and benefits provided under the Severance Policy. The Company can offset certain of those sums earned elsewhere. The Severance Policy is subject to change at the discretion of the Compensation Committee.

As a condition to receiving these benefits, the Severance Policy requires the NEO to execute a general release of claims and a restrictive covenants agreement in favor of the Company. Generally, under the restrictive covenants agreement, the NEO must agree to covenants providing for the confidentiality of the Company’s information and non-competition and non-solicitation of the Company’s employees and customers for a period equal to the Severance Period.

In the case of termination of the NEO’s employment without “cause,” their outstanding equity-based awards would continue to vest throughout the Severance Period. Equity-based awards that do not vest before the end of the Severance Period would be forfeited. Vested stock options would remain exercisable until the earlier of the expiration of the Severance Period or the expiration date as provided in the applicable award agreement.

Unvested equity-based awards held by NEOs would vest in the event of death or disability. Vested stock options would remain exercisable until the expiration date of such stock option, as provided in the applicable award agreement. Also, any shares to which an NEO is entitled by reason of a vested PSU would be delivered within thirty days following the date of their death or disability.

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PARTICIPATION AGREEMENTS

Each NEO who consented to the early termination of their employment and change in control agreements in 2013 was eligible to enter into a Participation Agreement with the Company (“Participation Agreement”). Under the Participation Agreement, the Company: (i) is prohibited from modifying or amending certain terms of the Severance Policy as they relate to that NEO and (ii) will provide severance benefits upon termination for “good reason” at a benefit level equal to that provided under the Severance Policy and upon an involuntary termination of employment without “cause” of such NEO. “Good reason” terminations include the executive terminating as a result of the Company reducing the executive’s base salary or incentive target; any adverse change in the executive’s position; and any material diminution in the executive’s duties, responsibilities, or authority. Messrs. Long and Melvin, and Ms. Zech were the only current NEOs eligible to enter into a Participation Agreement, and they all did so. The Company does not expect to enter into any such Participation Agreements in the future.

CHANGE IN CONTROL RETENTION AGREEMENTS

Each of the NEOs is a party to a Change in Control Retention Agreement. The purpose of the Change in Control Retention Agreements is to provide the NEOs with certain compensation and benefits in the event of an involuntary termination of employment without “cause” or resignation for “good reason,” in either case within twenty-four (24) months following a “change in control.” Examples of termination for “cause” include terminations for a felony conviction; willful failure to perform duties; willful misconduct; and willful failure to abide by any lawful policy adopted by the Company. “Good reason” terminations include the executive terminating as a result of the Company reducing the executive’s base salary or incentive target; any adverse change in the executive’s position; and any material diminution in the executive’s duties, responsibilities, or authority. If an NEO receives benefits under their Change in Control Retention Agreement, the NEO will not receive severance payments under the Severance Policy or Participation Agreement (if applicable).

Under the Change in Control Retention Agreements, the NEOs are eligible for compensation and benefits if, within two years following a change in control, the NEO’s employment is terminated without “cause” by the Company or for “good reason” by the executive, each as defined in the Change in Control Retention Agreement. In such event, the terminated NEO is entitled to receive a lump sum cash payment in the aggregate of the following amounts: (i) all unpaid base salary, and earned but unpaid benefits and awards through the date of termination; (ii) three times for the Executive Chair and the CEO or two times for all other NEOs the sum of (a) the greater of such NEO’s annual base salary in effect immediately prior to the change in control date or the date of termination and (b) the greater of such NEO’s target annual cash incentive in effect immediately prior to the change in control date or the date of termination; (iii) a pro-rata annual cash incentive award for the calendar year of termination (determined based on actual performance); and (iv) continuation of coverage under the Company’s health care plan for a period not to exceed twenty-four months (thirty-six months for the Executive Chair and the CEO).

The estimated payments the NEOs would receive under their respective Change in Control Retention Agreements are set forth in the table labeled “2022 Potential Payouts Upon Termination” below. However, the severance payments to the NEOs pursuant to Change in Control Retention Agreements may be limited in certain circumstances. Specifically, the Change in Control Retention Agreements provide that if an amount payable to an NEO would be treated as an “excess parachute payment” and would therefore reduce the tax deductibility by the Company and result in an excise tax being imposed on the NEO, then the severance payment will be reduced to a level sufficient to avoid these adverse consequences. However, if the severance payment amounts payable to the NEO, taking into account the effect of all of the applicable taxes, including the excise tax imposed, would be greater than the amount payable if the amount were reduced as described above, the NEO would receive this greater amount, without consideration for the impact this payment may have on the Company’s tax-deductibility of such payment.

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The Change in Control Retention Agreement does not affect the rights and benefits to which NEOs are entitled under any of the Company’s equity compensation plans, which such rights and benefits are governed by the terms and conditions of the relevant plans and award agreements.

IMPACT OF SECTION 409A OF THE INTERNAL REVENUE CODE

Each of the Change in Control Retention Agreements between the Company and the NEOs has provisions that are intended to comply with Section 409A of the Internal Revenue Code by deferring any payment due upon termination of employment for up to six months to the extent required by Section 409A of the Internal Revenue Code. The Change in Control Retention Agreements also include an interest component to the amount due for the period of deferral (at the then-current six- month Treasury rate).

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2022 POTENTIAL PAYOUTS UPON TERMINATION

The following table sets forth the estimated payments and value of benefits that each of the NEOs would be entitled to receive under their Change in Control Retention Agreement and the Severance Policy, including the Participation Agreements, as applicable, in the event of the termination of employment under various scenarios, assuming that the termination occurred on December 31, 2022. The amounts represent the entire value of the estimated liability, even if some or all of that value has been disclosed elsewhere in this Proxy Statement. Actual amounts that the Company may pay out and the assumptions used in arriving at such amounts can only be determined at the time of each such NEO’s termination or the change in control and could differ materially from the amounts set forth below.

The NEOs are not entitled to receive any payment at, following, or in connection with the termination of their employment for cause.

In both the table below and the Share-Based Award Agreement Terms Related to Post-Employment Scenarios table which follows it:

>	Disability refers to the executive becoming permanently and totally disabled during the term of employment;
>	Termination Without Cause or Resignation for Good Reason means that the executive is asked to leave the Company for some reason other than “cause” (as defined in the Severance Policy) or the executive voluntarily leaves the Company for “good reason” (as defined in the Participation Agreement, if applicable, which generally includes the Company failing to allow the executive to continue in a then-current or an improved position, or where the executive’s reporting relationship is changed so that he or she no longer reports to the CEO, and as further defined in each applicable Participation Agreement);
>	Change in Control Termination means the occurrence of both a change in control of the Company and the termination of the executive’s employment without “cause” or resignation for “good reason” within two years following the change in control; and
>	Retirement means the executive’s voluntary departure at or after retirement age as defined by the Company’s SERP (typically, age 60). As of December 31, 2022, Messrs. Long and Kerins were the only NEOs eligible for normal retirement, while Mr. Melvin was eligible for early retirement. Each executive is eligible for early retirement in the event that such executive reaches the age of 55 and the combined years of age and service equals at least seventy-two.

Richard A. Seidlitz: Interim Principal Financial Officer.

Due to the interim nature of his role, Mr. Seidlitz did not participate in the Company’s executive Severance Policy. Rather, he would have been eligible for severance benefits based on his years of service under the terms of Arrow’s broad-based severance plan if his position was eliminated through a qualifying termination. When Mr. Seidlitz ceased serving as PFO, he did not receive severance or benefits due to this change and is not included in the table labeled “Potential Payouts at Termination.”

Christopher D. Stansbury – Separation Benefits

As noted in the CD&A of this Proxy Statement, effective April 1, 2022, Mr. Stansbury ceased to be an executive officer of the Company. In connection with Mr. Stansbury’s departure, he became eligible to receive separation benefits pursuant to the Executive Severance Policy due to his termination without cause. Pursuant to the policy and in exchange for Mr. Stansbury signing a general release of claims in favor of the Company, unvested equity awards will continue to vest in accordance with their respective vesting schedules until his eighteen-month severance period ends on September 30, 2023. The following equity awards are expected to vest during the severance period (the estimated values are based on the Company’s closing stock price as of December 30, 2022): (i) 10,098 PSUs (at-target) - $1,055,948; (ii) 4,374 RSUs - $457,389; and (iii) 9,265 non-qualified stock options - $226,799, with the remainder of his unvested equity awards being forfeited. In accordance with the terms of the Severance Policy, and as a result of Mr. Stansbury’s subsequent employment, all other severance

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benefits were zero. Further, as Mr. Stansbury was not eligible for retirement at the time of his departure, he will not receive any SERP benefit payments.

Potential Payouts Upon Termination
				Termination
				Without "Cause"
				or	Change in
				Resignation for	Control
		Death	Disability	"Good Reason"	Termination	Retirement
Name	Benefit	($) (1)	($) (2)	($) (3) (4)	($) (5)	($) (6) (7)
Michael J. Long	Severance Payment	—	—	2,000,000	9,000,000	—
	Prorated Annual Cash Incentive	2,491,667	2,491,667	2,491,667	2,491,667	—
	Annual Cash Incentive (Severance)	—	—	2,800,000	—	—
	TOTAL Annual Cash Incentives	2,491,667	2,491,667	5,291,667	2,491,667	—
	Performance Stock Unit Awards (8)	11,342,080	11,342,080	11,342,080	11,342,080	11,342,080
	Non-Qualified Stock Option Awards (8)	388,950	388,950	388,950	388,950	388,950
	Restricted Stock Unit Awards (8)	7,670,523	7,670,523	7,670,523	7,670,523	6,139,305
	TOTAL Long-Term Incentive Awards	19,401,553	19,401,553	19,401,553	19,401,553	17,870,335
	Management Insurance Benefit	12,000,000	—	—	—	—
	Welfare Benefits Continuation	—	6,352	25,763	6,441	—
	Outplacement Services	—	—	75,000	—	—
	Supplemental Executive Retirement Plan	—	15,269,453	15,422,585	15,269,453	15,422,585
	TOTAL	33,893,220	37,169,025	42,216,568	46,169,114	33,292,920
Sean J. Kerins	Severance Payment	—	—	2,000,000	9,000,000	—
	Prorated Annual Cash Incentive	1,479,167	1,479,167	1,479,167	1,479,167	—
	Annual Cash Incentive (Severance)	—	—	2,800,000	—	—
	TOTAL Annual Cash Incentives	1,479,167	1,479,167	4,279,167	1,479,167	—
	Performance Stock Unit Awards (8)	3,584,450	3,584,450	3,584,450	3,584,450	3,584,450
	Non-Qualified Stock Option Awards (8)	328,043	328,043	328,043	328,043	328,043
	Restricted Stock Unit Awards (8)	2,680,129	2,680,129	2,680,129	2,680,129	2,680,129
	TOTAL Long-Term Incentive Awards	6,592,622	6,592,622	6,592,622	6,592,622	6,592,622
	Management Insurance Benefit	12,000,000	—	—	—	—
	Welfare Benefits Continuation	—	3,224	13,077	19,616	—
	Outplacement Services	—	—	75,000	—	—
	Supplemental Executive Retirement Plan	—	4,762,069	4,806,826	4,762,069	4,806,826
	TOTAL	20,071,789	12,837,082	17,766,692	21,853,474	11,399,448
Rajesh K. Agrawal	Severance Payment	—	—	1,050,000	2,800,000	—
	Prorated Annual Cash Incentive	700,000	700,000	700,000	700,000	—
	Annual Cash Incentive (Severance)	—	—	735,000	—	—
	TOTAL Annual Cash Incentives	700,000	700,000	1,435,000	700,000	—
	Performance Stock Unit Awards (8)	—	—	—	—	—
	Non-Qualified Stock Option Awards (8)	—	—	—	—	—
	Restricted Stock Unit Awards (8)	4,220,027	4,220,027	1,055,007	4,220,027	—
	TOTAL Long-Term Incentive Awards	4,220,027	4,220,027	1,055,007	4,220,027	—
	Management Insurance Benefit	5,600,000	—	—	—
	Welfare Benefits Continuation	—	1,545	4,699	6,265	—
	Outplacement Services	—	—	50,000	—	—
	Supplemental Executive Retirement Plan	—	—	—	—	—
	TOTAL	10,520,027	4,921,572	3,594,706	7,726,292	—

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Potential Payouts Upon Termination
				Termination
				Without "Cause"
				or	Change in
				Resignation for	Control
		Death	Disability	"Good Reason"	Termination	Retirement
Name	Benefit	($) (1)	($) (2)	($) (3) (4)	($) (5)	($) (6) (7)
Kirk D. Schell	Severance Payment	—	—	750,000	2,000,000	—
	Prorated Annual Cash Incentive	333,333	333,333	333,333	333,333	—
	Annual Cash Incentive (Severance)	—	—	525,000	—	—
	TOTAL Annual Cash Incentives	333,333	333,333	858,333	333,333	—
	Performance Stock Unit Awards (8)	—	—	—	—	—
	Non-Qualified Stock Option Awards (8)	—	—	—	—	—
	Restricted Stock Unit Awards (8)	2,120,470	2,120,470	1,413,682	2,120,470	—
	TOTAL Long-Term Incentive Awards	2,120,470	2,120,470	1,413,682	2,120,470	—
	Management Insurance Benefit	4,000,000	—	—	—
	Welfare Benefits Continuation	—	4,634	14,096	18,795	—
	Outplacement Services	—	—	50,000	—	—
	Supplemental Executive Retirement Plan	—	—	—	—	—
	TOTAL	6,453,803	2,458,437	3,086,111	4,472,598	—
Gretchen K. Zech	Severance Payment	—	—	1,012,500	2,700,000	—
	Prorated Annual Cash Incentive	666,667	666,667	666,667	666,667	—
	Annual Cash Incentive (Severance)	—	—	708,750	—	—
	TOTAL Annual Cash Incentives	666,667	666,667	1,375,417	666,667	—
	Performance Stock Unit Awards (8)	2,110,327	2,110,327	1,496,188	2,110,327	—
	Non-Qualified Stock Option Awards (8)	284,311	284,311	284,311	284,311	—
	Restricted Stock Unit Awards (8)	1,412,009	1,412,009	945,522	1,412,009	—
	TOTAL Long-Term Incentive Awards	3,806,647	3,806,647	2,726,021	3,806,647	—
	Management Insurance Benefit	5,400,000	—	—	—	—
	Welfare Benefits Continuation	—	6,110	18,584	24,779	—
	Outplacement Services	—	—	50,000	—	—
	Supplemental Executive Retirement Plan	—	1,803,688	—	2,975,053	—
	TOTAL	9,873,314	6,283,112	5,182,522	10,173,146	—
Vincent P. Melvin	Severance Payment	—	—	862,500	2,300,000	—
	Prorated Annual Cash Incentive	575,000	575,000	575,000	575,000	—
	Annual Cash Incentive (Severance)	—	—	603,750	—	—
	TOTAL Annual Cash Incentives	575,000	575,000	1,178,750	575,000	—
	Performance Stock Unit Awards (8)	2,028,449	2,028,449	1,496,188	2,028,449	—
	Non-Qualified Stock Option Awards (8)	284,311	284,311	284,311	284,311	—
	Restricted Stock Unit Awards (8)	1,330,130	1,330,130	904,531	1,330,130	—
	TOTAL Long-Term Incentive Awards	3,642,890	3,642,890	2,685,030	3,642,890	—
	Management Insurance Benefit	4,600,000	—	—	—	—
	Welfare Benefits Continuation	—	9,269	28,192	37,590	—
	Outplacement Services	—	—	50,000	—	—
	Supplemental Executive Retirement Plan	—	5,516,211	5,567,257	5,516,211	5,567,257
	TOTAL	8,817,890	9,743,370	10,371,729	12,071,691	5,567,257

The benefits listed below are provided in accordance with the Executive Change in Control Retention Agreement, the Executive Severance Policy, applicable equity award agreements, the Management Insurance Program, and the Supplemental Executive Retirement Plan.

(1)	Death

(a) A prorated annual cash incentive award for the calendar year of termination, based upon actual performance, amount displayed is at target

(b) Immediate vesting of all unvested equity awards

(c) A lump-sum cash payment equal to four times the executive’s target total cash compensation, net of tax and payable under the Management Insurance Program

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(2)	Disability

(a) A prorated annual cash incentive award for the calendar year of termination, based upon actual performance; amount displayed is at target

(b) Immediate vesting of all unvested equity awards

(c) Continued medical coverage under Arrow’s health plan for one-hundred eighty days

(d) SERP benefit payments begin at normal retirement date but are reduced by the Early Payment Discount to reflect the date of disability

(3)	Termination Without Cause

(a) A prorated annual cash incentive award for the calendar year of termination, based upon actual performance, amount displayed is at target

(b) During the eighteen-month severance period (twenty-four-month severance period for the Executive Chair and the CEO)

i.   Salary continuation

ii.  Annual cash incentive award, based upon actual performance, but adjusted for 0% achievement for MBO performance

iii. Equity award vesting continues

iv. Continued medical coverage under Arrow’s health plan or equivalent cash value

(c) SERP benefit payments begin if the termination date is after the earliest retirement date

(d) Reimbursement for outplacement expenses – up to $50,000 ($75,000 for the Executive Chair and the CEO)

(e) If eligible for normal retirement, equity award vesting continues in accordance with their respective vesting schedules; stock options would remain exercisable for the remainder of their original term

(4)	As of December 31, 2022, of the NEOs, only Mr. Long, Mr. Melvin, and Ms. Zech were eligible to receive payments if they resigned for “good reason.” The numbers reflected for Messrs. Kerins, Agrawal, and Schell only apply in cases of termination without “cause.”
(5)	Change in Control Termination

(a) A lump-sum cash payment equal to two times the executive’s target total cash compensation (three times for the Executive Chair and the CEO)

(b) A prorated annual cash incentive award for the calendar year of termination, based on actual performance, amount displayed is at target

(c) Immediate vesting of all unvested equity awards

(d) Continued medical coverage under Arrow’s health plan for the earlier of (i) twenty-four months (thirty-six months for the Executive Chair and the CEO) after the termination date and (ii) attaining age 65; thus, Mr. Long would receive six months instead of thirty-six months of continued medical coverage

(e) SERP benefit payments begin at age 60 based upon Years of SERP Participation as of the termination date, but with no Early Payment Discount

(6)	Retirement

(a) If eligible for normal retirement, equity award vesting continues in accordance with their respective vesting schedules; stock options would remain exercisable for the remainder of their original term

(b) SERP benefit payments begin if the termination date is after the earliest retirement date

(7)	Messrs. Long and Kerins were eligible for normal retirement as of August 1, 2018, and April 1, 2022, respectively; Mr. Melvin was eligible for early retirement as of January 1, 2021
(8)	Long-Term Incentive Awards

(a) The categories “Performance Stock Unit Awards” and “Restricted Stock Unit Awards” include restricted award grants made to the NEOs that were subject to performance criteria that required the Company to achieve non-GAAP net income greater than zero or they would be canceled

(b) PSUs and RSUs are valued as of the closing market price of the Company’s common stock on December 30, 2022

(c) In-the-money stock options are valued based on the difference between the exercise price of the in-the-money options and the closing market price of the Company’s common stock on December 30, 2022

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PERFORMANCE STOCK UNIT, RESTRICTED STOCK UNIT, AND NON-QUALIFIED STOCK OPTION AWARD AGREEMENTS

The various share and share-based awards made to the NEOs are evidenced by written agreements, each of which contains provisions addressing alternative termination scenarios. The provisions applicable to NEOs are summarized in the following table for grants in 2022.

Share-Based Award Agreement Terms Related to Post-Employment Scenarios
Award Type	Death or Disability	Termination Without Cause or Resignation for Good Reason (1)	Involuntary Termination Without Cause Within Two Years Following a Change in Control	Retirement at Normal Retirement Age	Involuntary Termination for Cause	Voluntary Resignation

Performance Stock Units

If the performance cycle has ended, any remaining unvested awards vest immediately based on performance criteria achievement. If the performance cycle has not ended, the target number of awards vest immediately

Awards with vesting dates falling within the Severance Period (as described in the Severance Policy) will vest, contingent upon satisfaction of performance criteria, if applicable, but subject to forfeiture in the event of a non-compete violation.

			If the performance cycle has ended, any remaining unvested awards vest immediately. If the performance cycle has not ended, the target number of awards vest immediately	Vesting continues on schedule (based on performance during the performance cycle), subject to forfeiture in the event of a non-compete violation.	Unvested awards are forfeited.	Unvested awards are forfeited.

Restricted Stock Units	Unvested awards vest immediately.

Awards with vesting dates falling within the Severance Period (as described in the Severance Policy) will vest, contingent upon satisfaction of performance criteria, if applicable, but subject to forfeiture in the event of a non-compete violation.

			Unvested awards vest immediately.	Vesting continues on schedule, subject to forfeiture in the event of a non-compete violation.	Unvested awards are forfeited.	Unvested awards are forfeited.

Stock Options	All options vest immediately and remain exercisable until the original expiration date (ten years from the grant date).

Options with vesting dates falling within the Severance Period (as described in the Severance Policy) will vest, contingent upon satisfaction of performance criteria, if applicable, but subject to forfeiture in the event of a non-compete violation. All vested options remain exercisable until the earlier of the expiration of the Severance Period or the applicable stock option award.

All options vest immediately, and the entire award is exercisable until the original expiration date (ten years from the grant date).

Unvested options continue to vest on schedule. Options remain exercisable for the lesser of 7 years from the grant date or the remaining term of the option. All options are subject to forfeiture in the event of a non-compete violation.

					Vested and unvested options are forfeited.	Unvested options are forfeited. Vested options remain exercisable for 90 days following termination.

(1)	Of the current NEOs, only Mr. Long, Mr. Melvin, and Ms. Zech are eligible for the rights described if they resign for “good reason.” The rights described in this column apply to Messrs. Kerins, Agrawal, and Schell only if terminated without “cause.”

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CEO PAY RATIO

In compliance with the pay ratio disclosure requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following information about the ratio of the annual total compensation paid to the individual identified as its median paid employee and the annual total compensation of the CEO, Mr. Kerins. The 2022 annual total compensation of the individual identified as the median-paid employee, other than the Company’s CEO, was $65,432. Mr. Kerins’ 2022 annual total compensation was $7,582,392, annualized to reflect his promotion to CEO during the year. As a result, we estimate that for 2022, the ratio of these amounts was 1-to-116.

The following summarizes the methodology, material assumptions, adjustments, and estimates the Company used for calculating the CEO pay ratio:

>	Employee Measurement Date: The Company utilized the entire global population of approximately 22,300 eligible employees on December 31, 2022.
>	Exclusions: The number of US and non-US employees prior to exemption were approximately 5,100 and 17,200, respectively. Employees from the following non-US jurisdictions that collectively constitute 5% or less of the total global workforce were excluded: Mexico (999), Brazil (88), Philippines (22), Ukraine (7), and Latvia (1). The total number of employees excluded was approximately 1,100. Therefore, the total number of US and non-US employees used in the final analysis was 5,100 and 16,100, respectively.
>	Compensation Time Period: The Company measured compensation for the above employees using the 12-month period ending December 31, 2022.
>	Consistently Applied Compensation Measure: Target total cash (base + target bonus) was selected as the consistently applied compensation measure used to identify the median paid employee. Base pay for hourly employees was calculated based on a reasonable estimate of hours worked in 2022 and on salary levels for all remaining employees.
>	Determining the Median Paid Employee: Using this methodology, the Company identified its 2022 median paid employee, a full-time, hourly employee, located in the United States.
>	Determining Median Paid Employee’s Pay for CEO Ratio: The individual identified as the median paid employee had an annual compensation in the amount of $65,432 for fiscal 2022, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
>	Determining the CEO’s Pay for CEO Ratio: We note that the CEO’s total annual compensation for this calculation differs from the “2022 Summary Compensation Table” as Mr. Kerins was promoted to CEO in 2022. Pursuant to SEC rules, we have annualized his annual total compensation by including the base salary and bonus opportunity that he would have received for all of 2022 as CEO.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules and based on payroll and employment records and the methodology described above. The estimates and assumptions that we use may differ from those used by other companies, including those in our Peer Group described in the CD&A.

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PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Rules”), the following table sets forth information regarding the relationship between “compensation actually paid” as calculated per the Rules, and certain financial performance of Arrow for the years ended December 31, 2022, 2021, and 2020 for each individual who served as our Principal Executive Officer (“PEO”) and our other NEOs during each year. Refer to the “Executive Compensation” section in the CD&A for further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with Company performance, and how the Compensation Committee makes its decisions.

							Value of Initial Fixed
							$100 Investment Based
					Average	Average	On:
	Summary	Summary			Summary	Compensation		Peer
	Compensation	Compensation	Compensation	Compensation	Compensation	Actually	Arrow's	Group
	Table Total for	Table Total for	Actually Paid	Actually Paid	Table Total	Paid to	Total	Total	Net
	First	Second	to First	to Second	for Non-PEO	Non-PEO	Shareholder	Shareholder	Income	Absolute
Year[1] (a)	PEO[2] (b)	PEO[2] (c)	PEO[3] (d)	PEO[3] (e)	NEOs[2] (f)	NEOs[3] (g)	Return[4] (h)	Return[5] (i)	(in millions)[6] (j)	EPS[7] (k)
2022	$7,478,225	$11,550,022	$8,491,878	$6,037,995	$2,734,955	$819,075	123	140	$1,427	$23.13
2021	n/a	$12,880,838	n/a	$27,114,175	$3,902,722	$7,392,978	158	157	$1,108	$15.60
2020	n/a	$11,703,943	n/a	$15,248,190	$3,705,149	$4,166,011	115	106	$584	$7.92

(1) NEOs included in these columns reflect the following:

Year	PEOs	Non-PEO NEOs
2022	Sean J. Kerins (PEO 1) Michael J. Long (PEO 2)	Rajesh K. Agrawal, Kirk D. Schell, Gretchen K. Zech, Vincent P. Melvin, Richard A. Seidlitz, Christopher D. Stansbury,
2021	Michael J. Long (PEO 2)	Sean J. Kerins, Christopher D. Stansbury, Gretchen K. Zech, Vincent P. Melvin
2020	Michael J. Long (PEO 2)	Sean J. Kerins, Christopher D. Stansbury, Gretchen K. Zech, Andrew D. King

(2)	Amounts reflect the table labeled “2022 Summary Compensation Table” for our NEOs for each corresponding year.
(3)

The following table shows the adjustment to the total compensation reported in the “2022 Summary Compensation Table” for our PEOs, as well as the average for our other NEOs, to determine “compensation actually paid,” as computed in accordance with the Rules. Because “compensation actually paid,” as calculated per the Rules, requires the inclusion of equity awards as compensation prior to vesting of the awards, the amounts reported below do not reflect the actual compensation earned by or paid to our NEOs during the applicable year, with a significant portion of the “compensation actually paid” subject to forfeiture if the underlying vesting conditions are not achieved.

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	2022			2021		2020
			Non-PEO		Non-PEO		Non-PEO
	PEO 1	PEO 2	NEO Average	PEO 2	NEO Average	PEO 2	NEO Average
Total Compensation from the Summary Compensation Table	$7,478,225	$11,550,022	$2,734,955	$12,880,838	$3,902,722	$11,703,943	$3,705,149
Adjustments for Pension
Adjustment Summary Compensation Table Pension (a)	$(533,030)	$—	$—	$—	$(594,473)	$(979,530)	$(951,949)
Amount added for Current Year Service Cost (b)	$—	$(14,085)	$273,214	$(13,682)	$544,659	$(12,599)	$528,740
Amount added for Prior Year Service Cost Impacting Current Year (b)	$3,029,395	$—	$—	—	$—	$—	$—
Total Adjustments for Pension	$2,496,365	$(14,085)	$273,214	$(13,682)	$(49,814)	$(992,129)	$(423,209)
Adjustments for Equity Grants
Adjustment for grant date values in the Summary Compensation Table(c)	$(3,500,063)	$(6,000,112)	$(1,615,082)	$(6,000,028)	$(1,625,076)	$(6,000,044)	$(1,475,005)
Year-end fair value of unvested awards granted in the current year(d)	$1,465,339	$2,456,663	$435,412	3,781,983	$2,048,625	$5,527,029	$1,727,597
Year-over-year difference of year-end fair values for unvested awards granted in prior years(d)	$(773,043)	$(559,996)	$(521,948)	$11,810,161	$2,762,440	$3,814,512	$804,113
Fair values at vest date for awards granted and vested in the current year (d)	$1,734,329	$3,000,056	$—	2,999,961	$—	$1,500,031	$—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years(d)	$(409,275)	$(4,394,554)	$(154,965)	$1,654,942	$354,081	$(305,152)	$(172,636)
Forfeitures during the current year equal to the prior year-end fair value(d)	$—	$—	$(332,512)	—	$—	$—	$—
Dividends or dividend equivalents not otherwise included in total compensation	$—	$—	$—	$—	$—	$—	$—
Total Adjustments for Equity Awards	$(1,482,713)	$(5,497,943)	$(2,189,095)	$14,247,019	$3,540,070	$4,536,376	$884,069
Compensation Actually Paid	$8,491,877	$6,037,994	$819,074	$27,114,175	$7,392,978	$15,248,190	$4,166,009

(a)

The amounts reflect the change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the “2022 Summary Compensation Table” for the applicable year.

(b)

The amounts represent the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal yar and any plan modifications during the applicable year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(c)	The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the “2022 Summary Compensation Table” for the applicable year.
(d)

In accordance with the Rules, the fair values of unvested and outstanding equity awards to our NEOs were remeasured starting on December 31, 2019, and subsequently as of each vesting date and as of the end of each fiscal year while the award remains unvested, during the years displayed in the table above. Fair values as of each measurement date were determined using valuation assumptions and methodologies (including volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value on the grant date under US GAAP.

For options, a Black-Scholes model was used to estimate the fair value as of the various measurement dates. We explain assumptions made in valuing equity awards on the grant date in the “Stock-Based Compensation Plans” section of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the corresponding fiscal year.

(4)	The amounts in this column show changes over our past three fiscal years in the value of $100 (assuming reinvestment of dividends) invested in Arrow’s common shares traded on the NYSE.
(5)

The amounts in this column show changes over the past three fiscal years in the value of $100 (assuming reinvestment of dividends), invested in Arrow’s peer group, consisting of Avnet, Inc., Celestica Inc., Flex Ltd., Jabil Inc., WESCO International, Inc., CDW Corp., HP Inc., HP Enterprise Co., and TD SYNNEX Corp. In 2020, our peer group consisted of Anixter International Inc., Avnet, Inc., Celestica Inc., Flex Ltd., Jabil Inc., Tech Data Corporation, and WESCO International, Inc. (the “2020 Peer Group”). The TSR for the 2020 Peer Group for the fiscal years 2020 and 2021 was $112 and $150, respectively. During 2020 Anixter International Inc. completed a merger with WESCO International, Inc. and Tech Data Corporation was acquired by Apollo Global Management Inc. As a result, these companies were only included in the TSR for the 2020 Peer Group for the periods information was available.

(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(7)

While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, Absolute EPS is the financial performance measure that, in our assessment, represents the most important performance measure used to link “compensation actually paid” to NEOs to Company performance in 2022. Absolute EPS determines the payout

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with respect to 70% of our 2022 annual cash incentive. See Appendix to this Proxy Statement for a reconciliation of Absolute EPS to the most directly comparable GAAP measure.

Required Relationship Disclosure

In accordance with the Rules, Arrow is providing the following representation of the relationships between the information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

Compensation Actually Paid vs. Net Income

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Compensation Actually Paid vs. Absolute EPS (Company Selected Measure)

Required Tabular Measures

As required by the Rules, the following is a list of the most important performance measures used to link “compensation actually paid” to Company performance. The role of each of these performance measures in our executive compensation programs is more thoroughly discussed in the “Executive Compensation” section in the CD&A along with a description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.

Tabular List
Absolute EPS
Relative EPS Growth
ROIC
WACC

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RELATED PERSON TRANSACTIONS

The Company has a variety of policies and procedures for the identification and review of related person transactions.

Arrow’s Worldwide Code of Business Conduct and Ethics (“Code”) prohibits employees, officers, and directors from entering into transactions that present a conflict of interest absent a specific waiver. A conflict of interest arises when an employee’s private interests either conflict or appear to conflict with Arrow’s interests. The Code also requires that any such transaction, which may become known to any employee, officer, or director, be properly reported to the Company. Any conflict of interest disclosed under the Code requires a waiver from senior management. If the conflict of interest involves senior management, a waiver from the Board is required. Any such waiver, or any amendment to the Code, would be disclosed on the Company’s website.

A “related person transaction,” as defined under SEC rules, generally includes any transaction, arrangement, or relationship involving more than $120,000 in which the Company or any of its subsidiaries was, is, or will be a participant and in which a “related person” has a material direct or indirect interest. “Related persons” mean directors and executive officers, director nominees, shareholders owning more than five percent of the Company’s outstanding stock, and their immediate family members. “Immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing a household with any such director, nominee, executive officer, or five percent shareholder. As part of the process related to the financial close of each quarter, the Company distributes a disclosure checklist to the management of each operating unit and financial function globally, which seeks to ensure complete and accurate financial disclosure. One part of the checklist seeks to identify any related person transactions. Any previously undisclosed transaction is initially reviewed by: (i) the Company’s disclosure committee to determine whether the transaction should be disclosed in the Company’s SEC filings and (ii) senior management of the Company, including the Chief Legal Officer and the Chief Financial Officer, for consideration of the appropriateness of the transaction. If such transaction involves members of senior management, it is elevated to the Board for review.

The Audit Committee reviews and approves all related person transactions required to be disclosed pursuant to SEC Regulation S-K or NYSE listing standards. In the course of its review of related person transactions, the Audit Committee will consider all of the relevant facts and circumstances that are available to them, including but not limited to: (i) the benefits to the Company; (ii) in a transaction involving a director, the impact on the director’s independence; (iii) the availability of comparable products or services; (iv) the terms of the transaction; and (v) whether the transaction is proposed to be on terms more favorable to the Company than terms that could have been reached with an unrelated third party. The manager or director involved in the transaction will not participate in the review or approval of such transaction.

The Company’s Corporate Controller Department, together with the Law Department, is responsible for monitoring compliance with these policies and procedures. There were no related party transactions requiring disclosure under SEC Regulation S-K since January 1, 2022.

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AVAILABILITY OF MORE INFORMATION

Arrow’s Corporate Governance Guidelines, the Corporate Governance Committee charter, the Audit Committee charter, the Compensation Committee charter, the Worldwide Code of Business Conduct and Ethics, and the Finance Code of Ethics can be found under “Governance Documents” at the “Leadership and Governance” sub-link of the Investor Relations drop-down menu on investor.arrow.com. The contents of this website are not incorporated by reference in this Proxy Statement or any other report or document the Company files with the SEC. Hard copies are available in print to any shareholder who requests them. The Company’s transfer agent and registrar is Equiniti Trust Company, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120.

Shareholders and other interested parties who wish to communicate with the Board or any of its members (including the Executive Chair, the Lead Independent Director, or the non-management directors as a group) may do so by submitting such communication to Arrow’s Corporate Secretary, Carine L. Jean-Claude, at Arrow Electronics, Inc., 9201 East Dry Creek Road, Centennial, Colorado 80112. Arrow’s Corporate Secretary will present any such communication to the Board or applicable directors or group of directors.

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MULTIPLE SHAREHOLDERS
WITH THE SAME ADDRESS

The Company will promptly deliver upon request a separate copy of the Notice and/or this Proxy Statement and Annual Report to any shareholder at a shared address to which a single copy of these materials was delivered. To receive a separate copy of these materials, you may contact the Company’s Investor Relations Department either by mail at 9201 East Dry Creek Road, Centennial, Colorado 80112, by telephone at 303 - 824 - 4544, or by email at investor@arrow.com.

The Company has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the Company is delivering only one copy of the Notice and/or this Proxy Statement and Annual Report to multiple shareholders who share the same address and have the same last name, unless the Company received instructions to the contrary from an affected shareholder. This procedure reduces printing costs, mailing costs, and fees.

If you are a holder of the Company’s common stock as of the Record Date and would like to revoke your householding consent and receive a separate copy of the Notice and/or this Proxy Statement and the Annual Report in the future, please contact Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record sharing the same address and currently receiving multiple copies of the Notice, the Annual Report, and this Proxy Statement, who wish to receive only one copy of these materials per household in the future, may contact the Company’s Investor Relations Department at the address, telephone number, or e-mail listed above to participate in the householding program.

Several brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

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SUBMISSION OF SHAREHOLDER PROPOSALS

If a shareholder intends to present a proposal at Arrow’s annual meeting of shareholders to be held in 2024 and seeks to have the proposal included in Arrow’s proxy statement relating to that annual meeting, pursuant to Rule 14a-8 of the Exchange Act, the proposal must be received by Arrow no later than the close of business on December 7, 2023.

Arrow’s By-laws govern the submission of nominations for director and other business proposals that a shareholder wishes to have considered at Arrow’s annual meeting of shareholders to be held in 2024 which are not included in the Company’s proxy statement for that annual meeting. Under the By-laws, subject to certain exceptions, nominations for director or other business proposals to be addressed at the Company’s 2024 annual meeting may be made by a shareholder entitled to vote who has delivered a notice to Arrow’s Corporate Secretary no earlier than January 18, 2024 and not later than February 17, 2024. The notice must contain the information required by the By-laws. These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

Arrow’s By-laws provide that a shareholder, or a group of up to 20 shareholders, owning at least 3% of Arrow’s outstanding common stock continuously for at least three years, may include in our proxy statement director nominees constituting up to the greater of two directors or 20% of the number of directors on the Board, provided that the shareholder and the nominees satisfy the eligibility requirements in our By-laws. If you wish to nominate any person for election to our Board at the 2024 annual meeting of shareholders under the proxy access provision of our By-laws, your nomination notice must be submitted to Arrow’s Corporate Secretary between November 7, 2023 and December 7, 2023, unless the date of the mailing of the notice for the 2024 annual meeting is moved by more than 30 days before or after the anniversary of the mailing date of this Proxy Statement, in which case the nomination must be received by the 10th day following the day on which public announcement of the date of mailing of the notice for the 2024 annual meeting is first made.

In addition to satisfying the requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than March 18, 2024. If the date of the 2024 annual meeting of shareholders is changed by more than 30 calendar days from the first anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting of shareholders or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting of shareholders is first made.

By Order of the Board of Directors,

Carine L. Jean-Claude Corporate Secretary

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APPENDIX

NON-GAAP EXECUTIVE COMPENSATION MEASURES

The tables below present calculations of performance measures used for short-term and long-term incentive compensation purposes. For a full discussion of these measures, refer to the information in the “Annual Cash Incentives” and “Long-Term Incentive Awards” sections in the CD&A. The annual cash incentive is based on the “Absolute EPS” measure below. The Long-Term Incentive Award is also referred to as “LTIP” and is based on the “three-year EPS growth” as compared to the EPS growth of Arrow’s Peer Group and the “three-year average ROIC in excess of three-year WACC” measure below. The tables below include reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure. For a description of the items adjusting the GAAP results in the tables below, refer to the respective fiscal year's Annual Report on Form 10-K filed with the SEC. Any analysis of results presented on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented on a GAAP basis.

Absolute EPS used in the annual cash incentive calculation excludes the impact of intangible asset amortization expense resulting from acquisitions. We believe excluding this expense provides an appropriate measure of short-term performance because acquisitions generally contribute to long-term value creation. For this same reason, we include this amortization expense in the three-year EPS growth used in the LTIP calculation to hold management accountable for investments in acquisitions.

Absolute EPS used in the annual cash incentive calculation is adjusted to exclude the short-term impact of changes in foreign currencies in order to align the achieved result with the exchange rates used in setting the target. Additionally, Absolute EPS is adjusted to exclude pension settlement gains and losses, and gains and losses on investments, net. The LTIP calculation does not include these adjustments because the impacts are not readily available for the entire peer group.

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Annual Cash Incentive Measure

Absolute EPS

($ per diluted share)

	December 31, 2022	December 31, 2021	December 31, 2020
Net income per diluted share, as reported	$21.80	$15.10	$7.43
Intangible amortization expense	0.39	0.37	0.36
Restructuring, integration, and other charges	0.17	0.12	0.15
Impairments	—	0.05	0.06
Impact of wind down	—	—	(0.15)
(Gain) loss on investments	0.03	(0.13)	(0.05)
Other(1)	—	—	0.23
Non-recurring tax items(2)	—	—	(0.02)
FX impact(3)	0.74	0.10	(0.08)
Non-GAAP net income per diluted share(4)	$23.13	$15.60	$7.92

(1)	Other for 2020, includes the impact of tariffs and writedown of certain assets.
(2)	Includes income tax expense (benefit) related to legislation changes and other non-recurring tax adjustments.
(3)	Includes the impact of differences between foreign exchange rates assumed in plan targets and actual foreign exchange rates during the years presented.
(4)	The sum of the components for non-GAAP net income per diluted share may not agree to totals, as presented, due to rounding.

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Long-Term Incentive Program (LTIP) Measures

Three-year EPS Growth

($ per diluted share)

	Year Ended
	December 31, 2022	December 31, 2019
Net income per diluted share, as reported	$21.80	$(2.44)
Restructuring, integration, and other charges	0.17	0.70
Write downs of notes receivables	—	0.16
Write downs of inventories	—	0.20
Impairments(1)	—	6.70
Impact of wind down (2)	—	1.79
Non-recurring tax items(3)	—	0.02
Other(4)	—	0.02
Non-GAAP net income per diluted share(5)	$21.97	$7.15

Three-year EPS % growth	Not Meaningful
Non- GAAP three-year EPS % growth	207.00%

(1)	Impairments include pre-tax goodwill impairments of $570,175, tradename impairments of $46,000, and $7,621 in impairment charges related to various other long-lived assets.
(2)

Includes restructuring, integration, and other charges, identifiable intangible asset amortization, loss on disposition of businesses, net, and certain tax adjustments related to the Company winding down and disposing of its personal computer and mobility asset disposition business during 2019.

(3)	Includes income tax expense (benefit) related to legislation changes and other non-recurring tax adjustments.
(4)	Other includes loss on disposition.
(5)	The sum of the components for non-GAAP net income per diluted share may not agree to totals, as presented, due to rounding.

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Three-year Average ROIC in Excess of Three-year WACC

($ in thousands)

		Year Ended
	3 Year	December 31, 2022	December 31, 2021	December 31, 2020
	Average	(unaudited)	(unaudited)	(unaudited)

Numerator:
Consolidated operating income, as reported		$2,068,494	$1,556,822	$894,511
Equity in earnings (losses) of affiliated companies (1)		7,664	3,508	(531)
Less: Noncontrolling interests (1)		8,274	2,271	2,026
Consolidated operating income (loss), as adjusted		2,067,884	1,558,059	891,954
Less: Tax effect		494,690	354,044	203,511
After-tax consolidated operating income, as adjusted		1,573,194	1,204,015	688,443

Consolidated operating income, as reported		$2,068,494	$1,556,822	$894,511
Restructuring & Integration charges		13,741	10,911	13,288
AFS reserves & recoveries		—	—	(1,796)
Impairments		—	4,482	7,223
Impact of wind down(2)		—	—	(14,728)
Pension expense(3)		(3,503)	(5,180)	(2,859)
Gain (loss) on investments, net(3)		(2,857)	12,951	5,348
Equity in earnings (losses) of affiliated companies(3)		7,664	3,508	(531)
Less: Noncontrolling interests (1)		8,274	2,271	2,026
Non-GAAP consolidated operating income (loss), as adjusted		2,075,265	1,581,223	898,430
Less: Tax Effect		492,500	359,100	205,650
After-tax non-GAAP consolidated operating income (loss), as adjusted		1,582,765	1,222,123	692,780

Denominator:
Average short-term borrowings, including current portion of long-term debt(4)		504,094	322,696	255,538
Average long-term debt(4)		2,852,348	2,034,077	2,231,394
Average total equity(4)		5,416,410	5,233,267	4,850,535
Average cash and cash equivalents(4)		240,296	256,702	261,513
Invested capital		$8,532,556	$7,333,338	$7,075,954

Return on invested capital (“ROIC”)	14.86%	18.44%	16.42%	9.73%
Less: Weighted average cost of capital (“WACC”)	7.79%	8.12%	7.70%	7.55%
ROIC in excess of WACC	7.07%	10.32%	8.72%	2.18%

Non-GAAP ROIC	15.00%	18.55%	16.67%	9.79%
Less: WACC	7.79%	8.12%	7.70%	7.55%
Non-GAAP ROIC in excess of WACC	7.21%	10.43%	8.97%	2.24%

(1)	Operating income is adjusted for noncontrolling interests and equity losses of affiliated companies to include the prorata ownership of non-wholly owned subsidiaries.
(2)

During 2019, the Company announced the closure of its personal computer and mobility asset disposition business (referred to as “wind down”). As such, the impact of wind down is excluded from operating results for 2020.

(3)

Non-GAAP operating income is adjusted to include pension expense and gain (loss) on investments and is adjusted for noncontrolling interests and equity in losses of affiliated companies to include the pro-rata ownership of non-wholly owned subsidiaries.

(4)	The year ended average is based on the addition of the account balance at the end of the five most recently ended quarters and dividing by five.

98

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V00185-P87399 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ARROW ELECTRONICS, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ARROW ELECTRONICS, INC. 9201 EAST DRY CREEK ROAD CENTENNIAL, COLORADO 80112 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR ALL the following: If acting as attorney, executor, trustee or in other representative capacity, please sign name and title. 2. To ratify the appointment of Ernst & Young LLP as Arrow's independent registered public accounting firm for the fiscal year ending December 31, 2023. 4. To recommend, by non-binding vote, the frequency of votes to approve named executive officer compensation. 3. To approve, by non-binding vote, named executive officer compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote FOR the following proposals: The Board of Directors recommends you vote for 1 Year on the following proposal: 06) Sean J. Kerins 07) Carol P. Lowe 08) Mary T. McDowell 09) Stephen C. Patrick 10) Gerry P. Smith 01) William F. Austen 02) Fabian T. Garcia 03) Steven H. Gunby 04) Gail E. Hamilton 05) Andrew C. Kerin ! ! ! ! 1 Year 2 Years 3 Years Abstain VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on May 16, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON You can cast your vote in person at the annual meeting. At the meeting, you will need to request a ballot to vote these shares. SCAN TO VIEW MATERIALS & VOTEw

V00186-P87399 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The proxy statement and annual report are available at www.proxyvote.com. Internet or telephone voting is available through 11:59 p.m. Eastern Time on Tuesday, May 16, 2023. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote by Internet or telephone, you do NOT need to mail your proxy card. You can also view Arrow's Annual Report and Proxy Statement on the Internet at: investor.arrow.com/financials/financial-results and at www.proxyvote.com. ARROW ELECTRONICS, INC. PROXY for Annual Meeting of Shareholders, May 17, 2023 This proxy is solicited by the Board of Directors. The undersigned hereby appoints Carine L. Jean-Claude and Raj Agrawal, and any one or both of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ARROW ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Wednesday, May 17, 2023, at 8:00 a.m. Mountain Time, at Hilton Denver Inverness, 200 Inverness Drive West, Englewood, Colorado 80112, or any adjournments thereof, as set forth on the reverse hereof. This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, it will be voted “FOR” the election of each of the director nominees named in Proposal 1, “FOR” each of Proposals 2 and 3, and for a frequency of “1 Year” for Proposal 4, and otherwise in accordance with management's discretion. Please Return this Proxy Promptly in the Enclosed Envelope